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                                                                    EXHIBIT 10.1

================================================================================



                                CREDIT AGREEMENT


                                  by and among


                       SENSORMATIC ELECTRONICS CORPORATION
                                       AND
                           THE BORROWING SUBSIDIARIES,
                                  as Borrowers,


                             BANK OF AMERICA, N.A.,
                     as Administrative Agent and as Lender,

                       SUNTRUST BANK, SOUTH FLORIDA, N.A.,
                              as Syndication Agent

                                       and

                                 BANK ONE, N.A.,
                             as Documentation Agent

                                       and

                   THE LENDERS PARTY HERETO FROM TIME TO TIME


                                December 9, 1999


================================================================================


                         BANC OF AMERICA SECURITIES LLC,
                   as Sole Lead Arranger and Sole Book Manager


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                                TABLE OF CONTENTS

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                                                                                                                Page
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
                                                      ARTICLE I

                                                Definitions and Terms

         1.1      Definitions.....................................................................................2
         1.2      Rules of Interpretation........................................................................27
         1.3      Accounting Principles..........................................................................28

                                                     ARTICLE II

                                                The Credit Facilities

         2.1      Revolving Loans................................................................................29
         2.2      Competitive Bid Loans..........................................................................35
         2.3      Use of Proceeds................................................................................40
         2.4      Notes..........................................................................................40
         2.5      Swing Line.....................................................................................41
         2.6      Termination of Total Commitment; Change in Control.............................................42
         2.7      Designation of Borrowing Subsidiaries..........................................................43

                                                     ARTICLE III

                                                  Letters of Credit

         3.1      Letters of Credit..............................................................................44
         3.2      Reimbursement and Participations...............................................................45

                                                     ARTICLE IV

                                  Eurodollar Funding, Fees, and Payment Conventions

         4.1      Interest Rate Options..........................................................................49
         4.2      Conversions and Elections of Subsequent Interest Periods.......................................49
         4.3      Payment of Interest............................................................................50
         4.4      Prepayments of Eurodollar Rate Loans and Competitive Bid Loans.................................50
         4.5      Manner of Payment..............................................................................51
         4.6      Fees...........................................................................................51
         4.7      Pro Rata Payments..............................................................................52
         4.8      Computation of Rates and Fees..................................................................52
         4.9      Deficiency Advances; Failure to Purchase Participations........................................52
         4.10     Intraday Funding...............................................................................53
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                                       i

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
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
                                                      ARTICLE V

                                              Change in Circumstances

         5.1      Increased Cost and Reduced Return..............................................................55
         5.2      Limitation on Types of Loans...................................................................56
         5.3      Illegality.....................................................................................57
         5.4      Treatment of Affected Loans....................................................................57
         5.5      Compensation...................................................................................58
         5.6      Taxes..........................................................................................58
         5.7      Replacement Lenders............................................................................60

                                                     ARTICLE VI

                              Conditions to Making Loans and Issuing Letters of Credit

         6.1      Conditions of Initial Advance and Issuing Letters of Credit....................................62
         6.2      Conditions of Revolving Loans and Letter of Credit.............................................64

                                                     ARTICLE VII

                                           Representations and Warranties

         7.1      Organization and Authority.....................................................................66
         7.2      Loan Documents.................................................................................66
         7.3      Solvency.......................................................................................67
         7.4      Subsidiaries and Stockholders..................................................................67
         7.5      Ownership Interests............................................................................67
         7.6      Financial Condition............................................................................67
         7.7      Title to Properties............................................................................68
         7.8      Taxes..........................................................................................68
         7.9      Other Agreements...............................................................................68
         7.10     Litigation.....................................................................................68
         7.11     Margin Stock...................................................................................69
         7.12     Investment Company.............................................................................69
         7.13     Patents, Etc...................................................................................69
         7.14     No Untrue Statement............................................................................69
         7.15     No Consents, Etc...............................................................................70
         7.16     Employee Benefit Plans.........................................................................70
         7.17     No Default.....................................................................................71
         7.18     Environmental Laws.............................................................................71
         7.19     Employment Matters.............................................................................72




                                       ii

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
         7.20     RICO...........................................................................................72
         7.21     Year 2000 Compliance...........................................................................72

                                                    ARTICLE VIII

                                               Affirmative Covenants

         8.1      Financial Reports, Etc.........................................................................73
         8.2      Maintain Properties............................................................................74
         8.3      Existence, Qualification, Etc..................................................................74
         8.4      Regulations and Taxes..........................................................................74
         8.5      Insurance......................................................................................75
         8.6      True Books.....................................................................................75
         8.7      Year 2000 Compliance...........................................................................75
         8.8      Right of Inspection............................................................................75
         8.9      Observe all Laws...............................................................................75
         8.10     Governmental Licenses..........................................................................76
         8.11     Covenants Extending to Other Persons...........................................................76
         8.12     Officer's Knowledge of Default.................................................................76
         8.13     Suits or Other Proceedings.....................................................................76
         8.14     Notice of Environmental Complaint or Condition.................................................76
         8.15     Environmental Compliance.......................................................................76
         8.16     Indemnification................................................................................77
         8.17     Further Assurances.............................................................................77
         8.18     Employee Benefit Plans.........................................................................77
         8.19     Continued Operations...........................................................................78

                                                     ARTICLE IX

                                                 Negative Covenants

         9.1      Financial Covenants............................................................................79
         9.2      Acquisitions...................................................................................79
         9.3      Liens..........................................................................................80
         9.4      Restricted Payments............................................................................81
         9.5      Merger or Consolidation........................................................................81
         9.6      Sale of Assets.................................................................................82
         9.7      Transactions with Affiliates...................................................................82
         9.8      Sale and Leaseback.............................................................................82
         9.9      Subordinated Debt and Senior Notes.............................................................83
         9.10     Indebtedness...................................................................................83
         9.11     Compliance with ERISA, the Code and Foreign Benefit Laws.......................................84
         9.12     Fiscal Year....................................................................................85

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
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
         9.13.    Dissolution, etc.............................................................................. 85
         9.14.    Rate Hedging Obligations.......................................................................85
         9.15.    Negative Pledge Clauses........................................................................85
         9.16.    Restrictions on Investments....................................................................85

                                                      ARTICLE X

                                         Events of Default and Acceleration

         10.1     Events of Default..............................................................................87
         10.2     Administrative Agent to Act....................................................................90
         10.3     Cumulative Rights..............................................................................90
         10.4     No Waiver......................................................................................90
         10.5     Allocation of Proceeds.........................................................................90

                                                     ARTICLE XI

                                              The Administrative Agent

         11.1     Appointment, Powers, and Immunities............................................................92
         11.2     Reliance by Administrative Agent...............................................................92
         11.3     Defaults.......................................................................................93
         11.4     Rights as Lender...............................................................................93
         11.5     Indemnification................................................................................93
         11.6     Non-Reliance on Administrative Agent and Other Lenders.........................................94
         11.7     Resignation of Administrative Agent............................................................94
         11.8     Other Agents...................................................................................94

                                                     ARTICLE XII

                                                   Miscellaneous

         12.1     Assignments and Participations.................................................................95
         12.2     Notices........................................................................................97
         12.3     Right of Set-off; Adjustments..................................................................98
         12.4     Survival.......................................................................................98
         12.5     Expenses.......................................................................................98
         12.6     Amendments and Waivers.........................................................................99
         12.7     Counterparts; Facsimile Signatures.............................................................99
         12.8     Termination...................................................................................100
         12.9     Indemnification; Limitation of Liability......................................................100
         12.10    Severability..................................................................................101
         12.11    Entire Agreement..............................................................................101
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
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

         12.12    Agreement Controls...............................................................................101
         12.13    Usury Savings Clause.............................................................................101
         12.14    Confidentiality..................................................................................102
         12.15    GOVERNING LAW; WAIVER OF JURY TRIAL..............................................................103

         EXHIBIT A        Applicable Commitment Percentages........................................................A-1
         EXHIBIT B        Form of Assignment and Acceptance........................................................B-1
         EXHIBIT C        Notice of Appointment (or Revocation) of Authorized Representative.......................C-1
         EXHIBIT D-1      Form of Borrowing Notice...............................................................D-1-1
         EXHIBIT D-2      Form of Borrowing Notice--Swing Line Loans.............................................D-2-1
         EXHIBIT E        Form of Interest Rate Selection Notice...................................................E-1
         EXHIBIT F-1      Form of Competitive Bid Note...........................................................F-1-1
         EXHIBIT F-2      Form of Revolving Note.................................................................F-2-1
         EXHIBIT F-3      Form of Swing Line Note................................................................F-3-1
         EXHIBIT G        Form of Competitive Bid Quote Request....................................................G-1
         EXHIBIT H        Form of Competitive Bid Quote............................................................H-1
         EXHIBIT I        Subordination Provisions.................................................................I-1
         EXHIBIT J        Form of Opinion of Borrower's Counsel....................................................J-1
         EXHIBIT K        Compliance Certificate...................................................................K-1
         EXHIBIT L        Form of Assumption Letter................................................................L-1
         EXHIBIT M        Form of Amendment Agreement..............................................................M-1

         Schedule 1.1(a)  Existing Letters of Credit...............................................................S-1
         Schedule 1.1(b)  Pricing Grid.............................................................................S-2
         Schedule 7.4     Subsidiaries and Investments in Other Persons............................................S-3
         Schedule 7.6     Indebtedness.............................................................................S-4
         Schedule 7.7     Liens....................................................................................S-5
         Schedule 7.8     Tax Matters..............................................................................S-6


                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of December 9, 1999 (the "Agreement"), is made by and among SENSORMATIC ELECTRONICS CORPORATION, a Delaware corporation having its principal place of business at 951 Yamato Road, Boca Raton, Florida (the "Parent"), the BORROWING SUBSIDIARIES parties hereto pursuant to SECTION
2.7 herein (the Parent and each Borrowing Subsidiary is individually referred to as a "Borrower" and collectively as the "Borrowers"), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("Bank of America"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to SECTION 12.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as administrative agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of SECTION 11.7, the "Administrative Agent");

                              W I T N E S S E T H:

         WHEREAS, the Borrowers have requested that the Lenders make available to the Borrowers a revolving credit facility of up to $125,000,000, the proceeds of which are to be used for working capital, capital expenditures and general corporate purposes, including acquisitions and to repay certain existing indebtedness and which shall include (i) a letter of credit facility of up to $50,000,000 for the issuance of standby letters of credit, (ii) a swing line facility of up to $10,000,000 and (iii) a $25,000,000 multi-currency facility; and

         WHEREAS, the Lenders party hereto are willing to make available to the Borrowers a revolving credit facility of up to $115,000,000 which includes a letter of credit facility of up to $50,000,000, a swing line facility of up to $10,000,000 and a $25,000,000 multi-currency facility upon the terms and conditions set forth herein and each Lender hereby agrees that the revolving credit facility may be increased to $125,000,000 at any time so long as no Default or Event of Default exists without further action or approval of the Lenders;

         NOW, THEREFORE, the Borrowers, the Lenders and the Administrative Agent hereby agree as follows:

                                    ARTICLE I

                             DEFINITIONS AND TERMS

1.1 Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

         "Absolute Rate" has the meaning assigned to such term in SECTION 2.2(c)(ii)(C) hereof.

         "Absolute Rate Loan" means any Loan for which the rate of interest is determined by reference to the Absolute Rate.

                  "Acquisition" means the acquisition of (i) a majority equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a majority interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or any material part of the assets of such Person or of a Line or Lines of Business conducted by such Person.

                  "Advance" means any of a borrowing under (i) the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan, (ii) the Swing Line consisting of a Base Rate Loan or (iii) the Competitive Bid Facility consisting of Competitive Bid Loans.

                  "Advance Day Exchange Rate" means, with respect to a specified Advance or Loan of an Alternative Currency, the Spot Rate of Exchange as of the date two Business Days preceding the date such Advance is originally made, PROVIDED that, if such Advance or Loan is continued for a subsequent Interest Period pursuant to SECTIONS 2.1(b) and 4.2 the Advance Day Exchange Rate with respect to such Loan shall be the Spot Rate of Exchange two Business Days preceding the effective date of the latest Continuation or Conversion of such Advance or Loan; and the Dollar Value of such Advance or Loan shall be adjusted as set forth in
         SECTION 2.1(c); PROVIDED, further, that in the case of a drawing under a Letter of Credit issued in an Alternative Currency, the Spot Rate of Exchange shall be as of the date of such drawing.

                  "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Parent; or (ii) which beneficially owns or holds 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of the Parent; or 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Parent; PROVIDED, that no Person shall be deemed to be an Affiliate of any Person solely by virtue of being an officer, director or employee of such Person.

                  "Alternative Currency" means, with respect to Loans under the Revolving Facility, British Pounds and the euro and, with the prior written consent of all Lenders and the Administrative Agent, any other lawful currency other than Dollars which is freely transferable and convertible into Dollars in the United States currency market; PROVIDED, however, that an Alternative Currency shall only be available to the Borrowers if each Lender shall have access to such Alternative Currency on terms reasonably acceptable to such Lender.

                  "Alternative Currency Equivalent Amount" means, with respect to a specified Alternative Currency and a specified Dollar amount, the amount of such Alternative Currency into which such Dollar amount would be converted, based on the applicable Advance Day Exchange Rate.

                  "Alternative Currency Loan" means a Loan made in an Alternative Currency.

                  "Applicable Commitment Percentage" means, for each Lender at any time, a fraction, with respect to the Revolving Credit Facility and the Letter of Credit Facility the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in EXHIBIT A; PROVIDED that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect (i) the addition of one or more Lenders pursuant to SECTION 2.1(f) hereof, (ii) any assignments to or by such Lender effected in accordance with SECTION
         12.1 and (iii) any mandatory payment effected in accordance with
         SECTION 2.6.

                  "Applicable Facility Fee" means that number of basis points per annum set forth on the Pricing Grid under the heading "Applicable Facility Fee" which shall be based upon the Borrower's Rating as set forth on the Pricing Grid.

                  "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable Margin" means that number of basis points per annum set forth on the Pricing Grid under the heading "Applicable Eurodollar Margin" for Eurodollar Rate Loans and "Applicable Base Rate Margin" for Base Rate Loans which shall be based on the Borrower's Rating as set forth on the Pricing Grid plus the Utilization Amount, if any.

                  "Applicable Rate" means the Eurodollar Rate applicable to any Alternative Currency Loan.

                  "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by one or more of the Borrowers from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

                  "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of EXHIBIT B (with blanks appropriately filled in) delivered to the Administrative Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to
         SECTION 12.1.

                  "Associated Costs" means, with respect to Alternative Currency Loans in British Pounds, a rate per annum equal to the arithmetic mean of the percentage rates applicable to the Applicable Lending Office of the relevant Lender according to the following formula:

                           Associated Costs          BY + L(Y-X) + S X 0.01
                           per annum           =     ----------------------
                                                           100 - (B+L)

         where:

         B        =        The percentage of such Lender's eligible liabilities
                           required, on the first day of the Relevant Period, to be held in a non-interest-bearing deposit account with the Bank of England pursuant to the cash ratio requirements of the Bank of England.

         Y        =        The interest rate at which British Pound deposits in
                           an amount comparable to the aggregate principal amount of the relevant Loan are offered by such Lender to leading banks in the London interbank market at or about 11:00 a.m. (London time) on the first day of the Relevant Period for a period comparable to the Relevant Period.

         L        =        The percentage of eligible liabilities which the Bank
                           of England, as at the first day of the Relevant
                           Period, requires such Lender to maintain as interest bearing special deposits with the Bank of England.

         X        =        The rate per annum payable by the Bank of England to
                           the Lender on interest bearing special deposits.

         S        =        The rate payable by the Lender to the Financial
                           Services Authority pursuant to the Fees Regulations
                           (but, for this purpose, the figure at paragraph
                           [2.02b]/[2.03b] of the Fees Regulations shall be deemed to be zero) and expressed in British Pounds per (pound)1,000,000 of the Fee Base of the Lender.

                  (a)      For the purposes of this definition:

                           (i) "eligible liabilities" and "special deposits"
                  shall have the meanings ascribed to them from time to time by the Bank of England;

                           (ii) "Relevant Period" means, if the Interest Period
                  with respect to the relevant Loan is three months or less, the duration of such Interest Period or, if such Interest Period is longer than three months, each period of three months and any necessary shorter period in such Interest Period;

                           (iii) "Fee Regulations" means the Banking Supervision
                  (Fees) Regulations 1998 or such other regulations as may be in force from time to time in respect of the payment of fees for banking supervision; and

                           (iv) "Fee Base" shall bear the meaning ascribed to
                  it, and shall be calculated in accordance with, the Fees Regulations.

                  (b) In the application of the above formula, B, Y, L, X, S and Z will be included in the formula as decimal fractions and not as percentages, e.g. if B = 0.5% and Y = 15%, BY will be calculated as 0.5 x 15 and not as 0.5% x 15%.

                  (c) Associated Costs shall be computed by the applicable Lender on the first day of each Relevant Period, and shall, if necessary, be rounded upward to the nearest 1/10,000 of 1%. If there is more than one Relevant Period comprised in the relevant Interest Period, then the Associated Costs for that Interest Period shall be the weighted average of the amounts so computed for the Relevant Periods comprised in that Interest Period.

                  (d) Calculations will be made on the basis of a year of 365 days.

                  "Assumption Agreement" has the meaning set forth in SECTION
         2.7.

                  "Authorized Representative" means any of the President or any Vice President of the Parent or, with respect to financial matters, the chief financial officer of the Parent, or any other Person expressly designated by the Board of Directors of the Parent (or the appropriate committee thereof) or the Vice President and Treasurer of the Parent as an Authorized Representative of the Borrowers, as set forth from time to time in a certificate in the form of EXHIBIT C.

                  "Bank of America" means Bank of America, N.A.

                  "BAS" means Banc of America Securities LLC and its successors.

                  "Base Rate" means, for any day, the rate per annum equal to the sum of (a) the higher of (i) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (ii) the Prime Rate for such day plus (b) the Applicable Margin. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

                  "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base Rate.

                  "Base Rate Refunding Loan" means a Base Rate Loan or Swing Line Loan made either to (i) satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit or (ii) pay Bank of America in respect of Swing Line Outstandings.

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

                  "Borrowers' Account" means a demand deposit account designated by the Borrower or any successor account with the Administrative Agent, which may be maintained at one or more offices of the Administrative Agent or an agent of the Administrative Agent.

                  "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility or a Swing Line, in the forms of EXHIBITS D-1 AND D-2, respectively.

                  "Borrowing Subsidiary" means any Subsidiary of the Parent which has been designated as a Borrower pursuant to SECTION 2.7.

                  "British Pound" or "(pound)" means the lawful currency of England and Wales.

                  "Business Day" means, (i) except as expressly provided in clause (ii), any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed,
         (ii) with respect to the selection, funding, interest rate, payment, and Interest Period of any Eurodollar Rate Loan or any Competitive Bid Loan at the Eurodollar Competitive Rate, any day which is a Business Day, as described in clause (i) above, and that is also a day for trading by and between banks in Dollar deposits in the applicable interbank Eurodollar market or in deposits in the Applicable Alternative Currency in the United States interbank market, as applicable and (iii) with respect to the selection, funding, interest rate, payment and Interest Period for any Alternative Currency Loan denominated in euros, any day which is a Business Day as described in clause (ii) above, and on which TARGET (Trans-European Automated Realtime Gross settlement Express Transfer system) or any successor thereto is scheduled to be open for business, and (iv) with respect to the selection, funding, interest rate, payment and Interest Period for any Alternative Currency Loan not denominated in euros, any day which is a Business Day as described in clause (ii) above, and on which the relevant Funding Bank is open for the transaction of business contemplated by this Agreement and on which dealings in the relevant Alternative Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Alternative Currency will be made or received hereunder.

                  "Capital Expenditures" means, with respect to the Parent and its Subsidiaries, for any period the SUM of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Parent or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Parent and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Administrative Agent together with any compliance certificate delivered pursuant to SECTION 8.1(a) or (b), and (ii) with respect to any Capital Lease entered into by the Parent or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in SECTION 8.1(a)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

                  "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

                  "Change of Control" means, at any time:

                           (i) any "person" or "group" (each as used in Sections
                  13(d)(3) and 14(d)(2) of the Exchange Act) either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of Voting Securities of the Parent (or securities convertible into or exchangeable for such Voting Securities) representing 30% or more of the combined voting power of all Voting Securities of the Parent (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Borrower;

                           (ii) during any period of up to 12 consecutive
                  months, commencing on the Closing Date, individuals who at the beginning of such 12-month period were directors of the Parent shall cease for any reason (other than the death, disability or retirement of an officer of the Parent that is serving as a director at such time so long as another officer of the Parent replaces such Person as a director) to constitute a majority of the board of directors of the Borrower; or

                           (iii) the Parent shall cease to own all of the issued
                  and outstanding Voting Securities of a Borrowing Subsidiary (except for nominal local ownership, if any, required by applicable law) unless the Borrowing Subsidiary shall cease to be a Borrower hereunder and shall have complied with SECTION
                  2.7 hereof.

                  "Closing Date" means the date as of which this Agreement is executed by the Borrowers, the Lenders and the Administrative Agent and on which the conditions set forth in SECTION 6.1 have been satisfied.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                  "Competitive Bid Borrowing" has the meaning assigned to such term in SECTION 2.2 hereof.

                  "Competitive Bid Facility" means the facility described in
         SECTION 2.2 hereof providing for Competitive Bid Loans to the Parent.

                  "Competitive Bid Loan Commitment" means the amount which a Lender has offered to loan to the Parent pursuant to a Competitive Bid Quote by such Lender, the sum of all Competitive Bid Loans not to exceed in the aggregate one hundred percent (100%) of the Total Revolving Credit Commitment.

                  "Competitive Bid Loans" means the Loans bearing interest at an Absolute Rate or a Eurodollar Competitive Rate provided for in SECTION
         2.2 hereof.

                  "Competitive Bid Notes" means, collectively, the promissory notes of the Parent with respect to Competitive Bid Loans provided for by SECTION 2.2 hereof and executed and delivered to the Lenders as provided in SECTION 2.4 substantially in the form attached hereto as EXHIBIT F-1 and incorporated herein by reference, with appropriate insertions as to dates and names of Lenders, and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be amended, modified or supplemented and in effect from time to time.

                  "Competitive Bid Quote" means an offer in accordance with
         SECTION 2.2 hereof by a Lender to make a Competitive Bid Loan with one single specified interest rate.

                  "Competitive Bid Quote Request" has the meaning assigned to such term in SECTION 2.2 hereof.

                  "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Parent referred to as of the Closing Date in SECTION 7.6(a).

                  "Consolidated EBIT" means, with respect to the Parent and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the SUM of, without duplication, (i) Consolidated Net Income net of interest income, (ii) Consolidated Interest

         Expense, and (iii) taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Indebtedness" means all Indebtedness of the Parent and its Subsidiaries, all determined on a consolidated basis.

                  "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Parent and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Rate Hedging Obligations) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense, and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Interest Coverage Ratio" means the ratio of Consolidated EBIT to Consolidated Interest Expense net of interest income, if any, for the Four-Quarter Period ending on the date of computation thereof.

                  "Consolidated Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Indebtedness (determined as at such date) to (ii) Consolidated Total Capitalization.

                  "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Parent and its Subsidiaries (including payments received by the Parent and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of the Parent and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than (x) compliance with SECTION 9.1(a) hereof) as income: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Parent or its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis; provided, however, that for purposes of determining compliance with the provisions of
         SECTION 9.1(a) hereof, there shall be disregarded any increase in Consolidated Net Income upon giving effect to any Acquisition which results from the treatment of such Acquisition as a "pooling of interests."

                  "Consolidated Net Worth" means, as of any date on which the amount thereof is to be determined, Consolidated Shareholders' Equity.

                  "Consolidated Senior Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Indebtedness less Subordinated Indebtedness (determined as of such date) to (ii) Consolidated Total Capitalization.

                  "Consolidated Shareholders' Equity" means, as of any date on which the amount thereof is to be determined, the sum of the following in respect of the Parent and its Subsidiaries (determined on a consolidated basis and excluding any upward adjustment after the Closing Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), minus (iv) the amount of any treasury stock, all as determined in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Total Assets" means, as of any date on which the amount thereof is to be determined, the net book value of all assets of the Parent and its Subsidiaries as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Total Capitalization" means, as of any date on which the amount thereof is to be determined, the sum of Consolidated Indebtedness as of such date of determination plus Consolidated Shareholders' Equity as of the last day of the most recently ended fiscal quarter.

                  "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, other than commercial letters of credit and surety bonds, (each a "PRIMARY OBLIGATION") of another Person (the "PRIMARY OBLIGOR"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire any such primary obligation or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor in respect of any such primary obligation or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of such primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor thereof to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof including the amount of any recourse arising under an asset securitization or a receivables financing other than a recourse obligation arising by a breach of representations or warranties contained therein. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof. For the purposes of clarity, the obligations of the Parent and Sensor SPC Inc. ("SPC") under the Purchase and Sale Agreement, dated as of April 16, 1999 (as supplemented, amended or modified from time to time), by and among First Sierra Financial, Inc. ("First Sierra"), the Parent and SPC (and any obligations under similar arrangements of the Parent and/or any of its Subsidiaries, whether or not with First Sierra) shall not be deemed to be Contingent Obligations in that the only recourse obligation thereunder arises as a result of a breach of representations and warranties contained therein.

                  "Continue," "Continuation," and "Continued" shall refer to the continuation pursuant to SECTION 4.2 hereof of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period.

                  "Convert," "Conversion," and "Converted" shall refer to a conversion pursuant to SECTION 4.2 of one Type of Loan denominated in Dollars into another Type of Loan.

                  "Cost of Acquisition" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the SUM of the following (without duplication): (i) the amount of any cash and fair market value of other property (excluding the unpaid principal amount of any debt instrument) given as consideration, (ii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Parent or any Subsidiary in connection with such Acquisition,
         (iii) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded at the time of such Acquisition on the financial statements of the Parent and its Subsidiaries in accordance with GAAP, and (iv) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of the Parent and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition.

                  "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

                  "Default Rate" means (i) with respect to each Eurodollar Rate Loan and Competitive Bid Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate, Absolute Rate or Eurodollar Competitive Rate, as the case may be, applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, Swing Line Loans, Reimbursement Obligations, fees, and other amounts payable in respect of Obligations or (except as otherwise expressly provided therein) the obligations of any other Person under any of the other Loan Documents, a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

                  "Dollar Equivalent Amount" means, with respect to a specified Alternative Currency amount, the amount of Dollars into which an Alternative Currency amount would be converted, based on the applicable Advance Day Exchange Rate.

                  "Dollar Value" of an Advance or Loan or Letter of Credit in an Alternative Currency means the Dollar Equivalent Amount of the principal amount of such Advance or Loan or stated amount of such Letter of Credit, as the case may be, as recorded in the Administrative Agent's records pursuant to SECTION 2.1(b) and SECTION 3.1(b).

                  "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

                  "Domestic Subsidiary" means any Subsidiary of the Parent organized under the laws of the United States of America, any state or territory thereof or the District of Columbia.

                  "Eligible Assignee" means (i) a Lender, (ii) an affiliate of a Lender, and (iii) any other Person approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 12.1, the Parent, such approval not to be unreasonably withheld (provided that the incurrence by the Parent of additional costs pursuant to ARTICLE V as a result of such assignment shall constitute a reasonable basis for withholding such consent) or delayed by the Parent and such approval to be deemed given by the Parent (in the absence of notice to the contrary, effective upon receipt) within six Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Parent; PROVIDED, HOWEVER, that neither the Parent nor an affiliate of the Parent shall qualify as an Eligible Assignee.

                  "Employee Benefit Plan" means (i) any employee benefit plan, including any Pension Plan, within the meaning of Section 3(3) of ERISA which (A) is maintained for employees of the Parent or any of its ERISA Affiliates, or any Subsidiary or is assumed by the Parent or any of its ERISA Affiliates, or any Subsidiary in connection with any Acquisition or (B) has at any time been maintained for the employees of the Parent, any current or former ERISA Affiliate, or any Subsidiary and (ii) any plan, arrangement, understanding or scheme maintained by the Parent or any Subsidiary that provides retirement, deferred compensation, employee or retiree medical or life insurance, severance benefits or any other benefit covering any employee or former employee and which is administered under any Foreign Benefit Law or regulated by any Governmental Authority other than the United States of America.

                  "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

                  "EMU" means the European economic and monetary union.

                  "EMU Legislation" means (a) a Treaty on European Union (the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 1, 1992 and came into force on November 1, 1993)) and (b) legislative measures of the European Council (including without limitation European Council regulations) for the introduction of, changeover to or operation of the euro, in each case as amended or supplemented from time to time.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

                  "ERISA Affiliate," as applied to the Parent, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Parent, is treated as a single employer within the meaning of Section 414(b) and (c) of the Code.

                  "euro" each means the single official non-legacy currency denominated as the euro and constituting legal tender for the payment of public and private debts in the Participating Member States.

                  "Eurodollar Competitive Rate" has the meaning assigned to such term in SECTION 2.2(c)(ii)(D).

                  "Eurodollar Rate Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

                  Eurodollar =   INTERBANK OFFERED RATE     +    Applicable
                  Rate         ----------------------------        Margin
                                 1 - Reserve Requirement

                  "Event of Default" means any of the occurrences set forth as such in SECTION 10.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

                  Existing Letters of Credit" means those Letters of Credit described on SCHEDULE 1.1(a).

                  "Executive Officer" means any of the following officers of the Parent, to wit: the Chief Executive Officer, the President, any Senior Vice President designated in the Parent's

         Form 10-K as an Executive Officer, the Corporate Counsel-Secretary, and Vice President and Treasurer.

                  "Facility Termination Date" means such date as all of the following shall have occurred: (a) the Borrowers shall have permanently terminated the Revolving Credit Facility, Competitive Bid Facility and the Swing Line by payment in full in cash of all outstanding Competitive Bid Loans, Revolving Credit Outstandings, Letter of Credit Outstandings and Swing Line Outstandings, together with all accrued and unpaid interest thereon, except for the undrawn portion of Letters of Credit as have been fully cash collateralized in a manner consistent with the terms of SECTION 10.1(b), (b) Revolving Credit Commitments, Competitive Bid Loan Commitments and Letter of Credit Commitments shall have terminated or expired and (c) the Borrowers shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other contingent Obligations of any of the Borrowers that may be owing to the Lenders pursuant to the Loan Documents and expressly survive termination of this Agreement);

                  "FASB 133 Adjustments" means entries on or adjustments to any balance sheet or statement of income in respect of derivatives or hedging instruments as required or permitted by Statement of Financial Accounting Standards No. 133.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
         (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

                  "Fiscal Year" means the twelve month fiscal period of the Parent and its Subsidiaries commencing on July 1 of each calendar year and ending on June 30 of the next calendar year.

                  "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

                  "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Parent and its Subsidiaries, taken together as one accounting period.

                  "Funding Bank" means any banking institution approved by the Administrative Agent located within a country which country's currency constitutes an Alternative Currency; provided that in the case of the euro, the Funding Bank may be located in any Participating Member State.

                  "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

                  "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

                  "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

                  "Indebtedness" means as to any Person, without duplication,
         (a) all Indebtedness for Money Borrowed of such Person, (b) all indebtedness secured by any Lien on any property or asset owned or held by such Person (other than commercial letters of credit) regardless or whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person and (c) all Contingent Obligations of such Person.

                  "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, including without limitation, all obligations under Capital Leases, the deferred purchase price of any property or services, the aggregate face amount of all bankers acceptances, letters of credit (other than commercial letters of credit), the amount of off-balance sheet leases of real estate and large items of equipment which are treated as Indebtedness for income tax purposes but are treated as operating leases under GAAP, and (without duplication) all payment and reimbursement obligations in respect thereof whether or not matured, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including reimbursement agreements and conditional sales or similar title retention agreements), other than trade payables and accrued expenses incurred in the ordinary course of business.

                  "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan or any Competitive Bid Loan at a Eurodollar Competitive Rate for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing (x) in the case of Loans in Dollars on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars and (y) in the case of Loans in an Alternative Currency, on the applicable Telerate Rate Page as the London interbank offered rate for deposits in the applicable Alternative Currency at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, with respect to any Eurodollar Rate Loan or any Competitive Bid Loan at a Eurodollar Competitive Rate for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars or the applicable Alternative Currency, as the case may be, at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, PROVIDED, HOWEVER; if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

                  "Interest Period" means (a) for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted or Continued and ending, at the Borrower's option, on the date one, two, three or six months thereafter as notified to the Administrative Agent by the Authorized Representative in accordance with the terms hereof; PROVIDED that,

                           (i) if an Interest Period for a Eurodollar Rate Loan
                  would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

                           (ii) any Interest Period which begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                           (iii) on any day, with respect to all Revolving
                  Credit Loans and Competitive Bid Loans, there shall not be in effect (x) more than seven (7) Interest Periods, and (y), in the case of a Competitive Bid Loan, more than one (1) Interest Period having a term of seven (7) days;

                  (b) for each Competitive Bid Loan at an Absolute Rate, the period commencing on the date of such Loan and ending on such date as may be mutually agreed upon by the Parent and the Lender or Lenders making such Competitive Bid Loan or Loans, as the case may be, comprising such Competitive Bid Loan; PROVIDED that no Interest Period for a

         Competitive Bid Loan at an Absolute Rate shall be for a period of less than seven or greater than 180 days; and

                  (c) for each Competitive Bid Loan at a Eurodollar Competitive Rate, the period commencing on the date such Competitive Bid Loan is made and ending, at the Parent's option, on the date one week or one, two, three or six months thereafter as notified by the Parent to such Lender by the Authorized Representative three (3) Business Days prior to the beginning of such Interest Period PROVIDED that if an Interest Period for such Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end in the next preceding Business Day).

                  "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the Conversion of any Eurodollar Rate Loan denominated in Dollars into a Base Rate Loan or the Conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of EXHIBIT E.

                  "Investments" means all expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties, or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

                  "Issuing Bank" means Bank of America as issuer of Letters of Credit under ARTICLE III and BankBoston, N.A. as issuer of the Existing Letters of Credit.

                  "LC Account Agreement" means the LC Account Agreement dated as of the date hereof among the Borrowers and the Administrative Agent, as amended, modified or supplemented from time to time.

                  "Letter of Credit" means a standby letter of credit issued by the Issuing Bank pursuant to Article III hereof for the account of one or more of the Borrowers in favor of a Person advancing credit or securing an obligation on behalf of one or more the Borrowers.

                  "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

                  "Letter of Credit Facility" means the facility described in
         ARTICLE III hereof providing for the issuance by the Issuing Bank for the account of one or more of the Borrowers of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment minus outstanding Reimbursement Obligations.

                  "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount available to be drawn under all Letters of Credit plus Reimbursement Obligations then outstanding.

                  "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Parent and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                  "Line or Lines of Business" means the marketing and sale of security, sensing, tracking and video systems and components, including without limitation, electronic article surveillance systems, closed circuit television systems, radio frequency identification systems and access control and asset management systems and related services, such as installation, maintenance and monitoring.

                  "Loan" or "Loans" means any of the Revolving Loans, Swing Line Loans or Competitive Bid Loans.

                  "Loan Documents" means this Agreement, the Notes, the LC Account Agreement, the Applications and Agreements for Letter of Credit, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender (including the Issuing Bank) or the Administrative Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

                  "Material Adverse Effect" means a material adverse effect on
         (i) the business, properties, operations, prospects or condition, financial or otherwise, of Parent and its Subsidiaries, taken as a whole, (ii) the ability of any Borrower to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Administrative Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

                  "Material Subsidiary" means any Borrowing Subsidiary and any direct or indirect Subsidiary of the Parent which (i) has Consolidated Total Assets equal to or greater than 5% of Consolidated Total Assets (calculated as of the most recent fiscal period with respect to which the Agent shall have received financial statements required to be delivered pursuant to SECTIONS 8.1(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated with respect to the Fiscal Year end financials statements referenced in
         SECTION 7.6) (the "Required Financial Information")) or (ii) has consolidated total revenues equal to or greater than 5% of consolidated total revenues of the Parent and its Subsidiaries (calculated for the most recent period for which the Agent has received the Required Financial Information); PROVIDED, HOWEVER, that notwithstanding the foregoing, the term "Material Subsidiary" shall mean each of those Subsidiaries that together with the Borrower and each other Material Subsidiary have assets equal to not less than 85% of Consolidated Total Assets (calculated as described above) and consolidated total revenues of not less than 85% of consolidated total revenues (calculated as described above); PROVIDED, FURTHER that if more than one combination of Subsidiaries satisfies such threshold, then those Subsidiaries so determined to be "Material Subsidiaries" shall be specified by the Parent in the Schedule required to be delivered by the Parent to the Administrative Agent on the Closing Date pursuant to SECTION 6.1 and thereafter pursuant to SECTION 8.1(a).

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Parent or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

                  "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody's.

                  "Note Agreement (1993)" means the Note Agreement dated as of January 15, 1993 pertaining to the Parent's $135,000,000 Principal Amount 8.21% Senior Notes Due January 30, 2003, as amended by the First Amendment dated as of May 31, 1993, as heretofore amended and as it may be amended or supplemented from time to time.

                  "Note Agreement (1996)" means the Note Agreement dated as of March 29, 1996, pertaining to Parent's $230,000,000 Principal Amount 7.74% Senior Notes Due March 29, 2006, $50,000,000 Principal Amount 7.11% Senior Notes Due March 29, 2001 and

         $70,000,000 Principal Amount 6.99% Senior Notes Due March 29, 2000, and as it may be amended or supplemented from time to time.

                  "Notes" means, collectively, the Competitive Bid Notes, the Swing Line Note and the Revolving Notes.

                  "Obligations" means the obligations, liabilities and Indebtedness of each of the Borrowers with respect to (i) the principal and interest, including any interest accruing after the commencement of any bankruptcy or receivership proceedings, on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit and (iii) the payment and performance of all other obligations, liabilities and Indebtedness of each of the Borrowers to the Lenders (including the Issuing Bank), the Administrative Agent or BAS hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

                  "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

                  "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

                  "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

                  "Outstandings" means, collectively, at any date, the Letter of Credit Outstandings, Swing Line Outstandings, outstanding Competitive Bid Loans and Revolving Credit Outstandings on such date.

                  "Participating Member State" means each country which from time to time becomes a Participating Member State as described in EMU Legislation.

                  "Participation" means, (i) with respect to any Lender (other than the Issuing Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof and (ii) with respect to any Lender (other than Bank of America) and a Swing Line Loan, the extension of credit represented by the participation of such Lender hereunder in the liability of Bank of America in respect of a Swing Line Loan made by Bank of America in accordance with the terms hereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

                  "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Parent or any of its ERISA Affiliates or is assumed by the Parent or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Parent or any current or former ERISA Affiliate.

                  "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

                  "Pricing Grid" means the table set forth on SCHEDULE 1.1(b) attached hereto setting forth the Ratings and the number of basis points to be utilized in calculating each of the Applicable Margin and the Applicable Facility Fee.

                  "Prime Rate" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

                  "Principal Office" means the principal office of Bank of America, presently located at 101 North Tryon Street, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Administrative Agent may from time to time designate.

                  "Quotation Date" has the meaning assigned to such term in
         SECTION 2.2 hereof.

                  "Rate Hedging Obligations" means, without duplication, any and all obligations of the Parent or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; (ii) all other "derivative instruments" as defined in FASB 133 and which are subject to the reporting requirements of FASB 133;

         and (iii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

                  "Rating" means the long-term, unsecured, unenhanced debt rating assigned to senior Indebtedness of the Parent by S&P, or if S&P shall cease to provide Ratings of Indebtedness of Persons, such other rating agency as shall be acceptable to the Required Lenders.

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

                  "Reimbursement Obligation" shall mean at any time, the obligation of the Borrowers with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to SECTION 2.1(c)(iii)) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

                  "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's.

                  "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating more than 50% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "CREDIT EXPOSURE" of each Lender shall be equal at all times to the sum of its Revolving Credit Commitment; PROVIDED that, for the purpose of this definition only, (A) if any Lender shall have failed to fund its Applicable Commitment Percentage of any Advance, then the Revolving Credit Commitment of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Advance to the extent it covers such failure, (B) if any Lender shall have failed to pay to the Issuing Bank upon demand its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation (whether by funding its Participation therein or otherwise), such Lender's Credit Exposure attributable to all Letter of Credit Outstandings shall be deemed to be held by the Issuing Bank until such Lender shall pay such deficiency amount to the Issuing Bank together with interest thereon as provided in SECTIONS 4.9 and 4.10 and (C) if any Lender shall have failed to pay to Bank of America on demand its Applicable Commitment Percentage of any Swing Line Loan (whether by funding its Participation therein or otherwise), such Lender's Credit Exposure attributable to all Swing Line Outstandings shall be deemed to be held by Bank of America until such Lender shall pay such deficiency amount to Bank of America together with interest thereon as provided in SECTION 2.5.

                  "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

                  "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Parent or any Subsidiary (other than those payable or distributable solely to the Parent and dividends paid to the holders of the Parent's 6 1/2% Convertible Preferred Stock with common stock of the Parent) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Parent or any of its Subsidiaries (other than those payable or distributable solely to the Parent and other than the redemption of Parent's 6 1/2% Convertible Preferred Stock with the Parent's Common Stock) now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Parent or any securities of its Subsidiaries now or hereafter outstanding; (d) any issuance and sale of securities of any Subsidiary of the Parent (or any option, warrant or right to acquire such stock) other than to the Parent and (e) any payment (which shall not be deemed to include a conversion), other than a scheduled mandatory prepayment or payment, on any Subordinated Indebtedness; PROVIDED, HOWEVER, that payments made with respect to ownership interests in Subsidiaries required by applicable law to be held by a Person other than the Parent or a Subsidiary and distributions to owners of joint ventures or minority interests shall not be deemed Restricted Payments.

                  "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrowers up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

                  "Revolving Credit Facility" means the facility described in
         SECTION 2.1 hereof providing for Loans to the Borrowers by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

                  "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding.

                  "Revolving Credit Termination Date" means (i) the Stated Termination Date or (ii) such earlier date of termination of Lenders' obligations pursuant to SECTION 10.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrowers may voluntarily and permanently terminate the Revolving Credit Facility and the Competitive Bid Facility by voluntary termination of the Commitments in full and by payment in full of all Revolving Credit Outstandings, outstanding Competitive Bid Loans, Swing Line Outstandings and Letter of Credit Outstandings and cancellation of all Letters of Credit and Competitive Bid Loan Commitments, together with all accrued and unpaid interest thereon; PROVIDED that with the consent of the Administrative Agent Letters of Credit may be cash collateralized in a manner acceptable to the Administrative Agent.

                  "Revolving Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with SECTION 2.1.

                  "Revolving Notes" means, collectively, the promissory notes of the Borrowers evidencing Revolving Loans executed and delivered to the Lenders as provided in SECTION 2.4 substantially in the form of EXHIBIT F-2, with appropriate insertions as to amounts, dates and names of Lenders.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

                  "Senior Notes" means the notes issued prior to the Closing Date under the Note Agreement (1993) or the Note Agreement (1996).

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                           (a) the fair value of its assets (both at fair
                  valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

                           (b) it is then able and expects to be able to pay its
                  debts as they mature; and

                           (c) it has capital sufficient to carry on its
                  business as conducted and as proposed to be conducted.

                  "Spot Rate of Exchange" means, (i) in determining the Dollar Equivalent Amount or a specified Alternative Currency amount as of any date, the spot exchange rate determined by the Administrative Agent in accordance with its usual procedures for the purchase by the Administrative Agent of Dollars with such Alternative Currency at approximately 10:00 A.M. on the Business Day that is two (2) Business Days prior to such date, and (ii) in determining the Alternative Currency Equivalent Amount of a specified Dollar amount on any date, the spot exchange rate determined by the Administrative Agent in accordance with its usual procedures for the purchase by the Administrative Agent of such Alternative Currency with Dollars at approximately 10:00 A.M. on the Business Day that is two (2) Business Days prior to such date.

                  "Stated Termination Date" means December 8, 2002.

                  "Subordinated Indebtedness" means unsecured Indebtedness of the Parent which (a) is expressly subordinate in right of payment to the Obligations and the Senior Notes pursuant to a form of subordination substantially in the form of EXHIBIT G and (b) has a Weighted Average Life to Maturity extending beyond the Stated Termination Date in effect from time to time and the latest final maturity of the Senior Notes.

                  "Subsequent Participant" means each country that adopts the euro as its lawful currency after January 1, 1999.

                  "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding Voting Securities or more than 50% of all equity interests is owned directly or indirectly by the Parent and/or by one or more of the Borrower's Subsidiaries.

                  "Swing Line" means the revolving line of credit established by Bank of America in favor of the Borrowers pursuant to SECTION 2.5.

                  "Swing Line Loans" means loans made by Bank of America to the Borrowers pursuant to SECTION 2.5.

                  "Swing Line Note" means the promissory note of the Borrowers evidencing the Swing Line executed and delivered to Bank of America as provided in Section 2.4 substantially in the form of EXHIBIT F-3.

                  "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding.

                  "Termination Event" means: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or
         (ii) the withdrawal of the Parent or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Parent or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to
         Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or (x) any event or condition with respect to any Employee Benefit Plan which is regulated by any Foreign Benefit Law that results in the termination of such Employee Benefit Plan or the revocation of such Employee Benefit Plan's authority to operate under the applicable Foreign Benefit Law.

                  "Total Alternative Currency Commitment" means an amount not to exceed $25,000,000.

                  "Total Letter of Credit Commitment" means an amount not to exceed $50,000,000.

                  "Total Revolving Credit Commitment" means a principal amount equal to (i) $115,000,000 or (ii) at such time as the existing EXHIBIT A hereto is amended by the entering into of an Amendment Agreement in the form of EXHIBIT L by the Borrowers, the Agent and any lending institution agreeing to provide additional Loans of up to $10,000,000, an amount equal to up to $125,000,000 as such amounts are reduced from time to time in accordance with SECTION 2.1(e).

                  "Type" shall mean any type of Loan (i.e., a Base Rate Loan or a Eurodollar Rate Loan).

                  "Utilization Amount" means at such times as the sum of (i) Revolving Credit Outstandings, (ii) Letter of Credit Outstandings in excess of $20,000,000, (iii) outstanding Competitive Bid Loans and (iv) Swing Line Outstandings exceed 25% of the Total Revolving Credit Commitment, 25 basis points.

                  "Valuation Date" means any of (i) the date of any Advance or Continuation of any Loan hereunder, (ii) the date of the issuance of any Letter of Credit and the date of a drawing on any Letter of Credit,
         (iii) in the absence of the occurrence of either of the foregoing events in a period of three (3) consecutive months, a date selected by the Administrative Agent at least once in such three month period, and
         (iv) any other date when there are outstanding Alternative Currency Loans or Letters of Credit issued in an Alternative Currency that the Administrative Agent shall determine the Dollar Equivalent amount of such Loans and Letters of Credit.

                  "Voting Securities" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Weighted Average Life to Maturity" means, as applied to any prepayment of principal of the Senior Notes, or to any Subordinated Consolidated Debt, at any date, the number of years obtained by dividing (a) the then outstanding principal amount of the Senior Notes to be prepaid, or the then outstanding principal amount of such Subordinated Debt, into (b) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity, or other required payment, including payment at final maturity, foregone by virtue of such prepayment of the Senior Notes, or in respect of such Subordinated Debt, by (ii) the number of years (calculated to the nearest 1/12th) which would have elapsed between such date and the making of such payment.

                  "Year 2000 Compliant" means all computer applications (including those affected by information received from its suppliers and vendors) that are material to the Parent's or any of its Material Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions involving all dates on and after January 1, 2000;

                  "Year 2000 Problem" means the risk that computer applications used by the Parent or any of its Material Subsidiaries (including those affected by information received from its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates on and after January 1, 2000.

         1.2 RULES OF INTERPRETATION.

                  (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

                  (b) Each term defined in Articles 1, 8 or 9 of the Florida Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

                  (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

                  (d) Except as otherwise expressly provided, references in any Loan Document to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to such Loan Document.

                  (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and VICE VERSA, as the context may require.

                  (f) When used herein or in any other Loan Document, words such as "hereunder," "hereto," "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

                  (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

                  (h) Except as otherwise expressly provided, all dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

                  (i) Whenever interest rates or fees are established in whole or in part by reference to a numerical percentage expressed as "___%," such arithmetic expression shall be interpreted in accordance with the convention that 1% = 100 basis points.

                  (j) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

                  (k) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

                  (l) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

         1.3 ACCOUNTING PRINCIPLES. If any change after the Closing Date in
GAAP as in effect on the Closing Date shall result in a change in any calculation required to determine compliance with any provision contained in this Agreement, the Parent and the Required Lenders will negotiate in good faith to amend such provision in a manner to reflect such change such that the determination of compliance with such provision shall yield the same substantive result as would have obtained prior to such change in GAAP. Until such an amendment is entered into, covenants shall be calculated in accordance with GAAP as in effect immediately preceding such change.

                                   ARTICLE II

                             THE CREDIT FACILITIES

         2.1 REVOLVING LOANS.

         (a) COMMITMENT. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances in Dollars or an Alternative Currency (as specified in the respective Borrowing Notice) to the Borrowers under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by such Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, PROVIDED, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Administrative Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; PROVIDED further, however, that immediately after giving effect to each such Advance, the Dollar Value of Outstandings shall not exceed the Total Revolving Credit Commitment and the Dollar Value of outstanding Advances in Alternative Currencies shall not exceed the Total Alternative Currency Commitment. Within such limits and subject to the other terms and conditions of this Agreement, the Borrowers may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date.

         (b) (i) Each request by a Borrower for an Advance of an Alternative Currency under a Borrowing Notice shall constitute the respective Borrower's request for a Revolving Loan of the Dollar Value of the amount of the Alternative Currency specified in such Borrowing Notice and for such Revolving Loan to be made available by the Lenders to such Borrower in the Alternative Currency Equivalent Amount of such Dollar Value (determined based on the Advance Day Exchange Rate applicable to such Advance). The principal amount outstanding on any Revolving Loan shall be recorded in the Administrative Agent's records in Dollars, based on the Dollar Value of the initial Advance of such Loan in such Alternative Currency, as reduced from time to time by the Dollar Equivalent Amount (based on the Advance Day Exchange Rate applicable to such Advance) of any principal payments with respect to such Advance. Advances in an Alternative Currency shall be limited to Eurodollar Rate Loans. A Borrower may elect to Continue an Alternative Currency Loan pursuant to the terms of SECTION 4.2(b) and subject to the provisions of this SECTION 2.1(b). In the event a Eurodollar Rate Loan of an Alternative Currency is Continued, such election to Continue the Eurodollar Rate Loan shall be treated as an Advance and the Administrative Agent shall notify the Borrowers and the Lenders of the Advance Day Exchange Rate, Interest Period and the Eurodollar Rate for such Continued Eurodollar Rate Loan. The Lenders shall each be deemed to have made an Advance to the respective Borrower of its Applicable Commitment Percentage of such Revolving Loan of an Alternative Currency and the Administrative Agent shall apply the Advance Day Exchange Rate for such new Interest Period to such Continued Alternative Currency Equivalent Amount to determine the new Dollar Value of such Eurodollar Rate Loan and shall adjust its books and the Revolving Credit Outstandings. In the event that such adjustment with respect to a Continued Loan would cause either the total Dollar Value of Revolving Credit Outstandings to exceed the Total Revolving Credit Commitment or the Dollar Value of such Continued Alternative Currency Equivalent Amount to exceed the Total Alternative Currency Commitment, the respective Borrower shall, immediately on the effective date of such Continuation, repay (a "Rate Adjustment Payment") the portion of such Continued Revolving Loan (without regard to any minimum amounts set forth in clause (ii) of this SECTION 2.1(b)) (applying the new Advance Day Exchange Rate) necessary to ensure that the total Dollar Value on such date of all Revolving Credit Outstandings does not exceed the Total Revolving Credit Commitment and that the Dollar Value on such date of such Continued Alternative Currency Equivalent Amount does not exceed the Total Alternative Currency Commitment, PROVIDED, HOWEVER, that the Borrowers shall not be required to pay any additional compensation pursuant to SECTION 5.5 with respect to a prepayment of a Revolving Loan required by this sentence if such prepayment is made immediately on the effective date of the Continuation giving rise to such prepayment and no notice of such prepayment shall be required. If the Administrative Agent does not receive an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or Continuation of an Alternative Rate Loan by the time prescribed in SECTION 2.1(c) or 4.2(b), as applicable, the Borrowers shall be deemed to have elected to repay such Alternative Currency Rate Loan and if such Alternative Currency Loan is not repaid on the last day of the applicable Interest Period, together with accrued interest thereon, such Alternative Currency Loan shall be converted to a Base Rate Loan in the Dollar Equivalent Amount of such Alternative Currency Loan. For the purposes of determining the maximum amount of Revolving Credit Outstandings hereunder, it is intended by the parties that all Revolving Loans shall be the functional equivalent of Loans made and repaid (based on the applicable Advance Day Exchange Rate for each Advance) in Dollars. It is recognized that one or more Lenders may elect to record Loans or Advances in Alternative Currencies. The Administrative Agent shall maintain records sufficient to identify at any time, (A) the Advance Day Exchange Rate with respect to each Advance, and (B) the portion of the Revolving Credit Outstandings attributable to each Advance.

                  (ii) The amount of Outstandings (including with respect to Loans of Alternative Currencies the total Dollar Value) shall not exceed at any time the Total Revolving Credit Commitment, and, in the event there shall be outstanding any such excess, the Borrowers shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. The Lenders and Borrowers acknowledge and agree that the Dollar Equivalent Value of Alternative Currency Loans will only be determined on Valuation Dates and the Administrative Agent shall give the Borrower notice if the Dollar Value of Outstandings shall exceed either the Total Revolving Credit Commitment or the Total Alternative Currency Commitment. Each Advance under the Revolving Credit Facility, other than Base Rate Refunding Loans, shall be in an amount of at least $2,500,000 (or the equivalent thereof if in any Alternative Currency), and, if greater than $2,500,000 (or the equivalent thereof if in any Alternative Currency), an integral multiple of $500,000 (or the equivalent thereof if in any Alternative Currency).

                  (iii) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and without prejudice to (i) the liabilities for

         Indebtedness of the Borrowers to the Lenders under or pursuant to this Agreement or (ii) each Lender's Revolving Credit Commitment, any reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency of a Subsequent Participant, be replaced by a reference to such reasonably comparable amount in the euro unit as the Administrative Agent may determine based on the applicable exchange rate of such national currency for the euro.

                  (iv) The Agent may from time to time further modify the terms of, and practices contemplated by, this Agreement with respect to the euro to the extent the Administrative Agent determines, in its reasonable discretion, that such modifications are necessary or convenient to reflect new laws, regulations, customs or practices developed in connection with the euro. The Administrative Agent may effect such modifications, and this Agreement shall be deemed so amended, without the consent of the Borrowers or Lenders to the extent such modifications are not materially disadvantageous to the Borrowers and the Lenders, upon notice thereto.

         (c)      ADVANCES.

                  (i) An Authorized Representative shall give the Administrative Agent (1) at least three (3) Business Days' irrevocable telephonic notice of each Eurodollar Rate Loan denominated in Dollars (whether representing an additional borrowing or the Conversion of a borrowing hereunder or the Conversion of a borrowing hereunder from a Base Rate Loan to a Eurodollar Rate Loan denominated in Dollars) prior to 10:30 A.M., (2) at least four (4) Business Days' irrevocable notice by telephonic notice of each Alternative Currency Loan (whether representing an additional borrowing hereunder or the Continuation or Conversion of a borrowing hereunder) prior to 10:30 A.M. and (3) irrevocable telephonic notice of each Base Rate Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to SECTION 2.1(c)(iii) and whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 10:30 A.M. on the day of such proposed Revolving Loan. Each such notice shall be effective upon receipt by the Administrative Agent, shall specify the amount of the borrowing, whether Dollar or Alternative Currency, the type of Revolving Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Administrative Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Administrative Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 10:30 A.M.) not later than 1:00 P.M. on the same day as the Administrative Agent's receipt of such notice. At approximately 10:00 A.M. two (2) Business Days preceding the date specified for an

         Advance of an Alternative Currency, the Administrative Agent shall determine the Advance Day Exchange Rate and the applicable Eurodollar Rate. Not later than 10:45 A.M. two (2) Business Days preceding the date specified for each Advance of an Alternative Currency, the Administrative Agent shall provide the Borrowers and each Lender notice by telefacsimile transmission of the Advance Day Exchange Rate applicable to such Advance, and the applicable Alternative Currency Equivalent Amount of the Loan or Loans required to be made by each Lender on such date, and the Dollar Value of such Loan or Loans and the applicable Eurodollar Rate.

                  (ii) (A) In the case of Advances in Dollars, not later than 2:00 P.M. on the date specified for each borrowing under this SECTION 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Administrative Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Administrative Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrowers by delivery of the proceeds thereof to the Borrowers' Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Administrative Agent.

                  (B) In the case of Advances of an Alternative Currency, not later than 10:00 A.M. on the date specified for each Advance, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Loan or Loans to be made by it on such day available to the Borrowers at the Funding Bank, to the account of the Administrative Agent with the Funding Bank. The amount so received by the Funding Bank shall, subject to the terms and conditions of the Loan Documents and upon instruction from the Administrative Agent to the Funding Bank on the same day or immediately preceding day but no later than 10:00 A.M., be made available to the Borrowers by delivery of the Alternative Currency Equivalent Amount to the Borrowers' account with the Funding Bank.

                  (iii) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank, and the Borrowers shall not immediately fully reimburse the Issuing Bank in respect of such drawing from other funds available to the Borrowers, (A) provided that the conditions to making a Revolving Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Administrative Agent without the requirement of notice to or from the Borrowers from immediately available funds which shall be advanced as a Base Rate Refunding Loan to the Administrative Agent at its Principal Office by each Lender under the Revolving Credit Facility in an amount equal to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation, and (B) if the conditions to making a Revolving Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Administrative Agent (for the benefit of the

         Issuing Bank) at its Principal Office in immediately available funds the purchase from the Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrowers shall not immediately reimburse the Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the Administrative Agent and the Administrative Agent shall provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Administrative Agent at or before 12:00 noon on any Business Day, each Lender shall either make a Base Rate Refunding Loan or fund the purchase of its Participation as specified above in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Administrative Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If such notice to the Lenders is given by the Administrative Agent after 12:00 noon on any Business Day, each Lender shall either make such Base Rate Refunding Loan or fund such purchase before 12:00 noon on the next following Business Day.

         (d) REPAYMENT OF REVOLVING LOANS The principal amount of each Revolving Loan shall be due and payable by the respective Borrowers to the Administrative Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Revolving Loan may be prepaid in whole or in part on any Business Day, upon (A) at least three (3) Business Days' irrevocable telephonic notice in the case of each Revolving Loan that is a Eurodollar Rate Loan from an Authorized Representative (effective upon receipt) to the Administrative Agent prior to 10:30 A.M. and (B) irrevocable telephonic notice in the case of each Revolving Loan that is a Base Rate Loan from an Authorized Representative (effective upon receipt) to the Administrative Agent prior to 10:30 A.M. on the day of such proposed repayment. The Authorized Representative shall provide the Administrative Agent written confirmation of each such telephonic notice but failure to provide such confirmation shall not effect the validity of such telephonic notice. All prepayments of Revolving Loans made by the Borrowers shall be in the amount of $2,500,000 (or the Alternative Currency Equivalent Amount thereof if in any Alternative Currency), or such greater amount which is an integral multiple of $500,000 (or the Alternative Currency Equivalent Amount thereof if in any Alternative Currency), or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with SECTION 2.1(b).

         (e) REDUCTIONS. The Parent shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Administrative Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Administrative Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $2,500,000 or such greater amount which is in an integral multiple of $500,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit

Commitment. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Revolving Loans (and, if necessary, effective cancellations of Letters of Credit) to the extent that the principal amount of Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid.

         (f) INCREASE IN FACILITY. The Borrowers shall be entitled to increase the Revolving Credit Facility to up to $125,000,000 without further action of the Lenders by one or more lenders (approved by the Administrative Agent and the Borrowers) the Administrative Agent and the Borrowers entering into an Amendment Agreement in substantially the form attached hereto as EXHIBIT L whereby such lender or lenders agree to provide additional Revolving Credit Commitments of up to $10,000,000.

         (g) PARENT OBLIGATION. The Parent, hereby irrevocably, absolutely and unconditionally guarantees the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of each other Borrower now existing or hereafter arising under the Loan Documents. This guarantee constitutes a guaranty of payment and not of collection.

         It is the intention of the parties that with respect to the Parent its obligations under the immediately preceding paragraph shall be absolute, unconditional and irrevocable irrespective of:

                  (i) any lack of validity, legality or enforceability of this Agreement, any Note, or any other Loan Document as to any other Borrower;

                  (ii) the failure of the Administrative Agent or the Lenders:

                                    (A) to enforce any right or remedy against
                           any other Borrower or any other Person under the provisions of this Agreement, any Note, any other Loan Document or otherwise, or

                                    (B) to exercise any right or remedy against
                           any guarantor of, or collateral securing, any Obligations;

                  (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension, compromise or renewal of any Obligations with respect to any other Borrower;

                  (iv) any reduction, limitation, impairment or termination of any Obligations with respect to any other Borrower or any other Person for any reason including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Parent hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise or unenforceability of, or any other event or occurrence affecting, any Obligations with respect to any other Borrower;

                  (v) any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any guaranty, held by the Agent or any holder of any Note securing any of the Obligations; or

                  (vi) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any other Borrower, any surety or any guarantor other than the defense of payment in full of the Obligations.

         The Parent agrees that its joint and several liability hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must be restored by the Administrative Agent, any Lender or any holder of any Note, upon the insolvency, bankruptcy or reorganization of any other Borrower as though such payment had not been made.

         The Parent hereby expressly waives: (a) notice of the Administrative Agent's or any Lender's acceptance of this Agreement; (b) notice of the existence or creation or non-payment of all or any of the Obligations; (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever other than notices expressly provided for in this Agreement or by applicable law and (d) all diligence in collection or protection of or realization upon the Obligations or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

         No delay on any of the Administrative Agent or any Lender's part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any Lender of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No action of the Administrative Agent or any Lender permitted hereunder shall in any way affect or impair any of its rights or any of its obligations to any of the Borrowers under this Agreement (except as otherwise waived, modified, or amended).

         (g) Notwithstanding anything herein to the contrary, the Borrowing Subsidiaries shall be liable hereunder only for Advances, Loans and Reimbursement Obligations made to it or on its behalf hereunder together with interest relating thereto and fees and expenses arising hereunder.

         2.2 COMPETITIVE BID LOANS.

                  (a) In addition to Revolving Loans, at any time prior to the Revolving Credit Termination Date and provided no Default or Event of Default exists hereunder, the Parent may, as set forth in this SECTION 2.2, request the Lenders to make offers to make Competitive Bid Loans to the Parent in Dollars. The Lenders may, but shall have no obligation to, make such offers and the Parent may, but shall have no obligation to, accept any such offers in the manner set forth in this SECTION 2.2. There may be no more than seven (7) different Interest Periods, plus one (1) seven day Interest Period (in the case of a Competitive Bid Loan) for both Eurodollar Rate Loans and Competitive Bid Loans outstanding at the same time (for which purpose Interest Periods for each Eurodollar Rate Loan and each Competitive Bid Loan shall be deemed to be different Interest Periods even if they are coterminous). Neither the aggregate Dollar Value of all Outstandings nor the aggregate principal amount of all outstanding Competitive Bid Loans shall exceed one hundred percent (100%) of the Total Revolving Credit Commitment at any time.

                  (b) When the Parent wishes to request offers to make Competitive Bid Loans, it shall give the Administrative Agent and the Lenders notice (a "Competitive Bid Quote Request") to be received no later than 11:00 a.m. on (A) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a Competitive Bid Quote Request for Competitive Bid Loans at the Eurodollar Competitive Rate or
         (B) the Business Day prior to the date of borrowing proposed therein, in the case of a Competitive Bid Quote Request for Competitive Bid Loans at the Absolute Rate (or, in any such case, such other time and date as the Parent and the Administrative Agent, with the consent of the Required Lenders, may agree). The Parent may request offers to make Competitive Bid Loans for up to three (3) different Interest Periods in a single notice; PROVIDED that the request for each separate Interest Period shall be deemed to be a separate Competitive Bid Quote Request for a separate borrowing (a "Competitive Bid Borrowing") and there shall not be outstanding at any one time more than three (3) Competitive Bid Borrowings. Each such Competitive Bid Quote Request shall be substantially in the form of EXHIBIT G attached hereto and shall specify as to each Competitive Bid Borrowing:

                           (i) the proposed date of such borrowing, which shall
                  be a Business Day;

                           (ii) the aggregate amount of such Competitive Bid
                  Borrowing, which shall be at least $5,000,000 (or in increments of $1,000,000 in excess thereof) but shall not cause the limits specified in SECTION 2.2(a) hereof to be violated;

                           (iii) the duration of the Interest Period applicable
                  thereto;

                           (iv) whether the Competitive Bid Quote Request for a
                  particular Interest Period is seeking quotes for Competitive Bid Loans at the Absolute Rate or the Eurodollar Competitive Rate;

                           (v) whether the Parent shall have the right to prepay
                  a requested Competitive Bid Loan; and

                           (vi) the date on which the Competitive Bid Quotes are
                  to be submitted if it is before the proposed date of borrowing (the date on which such Competitive Bid Quotes are to be submitted is called the "Quotation Date").

         Except as otherwise provided in this SECTION 2.2(b), no more than two
         (2) Competitive Bid Quote Requests shall be given within five (5) Business Days (or such other number of days as the Borrower and the Administrative Agent, with the consent of the Required Lenders, may agree) of any other Competitive Bid Quote Request.

                  (c) (i) Each Lender may submit one or more Competitive Bid Quotes, each containing an offer to make a Competitive Bid Loan in response to any Competitive Bid Quote Request; PROVIDED that, if the Parent's request under SECTION 2.2(b) hereof specified more than one Interest Period, such Lender may make a single submission containing one or more Competitive Bid Quotes for each such Interest Period. Each Competitive Bid Quote must be submitted to the Borrower not later than 9:30 a.m. on (A) the third Business Day prior to the proposed date of borrowing, in the case of a Competitive Bid Quote Request for Competitive Bid Loans at the Eurodollar Competitive Rate or (B) the Quotation Date, in the case of a Competitive Bid Quote Request for Competitive Bid Loans at the Absolute Rate (or, in any such case, such other time and date as the Parent and the Administrative Agent, with the consent of the Required Lenders, may agree) PROVIDED that if Bank of America is receiving quotes as provided in SECTION 2.2(g), any Competitive Bid Quote may be submitted by Bank of America (or its applicable Lending Office) only if Bank of America (or such applicable Lending Office) notifies the Parent of the terms of the offer contained therein not later than 9:15 a.m. on the Quotation Date. Subject to ARTICLES VI, VII AND XI hereof, any Competitive Bid Quote so made shall be irrevocable except with the consent of the Administrative Agent given on the instructions of the Borrower.

                  (ii) Each Competitive Bid Quote shall be substantially in the form of EXHIBIT H attached hereto and shall specify:

                           (A) the proposed date of borrowing and the Interest
                  Period therefor;

                           (B) the principal amount of the Competitive Bid Loan
                  for which each such offer is being made, which principal amount shall be at least $2,500,000 (or in increments of $500,000 in excess thereof); PROVIDED that the aggregate principal amount of all Competitive Bid Loans for which a Lender submits Competitive Bid Quotes (x) may not exceed the Revolving Credit Commitment of such Lender and (y) may not exceed the principal amount of the Competitive Bid Borrowing for a particular Interest Period for which offers were requested;

                           (C) in the case of a Competitive Bid Quote for
                  Competitive Bid Loans at an Absolute Rate, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) offered for each such Competitive Bid Loan (the "Absolute Rate");

                           (D) in the case of a Competitive Bid Quote for
                  Competitive Bid Loans at the Eurodollar Competitive Rate, the positive or negative margin to be added to or deducted from the Interbank Offered Rate offered for each such Competitive Bid Loan (the "Eurodollar Competitive Rate"); and

                           (E) the identity of the quoting Lender.

         Unless otherwise agreed by the Administrative Agent and the Parent, no Competitive Bid Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Competitive Bid Quote Request and, in particular, no Competitive Bid Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Competitive Bid Loan for which such Competitive Bid Quote is being made. Any subsequent Competitive Bid Quote submitted by a Lender that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request shall be disregarded by the Borrower unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote.

                  (d) The Parent shall (A) in the case of a Competitive Bid Loan at an Absolute Rate, as promptly as practicable after the Competitive Bid Quote is submitted (but in any event not later than 10:30 a.m. on the Quotation Date (or such other time and date as the Parent and the Administrative Agent, with the consent of the Required Lenders, may agree) or (B) in the case of a Competitive Bid Loan at a Eurodollar Competitive Rate, the third Business Day prior to the proposed date of borrowing), notify the Administrative Agent and Lenders of (A) the aggregate principal amount of the Competitive Bid Borrowing for which Competitive Bid Quotes have been received as well as the ranges of bids submitted for each Interest Period requested, (B) the respective principal amounts and Absolute Rates or Eurodollar Competitive Rates, as the case may be, so offered by each Lender (identifying the Lender that made each Competitive Bid Quote), and (C) its acceptance or nonacceptance of the Competitive Bid Quotes. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrowers may accept any Competitive Bid Quote in whole or in part (PROVIDED that any Competitive Bid Quote accepted in part shall be at least $2,500,000 or in increments of $500,000 in excess thereof); PROVIDED that:

                           (i) the aggregate principal amount of each
                  Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

                           (ii) the aggregate principal amount of each
                  Competitive Bid Borrowing shall be at least $5,000,000 (or an increment of $1,000,000 in excess thereof) but shall not cause the limits specified in SECTION 2.2(a) hereof to be violated;

                           (iii) except as provided below, acceptance of
                  Competitive Bid Quotes for any Interest Period may be made only in ascending order of Absolute Rates or

                  Eurodollar Competitive Rates, as the case may be, beginning with the lowest rate so offered; and

                           (iv) the Parent may not accept any Competitive Bid
                  Quote where such Competitive Bid Quote fails to comply with
                  SECTION 2.2(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, SECTION 2.2(a) hereof).

         Any of the conditions above notwithstanding, the Parent may, in its sole discretion, accept a Competitive Bid Quote that does not contain the lowest Absolute Rate or Eurodollar Competitive Rates, as the case may be, where acceptance of the Competitive Bid Quote containing the lowest Absolute Rate or Eurodollar Competitive Rate, as the case may be, would either (x) cause the principal amount of Outstandings payable to a Lender or Lenders offering the lowest Absolute Rate or Eurodollar Competitive Rate, as the case may be, to exceed the Revolving Credit Commitment of any Lender or (y) result in any increased costs to the Borrower under ARTICLE V.

                  If Competitive Bid Quotes are made by two or more Lenders with the same Absolute Rates or Eurodollar Competitive Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which Competitive Bid Quotes are accepted for the related Interest Period after the acceptance of all Competitive Bid Quotes, if any, of all lower Absolute Rates or Eurodollar Competitive Rates, as the case may be, offered by any Lender for such related Interest Period, the principal amount of Competitive Bid Loans in respect of which such Competitive Bid Quotes are accepted shall be allocated by the Parent among such Lenders as nearly as possible (in amounts of at least $1,000,000 or in increments of $100,000 in excess thereof) in proportion to the aggregate principal amount of such Competitive Bid Quotes. Determinations by the Parent of the amounts of Competitive Bid Loans and the lowest bid after adjustment as provided in SECTION 2.2(d)(iii) shall be conclusive in the absence of manifest error.

                  (e) Any Lender whose offer to make any Competitive Bid Loan has been accepted shall, not later than 1:00 p.m. on the date specified for the making of such Loan, make the amount of such Loan available to the Parent at the Borrowers' Account or otherwise as shall be directed by the Authorized Representative in Dollars and in immediately available funds.

                  (f) From time to time, the Parent shall furnish such information to the Administrative Agent as the Administrative Agent may request relating to the making of Competitive Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof.

                  (g) The Parent may request the Administrative Agent to receive the Competitive Bid Quotes, in which event the Administrative Agent shall (A) in the case of a Competitive Bid Loan at the Absolute Rate, as promptly as practicable after the Competitive Bid Quote is submitted (but in no event later than 10:00 a.m. on the Quotation
         Date) or (B) in the case of a Competitive Bid Loan at the Eurodollar Competitive Rate, by 10:00 a.m. on the date a Competitive Quote is submitted, notify the Parent of the terms of any Competitive Bid Quote submitted by a Lender that is in accordance with SECTION 2.2(c) hereof. The Administrative Agent's notice to the Parent shall specify (A) the aggregate principal amount of the Competitive Bid Borrowing for which Competitive Bid Quotes have been received and (B) the respective principal amounts and Absolute Rates or Eurodollar Competitive Rate, as the case may be, offered by each Lender (identifying the Lender that made each Competitive Bid Quote). Not later than 10:30 a.m. on (A) the third Business Day prior to the proposed date of borrowing, in the case of Competitive Bid Loans at the Eurodollar Competitive Rate or (B) the Quotation Date (or, in any such case, such other time and date as the Parent and the Administrative Agent, with the consent of the Required Lenders, may agree), the Parent shall notify the Administrative Agent of its acceptance or nonacceptance of the Competitive Bid Quotes so notified to it (and the failure of the Parent to give such notice by such time shall constitute nonacceptance) and the Administrative Agent shall promptly notify each affected Lender. Together with each notice of a request for Competitive Bid Quotes, which the Borrower requires the Administrative Agent to issue pursuant to this paragraph (g), the Borrower shall pay to the Administrative Agent for the account of the Administrative Agent a bid administration fee of $2,000.00.

                  (h) The principal amount of each Competitive Bid Loan shall be due and payable to the Lender making such Loan on the last day of the Interest Period therefor.

         2.3 USE OF PROCEEDS. The proceeds of the Loans made pursuant to the Revolving Credit Facility and Competitive Bid Facility and Swing Line hereunder shall be used by the Borrowers (i) for general working capital needs, Capital Expenditures, Acquisitions and other corporate purposes and (ii) to repay the Existing Indebtedness.

         2.4 Notes.

                  (a) REVOLVING NOTES. Revolving Loans made by each Lender shall be evidenced by the Revolving Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Total Revolving Credit Commitment, which Revolving Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance or the increase in the Total Revolving Credit Commitment and shall be duly completed, executed and delivered by the Borrower.

                  (b) COMPETITIVE BID NOTES. The portion of the Competitive Bid Loans made by each Lender shall be evidenced by the Competitive Bid Note payable to the order of such Lender in the respective amount of its Revolving Credit Commitment, which Competitive Bid Notes shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance or the increase in the Total Revolving Credit Commitment and shall be duly completed, executed and delivered by the Borrower.

                  (c) SWING LINE NOTE. The Swing Line Outstandings shall be evidenced by a separate Swing Line Note payable to the order of the Bank of America in the amount of the Swing Line, which Note shall be dated the Closing Date and shall be duly completed, executed and delivered by the Borrower.

         2.5 SWING LINE.

                  (a) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Administrative Agent and the Lenders, Bank of America shall make available Swing Line Loans in Dollars only to the Borrowers prior to the Revolving Credit Termination Date. Bank of America shall not be obligated to make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of Bank of America the respective Borrower is not in compliance with all the conditions to the making of Revolving Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed $10,000,000, or (iii) if after giving effect to such Swing Line Loan, the Dollar Value of Outstandings exceeds the Total Revolving Credit Commitment. The Borrowers may, subject to the conditions set forth in the preceding sentence, borrow, repay and reborrow under this SECTION 2.5. Unless notified to the contrary by Bank of America, borrowings under the Swing Line shall be made in the minimum amount of $250,000 or, if greater, in amounts which are integral multiples of $50,000, or in the amount necessary to effect a Base Rate Refunding Loan, upon written request by telefacsimile transmission, effective upon receipt, by an Authorized Representative of the Borrower made to Bank of America not later than 12:30 P.M. on the Business Day of the requested borrowing. Each such Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of EXHIBIT D-2, with appropriate insertions. Unless notified to the contrary by Bank of America, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $50,000 or the aggregate amount of all Swing Line Outstandings.

                  (b) The interest payable on Swing Line Loans is solely for the account of Bank of America. Swing Line Loans shall bear interest solely at the Base Rate. Upon the occurrence of an Event of Default Swing Line Loans shall accrue interest at the Default Rate. All accrued and unpaid interest on Swing Line Loans shall be payable, on the dates and in the manner provided in SECTIONS 4.3 with respect to interest on Base Rate Loans.

                  (c) Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from Bank of America a Participation therein in an amount equal to that Lender's Applicable Commitment Percentage of such Swing Line Loan. Upon demand made by Bank of America, each Lender shall, according to its Applicable Commitment Percentage of such Swing Line Loan, promptly provide to Bank of America its purchase price therefor in an amount equal to its Participation therein. Any Advance made by a Lender pursuant to demand of Bank of America of the purchase price of its Participation shall when made be deemed to be (i) provided that the conditions to making Revolving Loans shall be satisfied, a Base Rate Refunding Loan under SECTION 2.1, and (ii) in all other cases, the funding by each Lender of the purchase price of its Participation in such Swing Line Loan. The obligation of each Lender to so provide its purchase price to Bank of America shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

         The Borrowers, at their option and subject to the terms hereof, may request an Advance pursuant to SECTION 2.1 in an amount sufficient to repay Swing Line Outstandings on any date and the Administrative Agent shall provide from the proceeds of such Advance to Bank of America the amount necessary to repay such Swing Line Outstandings (which Bank of America shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the Borrowers pursuant to SECTION 2.1(c)(ii). The proceeds of such Advances shall be paid to Bank of America for application to the Swing Line Outstandings and the Lenders shall then be deemed to have made Loans in the amount of such Advances. The Swing Line shall continue in effect until the Revolving Credit Termination Date, at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full.

         2.6 TERMINATION OF TOTAL COMMITMENT; CHANGE IN CONTROL. The Parent shall give written notice to the Administrative Agent of the occurrence of any Change in Control promptly after the senior management of the Parent obtains knowledge thereof, and shall offer to terminate the commitments of all of the Lenders and repay all outstanding Obligations on a date specified in such notice, which shall be not less than thirty (30) nor more than forty-five (45) days after the date of such notice, or such earlier time as provided for such notice in the change of control provision of any other instrument relating to Indebtedness or agreement for the securitization or other sale of receivables to which the Parent or any Subsidiary is a party, but in any event shall not be later than the effective date of the Change in Control. The Administrative Agent shall provide to each Lender a copy of such written notice promptly after its receipt thereof. Such notice by the Parent also shall specify the date by which each Lender that wishes to accept such offer must deliver notice to the Parent (with a copy to the Administrative Agent) of such acceptance, which date shall be no earlier than twenty (20) and no later than ten (10) days prior to the date of the proposed termination, or such earlier time as provided for such notice in the change of control provision of any other instrument relating to Indebtedness or agreement for the securitization or other sale of receivables to which the Parent or any Subsidiary is a party. If any Lender shall accept such offer, then on the date so specified, or such earlier time as provided for repayment in the change of control provision of any other instrument relating to Indebtedness or agreement for the securitization or other sale of receivables to which the Parent or any Subsidiary is a party, the commitment of such Lender shall terminate on the date so specified in the Parent's notice (which date shall become the Revolving Credit Termination Date for those Lenders for all purposes hereunder), any Loans owing to such Lenders (together with accrued interest thereon and all accrued fees, including, without limitation any fees incurred pursuant to SECTION 12.9) then outstanding shall be due and payable on such date, all Reimbursement Obligations of such Lender and such Participations shall be cash collateralized and the Revolving Credit Commitment of such Lender shall automatically and permanently be reduced by all such amounts.

         2.7 DESIGNATION OF BORROWING SUBSIDIARIES. The Parent may within the six month period following the Closing Date designate either or both of Sensormatic, B.V., a subsidiary organized under the laws of the Netherlands, or Sensormatic Cayman, L.P., a limited partnership organized under the laws of the Cayman Islands as a "Borrowing Subsidiary" hereunder by causing (i) such Subsidiary to execute and deliver a duly completed Assumption Letter in substantially the form attached hereto as EXHIBIT K (the "Assumption Letter") to the Administrative Agent, with the written consent of the Parent at the foot thereof and (ii) the delivery to the Administrative Agent of those items with respect to such Borrowing Subsidiary described in SECTION 6.1(a). A Subsidiary may cease to be a Borrowing Subsidiary hereunder by payment in full of all Obligations of such Borrowing Subsidiary and written notice to the Administrative Agent of its termination of its rights hereunder as provided in the Assumption Letter.

                                   ARTICLE III

                               LETTERS OF CREDIT

         3.1 LETTERS OF CREDIT. (a) The Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request of any Borrower to issue from time to time for the account of such Borrower Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; PROVIDED, that (i) the Issuing Bank shall not be obligated to issue (or renew) any Letter of Credit if it has been notified by the Administrative Agent or has actual knowledge that a Default or Event of Default has occurred and is continuing, (ii) the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment and (iii) no Letter of Credit shall be issued (or renewed) if, after giving effect thereto, the Dollar Value of Outstandings shall exceed the Total Revolving Credit Commitment. No Letter of Credit shall have an expiry date (including all rights of the respective Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of one year after the date of its issuance or the seventh Business Day prior to the Stated Termination Date. The Borrowers, the Administrative Agent and the Lenders acknowledge and agree that the Existing Letters of Credit are deemed Letters of Credit issued under and pursuant to this Agreement as if they had been issued on the Closing Date, provided, Bank Boston, N.A. shall have no obligation to extend or renew any Existing Letters of Credit.

         (b) Upon completion of a proper Application and Agreement for Letter of Credit, the Issuing Bank may issue upon request and for the account of one or more of Borrowers' Letters of Credit payable in an Alternative Currency. For purposes of determining Letters of Credit Outstandings, any Letter of Credit issued in an Alternative Currency shall be recorded in the Administrative Agent's account in Dollars based on the Alternative Currency Equivalent Amount on the date of issuance of such Letter of Credit; PROVIDED, HOWEVER, that the Administrative Agent shall determine the Dollar Equivalent Amount of any Letter of Credit issued in an Alternative Currency on the date of any drawing under a Letter of Credit or any Advance or Continuation for the purpose of determining the Dollar Value of Letter of Credit Outstandings. Any draw on a Letter of Credit issued in an Alternative Currency shall be repaid in the same Alternative Currency in an amount equal to the amount of the draw in such Alternative Currency. To the extent that the Administrative Agent shall determine at any time that the sum of (i) the Dollar Value of Outstandings, in each case determined on any Valuation Date, made or issued in Alternative Currencies exceeds the Total Alternative Currency Commitment, the Borrowers shall immediately repay Alternative Currency Loans so that after giving effect to such payment the Dollar Value outstanding Alternative Currency Loans plus the Dollar Value of outstanding Letters of Credit issued in Alternative Currencies does not exceed the Total Alternative Currency Commitment. If at any time the Letter of Credit Outstandings shall exceed the Total Letter of Credit Commitment the Borrower shall, in its discretion, either (i) cause to be terminated Letters of Credit or (ii) cash collateralize Letters of Credit so that as a result the amount of Letter of Credit Outstandings do not exceed the Total Letter of Credit Commitment.

         3.2 REIMBURSEMENT AND PARTICIPATIONS.

                  (a) The Borrower for whose account a Letter of Credit has been issued hereby unconditionally agrees to pay to the Issuing Bank immediately on demand at the Principal Office (i) in Dollars with respect to Letters of Credit issued in Dollars, and (ii) in the applicable Alternative Currency, in the case of Letters of Credit issued in Alternative Currencies all amounts required to pay all drafts drawn or purporting to be drawn under such Letters of Credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by SECTION 2.1 and Swing Line Loans if permitted by SECTION 2.5) sufficient funds to pay all drawings arising under any Letter of Credit. The Issuing Bank agrees to give the Borrowers prompt notice of any request for a draw under a Letter of Credit. To the extent permitted by SECTION 2.1(c)(iii) and SECTION 2.5, all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as time to time agreed to by the Issuing Bank and the Borrower shall be paid pursuant to Advances under the Revolving Credit Facility or, if the Borrower shall elect, by Swing Line Loans. The Borrowers agree to pay the Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Default Rate.

                  (b) In accordance with the provisions of SECTION 2.1(c), the Issuing Bank shall notify the Administrative Agent of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

                  (c) Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to the Dollar Value such Lender's Applicable Commitment Percentage of such liability, and to the extent that any Borrower is obligated to pay the Issuing Bank under SECTION 3.2(a), each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank in Dollars, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit in the manner and with the effect provided in SECTION 2.1(c)(iii).

                  (d) Simultaneously with the making of each payment by a Lender to the Issuing Bank pursuant to SECTION 2.1(c)(iii)(B), such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the Borrowers. Each Lender's obligation to make payment to the Administrative Agent for the account of the Issuing Bank pursuant to SECTION 2.1(c)(iii) and SECTION 3.2(c), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. In the event the Lenders have purchased Participations in any Reimbursement Obligation as set forth above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by the Issuing Bank from the Borrowers, the Issuing Bank shall promptly pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrowers.

                  (e) Promptly following the end of each calendar quarter, the Issuing Bank shall deliver to the Administrative Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to the Administrative Agent, and the Administrative Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each outstanding Letter of Credit.

                  (f) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in ARTICLE VI, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the Borrowers shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 or, if the Issuing Bank and the respective Borrower shall agree by express reference in an affected Letter of Credit, the International Chamber of Commerce International Standby Practices commonly referred to as "ISP98," or any subsequent amendment or revision of either thereof.

                  (g) Each Borrower agrees that the Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

                  (h) Without limiting the generality of the provisions of
         SECTION 12.9, the Parent and the Borrower (if other than the Parent) for whose account a Letter of Credit is issued hereby agrees to indemnify and hold harmless the Issuing Bank, each other Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Lender or the Administrative Agent may incur (or which may be claimed against the Issuing Bank, such other Lender or the Administrative Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under such Letter of Credit; provided that the Borrowers shall not be required to indemnify the Issuing Bank, any other Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Issuing Bank to pay under any

         Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this SECTION 3.2(h) shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date, the Facility Termination Date and expiration or termination of this Agreement.

                  (i) Without limiting Borrowers' rights as set forth in SECTION 3.2(h), the obligation of each Borrower to immediately reimburse the Issuing Bank for drawings made under Letters of Credit issued for the account of such Borrower and the Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and such obligations of the Borrowers shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Application and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

                           (i) any lack of validity or enforceability of the
                  Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

                           (ii) any amendment or waiver of or any consent to or
                  departure from all or any of the Related LC Documents; provided that the Issuing Bank shall not amend a Letter of Credit without the written consent of the Borrower for whose benefit such Letter of Credit is issued;

                           (iii) the existence of any claim, setoff, defense
                  (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrowers may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Administrative Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

                           (iv) any breach of contract or other dispute between
                  the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Administrative Agent, the Lenders or any other Person;

                           (v) any draft, statement or any other document
                  presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                           (vi) any delay, extension of time, renewal,
                  compromise or other indulgence or modification granted or agreed to by the Administrative Agent, with or without notice to or approval by the Borrowers in respect of any of Borrowers' Obligations under this Agreement; or

                           (vii) any other circumstance or happening whatsoever,
                  whether or not similar to any of the foregoing.

                                   ARTICLE IV

               EURODOLLAR FUNDING, FEES, AND PAYMENT CONVENTIONS

         4.1 INTEREST RATE OPTIONS. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall have the option to elect the Type of Loan and the duration of the initial and any subsequent Interest Periods and to Convert Revolving Loans in accordance with SECTIONS 2.1(c)(i) AND 4.2, as applicable; PROVIDED, HOWEVER, (a) there shall not be outstanding at any one time Eurodollar Rate Loans and Competitive Bid Loans having more than seven (7) different Interest Periods, (b) each Eurodollar Rate Loan (including each Conversion into and each Continuation as a Eurodollar Rate Loan) shall be in an amount of $5,000,000 (or the equivalent thereof if in any Alternative Currency) or, if greater than $5,000,000, an integral multiple of $1,000,000 (or the equivalent thereof if in any Alternative Currency), and
(c) no Eurodollar Rate Loan shall have an Interest Period that extends beyond the Stated Termination Date. If the Parent's senior, unsecured, unenhanced Indebtedness ceases to have a Rating, the Borrowers shall not be entitled to select Eurodollar Rate Loans and at the end of any then existing Interest Period for a Eurodollar Rate Loan, such Loan shall convert to Base Rate Loan. If the Administrative Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Loan to or Continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by SECTIONS 2.1(c)(i) and 4.2, as applicable (x) in the case of Loans denominated in Dollars, the respective Borrower shall be deemed to have elected to obtain or Convert such Loan to (or Continue such Loan as) a Base Rate Loan until such Borrower notifies the Administrative Agent in accordance with SECTION 4.2 and (y) in the case of Alternative Currency Loans, the provisions of SECTION 2.1(b) shall apply. The Borrowers shall not be entitled to elect to Continue any Loan as or Convert any Loan into a Eurodollar Rate Loan or a Competitive Bid Loan if a Default or Event of Default shall have occurred and be continuing.

         4.2 CONVERSIONS AND ELECTIONS OF SUBSEQUENT INTEREST PERIODS. Subject to the limitations set forth in the definition of "Interest Period" and in
SECTION 4.1 and ARTICLE V, the Borrower may:

                  (a) upon delivery of telephonic notice to the Administrative Agent (which shall be irrevocable) on or before 10:30 A.M. on any Business Day, Convert any Eurodollar Rate Loan (other than an Alternative Currency Loan) to a Base Rate Loan on the last day of the Interest Period for such Eurodollar Rate Loan; and

                  (b) provided that no Default or Event of Default shall have occurred and be continuing, upon delivery of telephonic notice to the Administrative Agent (which shall be irrevocable) on or before 10:30 A.M. three (3) Business Days', or in the case of Alternative Currency Loans, four (4) Business Days' prior to the date of such Conversion or
         Continuation:

                           (i) elect a subsequent Interest Period for any
                  Eurodollar Rate Loan to begin on the last day of the then current Interest Period for such Eurodollar Rate Loan; or

                           (ii) Convert any Base Rate Loan to a Eurodollar Rate
                  Loan on any Business Day.

Each such notice shall be effective upon receipt by the Administrative Agent, shall specify the Borrower, the amount of the Eurodollar Rate Loan affected, the type of Loan affected, and, if a Continuation as or Conversion into a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Administrative Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, shall be provided by the Administrative Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 10:30 A.M.) not later than 1:00 P.M. on the same day as the Administrative Agent's receipt of such notice. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

         4.3 PAYMENT OF INTEREST. The Borrowers shall pay interest on the outstanding and unpaid principal amount of each Loan, commencing on the first date of such Loan until such Loan shall be repaid, at the applicable Base Rate or Eurodollar Rate as designated by a Borrower in the related Borrowing Notice or Interest Rate Selection Notice or as otherwise provided hereunder. Interest on each Loan shall be paid on the earlier of (a) in the case of any Base Rate Loan, quarterly in arrears of the last Business Day of each March, June, September and December, commencing on December 31, 1999, until the Revolving Credit Termination Date, at which date as applicable the entire principal amount of and all accrued interest on the Revolving Loans shall be paid in full, (b) in the case of any Eurodollar Rate Loan and Competitive Bid Loan, on last day of the applicable Interest Period for such Eurodollar Rate Loan and Competitive Bid Loan and if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and
(c) the Revolving Credit Termination Date; PROVIDED, HOWEVER, that if any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest thereafter until paid in full at the Default Rate.

         4.4 PREPAYMENTS OF EURODOLLAR RATE LOANS AND COMPETITIVE BID LOANS. Whenever any payment of principal shall be made in respect of any Loan hereunder, whether at maturity, on acceleration, by optional or mandatory prepayment or as otherwise required or permitted hereunder, with the effect that any Eurodollar Rate Loan or Competitive Bid Loan shall be prepaid in whole or in part prior to the last day of the Interest Period applicable to such Eurodollar Rate Loan or Competitive Bid Loan, such payment of principal shall be accompanied by the additional payment, if any, required by SECTION 5.5.

         4.5 MANNER OF PAYMENT.

                  (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid by or on behalf of the Borrowers to the Lenders, the Issuing Bank, the Administrative Agent, or Bank of America with respect to any (i) Loan (other than a Competitive Bid Loan and a Revolving Loan in an Alternative Currency), Letter of Credit (other than one denominated in an Alternative Currency), Reimbursement Obligation or Swing Line Loan, shall be made to the Administrative Agent at the Principal Office in Dollars, (ii) Loan or Letter of Credit in an Alternative Currency, shall be made in the Alternative Currency, and (iii) Competitive Bid Loan shall be made to the Lender making each Competitive Bid Loan at its Applicable Lending Office, in each case in immediately available funds without condition or deduction for any setoff, recoupment, deduction or counterclaim on or before 12:30 P.M. on the date such payment is due.

                  (b) Any payment made by or on behalf of a Borrower that is not made in Dollars or the applicable Alternative Currency, as the case may be, in immediately available funds and prior to 12:30 P.M. on the date such payment is to be made shall constitute a non-conforming payment. Any such non-conforming payment shall not be deemed to be received until the later of (i) the time such funds become available funds and
         (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default as otherwise provided herein. Interest shall continue to accrue at the Default Rate on any principal or fees as to which no payment or a non-conforming payment is made from the date such amount was due and payable until the later of (i) the date such funds become available funds or (ii) the next Business Day.

                  (c) In the event that any payment hereunder or under any of the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under the definition of "Interest Period"; PROVIDED, however, that interest shall continue to accrue during the period of any such extension; and PROVIDED further, however, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

         4.6 Fees.

                  (a) FACILITY FEES. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrowers agree to pay to the Administrative Agent, for the benefit of each Lender a facility fee equal to the Applicable Facility Fee multiplied by the Revolving Credit Commitment of such Lender. Such fees shall be due in arrears on the last Business Day of each March, June, September and December commencing December 31, 1999 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fees until such Lender shall make available such portion.

                  (b) LETTER OF CREDIT FACILITY FEES. The Borrowers shall pay to the Administrative Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the aggregate Dollar Value of the amount available to be drawn on each outstanding Letter of Credit at a rate equal to the Applicable Margin for Eurodollar Rate Loans. Such fees shall be due with respect to each Letter of Credit quarterly in arrears on the last day of each March, June, September and December, the first such payment to be made on the first such date occurring after the date of issuance of a Letter of Credit.

                  (c) LETTER OF CREDIT FRONTING AND ADMINISTRATIVE FEES. The Borrowers shall pay to the Issuing Bank a fronting fee of one-eighth percent per annum (1/8%) on the aggregate amount available to be drawn on each outstanding Letter of Credit (other than the Existing Letters of Credit), such fee to be payable quarterly in arrears with respect to each Letter of Credit on the dates established in SECTION 4.6(b) for the payment of Letter of Credit facility fees with respect to such Letter of Credit. The Borrowers shall also pay to the Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrowers shall agree from time to time.

                  (d) AGENT FEES. The Borrowers agree to pay to the Administrative Agent, for the Administrative Agent's individual account, an annual Administrative Agent's fee as set forth in the letter dated October 29, 1999 from the Administrative Agent to the Parent.

         4.7 PRO RATA PAYMENTS. Except as otherwise specified herein, (a) each payment on account of the principal of and interest on Loans, the fees described in SECTION 4.6(a) and (b), and Swing Line Loans and Reimbursement Obligations as to which the Lenders have funded their respective Participations which remain outstanding, shall be made to the Administrative Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, and (b) the Administrative Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

         4.8 COMPUTATION OF RATES AND FEES. Except as may be otherwise expressly provided, all interest rates (including the Base Rate, each Eurodollar Rate, Absolute Rate and Eurodollar Competitive Rate and the Default Rate) and fees shall be computed on the basis of a year of 360 days and calculated for actual days elapsed.

         4.9 DEFICIENCY ADVANCES; FAILURE TO PURCHASE PARTICIPATIONS. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan or Advance hereunder or to fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment or Letter of Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing or the provisions of SECTION 4.10, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Administrative Agent may in its discretion, but shall not be obligated to, advance under the applicable Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments from the Borrower of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such Advance under its Note; provided that, (i) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance until such deficiency advance (together with interest thereon as provided in clause (ii)) shall be paid by such Lender and (ii) upon payment to the Administrative Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Administrative Agent by a Borrower on each Loan comprising the deficiency advance at the Federal Funds Rate, then such payment shall be credited against the applicable Note of the Administrative Agent in full payment of such deficiency advance and such Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by such Borrower thereon. In the event any Lender shall fail to fund its purchase of a Participation after notice from the Issuing Bank or Bank of America as the Swing Line lender, as applicable, such Lender shall pay to the Issuing Bank or Bank of America as the Swing Line lender, as applicable, such amount on demand, together with interest at the Federal Funds Rate on the amount so due from the date of such notice to the date such purchase price is received by the Issuing Bank or Bank of America as the Swing Line lender, as applicable.

         4.10 INTRADAY FUNDING. Without limiting the provisions of SECTION 4.9, unless the Borrowers or any Lender has notified the Administrative Agent not later than 12:00 Noon on the Business Day before the date any payment (including in the case of Lenders any Advance) to be made by it is due, that it does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that a Borrower or each Lender, as the case may be, has timely remitted such payment in the manner required hereunder and may, in its discretion and in reliance thereon, make available such payment (or portion thereof) to the Person entitled thereto as otherwise provided herein. If such payment was not in fact remitted to the Administrative Agent in the manner required hereunder, then:

                  (i) if a Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate; and

                  (ii) if any Lender failed to make such payment, the Administrative Agent shall be entitled to recover such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify the respective Borrower, and such Borrower shall promptly pay such corresponding amount to the Administrative Agent in immediately available funds upon receipt of such demand. The Administrative Agent also shall be entitled to recover interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to a Borrower to the date such corresponding amount is recovered by the

         Administrative Agent, (A) from such Lender at a rate per annum equal to the daily Federal Funds Rate or (B) from the Borrowers, at a rate per annum equal to the interest rate applicable to the Loan which includes such corresponding amount. Until the Administrative Agent shall recover such corresponding amount together with interest thereon, such corresponding amount shall constitute a deficiency advance within the meaning of SECTION 4.9. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder. Any Lender which shall fail to make available its portion of any Advance shall not be entitled to receive any payment pursuant to
         SECTION 5.5(b) by reason of the failure of the Borrower to borrow hereunder.

                                    ARTICLE V

                             CHANGE IN CIRCUMSTANCES


         5.1      INCREASED COST AND REDUCED RETURN.

                  (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                           (i) shall subject such Lender (or its Applicable
                  Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Rate Loans or Competitive Bid Loans, its Notes, or its obligation to make Eurodollar Rate Loans or Competitive Bid Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Notes in respect of any Eurodollar Rate Loans or Competitive Bid Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                           (ii) shall impose, modify, or deem applicable any
                  reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Revolving Credit Commitment of such Lender hereunder; or

                           (iii) shall impose on such Lender (or its Applicable
                  Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

         and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Rate Loans or Competitive Bid Loans, then the Borrowers shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrowers under this SECTION 5.1(a), the Borrowers may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 5.4 shall be applicable); PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested; PROVIDED, FURTHER, that the Borrowers shall not be liable for payment of any such amount if the Lender does not demand payment of such amount within 180 days of such lender becoming aware of the event giving rise to the reduction of the rate or return.

                  (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrowers shall not be liable for payment of any such amount if the Lender does not demand payment of such amount within 180 days of such Lender becoming aware of the event giving rise to the reduction of the rate or return.

                  (c) Without limiting the foregoing but without duplication for any Associated Costs reimbursed pursuant to SECTION 5.1(a) or (b), as to any Alternative Currency Loan denominated in British Pounds, the Borrowers will pay the Associated Costs. In addition, the Associated Costs shall be increased by an amount which the applicable Lender shall determine from time to time to be necessary to compensate such Lender for the cost or loss to it of complying with any liquidity, monetary control or prudential requirements of The Bank of England existing from time to time.

                  (d) Each Lender shall promptly notify the Borrowers and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this SECTION 5.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this SECTION 5.1 shall furnish to the Borrowers and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         5.2 LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

                  (a) the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) the Required Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period;

then the Administrative Agent shall give the Borrowers prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

         5.3 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans or Competitive Bid Loans at a Eurodollar Competitive Rate hereunder, then such Lender shall promptly notify the Borrowers thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans or Competitive Bid Loans at a Eurodollar Competitive Rate and to Convert other Types of Loans into Eurodollar Rate Loans or Competitive Bid Loans at a Eurodollar Competitive Rate shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans or Competitive Bid Loans at a Eurodollar Competitive Rate (in which case the provisions of SECTION 5.4 shall be applicable).

         5.4 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make a Eurodollar Rate Loan or a Competitive Bid Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to SECTION 5.2 OR 5.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be (i), in the case of Loans denominated in Dollars, automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by SECTION 5.3 hereof, on such earlier date as such Lender may specify to the Borrowers with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTION 5.2 OR 5.3 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all

         Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans; and

(ii) in the case of a Loan denominated in an Alternative Currency, paid in full on the last day of the Interest Period for such Loan.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in SECTION 5.2 OR 5.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this SECTION
5.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Credit Commitments.

         5.5 COMPENSATION. Upon the request of any Lender, the Borrowers shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  (a) any payment, prepayment, or Conversion of a Eurodollar Rate Loan or a Competitive Bid Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to SECTION 10.1) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrowers for any reason (including, without limitation, the failure of any condition precedent specified in
         ARTICLE VI to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Rate Loan or a Competitive Bid Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         5.6 TAXES.

                  (a) Any and all payments by the Borrowers to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Administrative Agent (as the case may be) is organized or maintains an Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 5.6) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and
         (iv) such Borrower shall furnish to the Administrative Agent, at its address referred to in SECTION 12.2, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, each Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery by such Borrower of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) Each Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable by such Borrower under this SECTION 5.6) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Parent or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrowers and the Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 (including Form W-8BEN or W-8EC1) or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.


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                  (e) For any period with respect to which a Lender has failed to provide the Borrowers and the Administrative Agent with the appropriate form pursuant to SECTION 5.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), or if any information on such forms is false or inaccurate in any material respect such Lender shall not be entitled to indemnification under
         SECTION 5.6(a) OR 5.6(b) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (f) If a Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 5.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                  (g) Within thirty (30) days after the date of any payment of Taxes, the Borrowers shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment.

                  (h) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this SECTION 5.6 shall survive the termination of the Revolving Credit Commitments and the payment in full of the Notes and the Facility Termination Date.

                  (i) Notwithstanding any provision contained in this SECTION
         5.6 to the contrary, the Borrowers shall not be obligated to reimburse any Lender which is obligated to pay Florida documentary stamp taxes by reason of the fact that it has brought its Note or Notes or other Loan Documents into the State of Florida, other than for the reason of enforcing its rights under its Note or Notes or other Loan Documents.

         5.7 REPLACEMENT LENDERS. In the event a Lender shall be unable to make a Loan by reason of any provision of this ARTICLE V or shall seek compensation pursuant to this ARTICLE V (other than SECTION 5.5), the Parent may, in its sole discretion, on ten (10) Business Days' prior written notice to the Administrative Agent and such Lender, cause such Lender to (and such Lender shall) assign pursuant to SECTION 12.1 hereof, all of its rights and obligations under this Agreement (other than with respect to outstanding Competitive Bid Loans) to an Eligible Assignee designated by the Parent which is willing to become a Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender, together with any accrued but unpaid interest on such Loans, any accrued but unpaid fees with respect to such Lender's Revolving Credit Commitment and any other amounts payable to such Lender under this Agreement; PROVIDED, that any expenses or other amounts which would be owing to such Lender pursuant to any indemnification provision hereunder shall be payable by the Parent as if the


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respective Borrower had prepaid the Loans of such Lender rather than such Lender having assigned its interest thereunder. The Borrowers or the Eligible Assignee under this Section shall pay the applicable processing fee under SECTION 12.1.

































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                                   ARTICLE VI

            CONDITIONS TO MAKING LOANS AND ISSUING LETTERS OF CREDIT

         6.1 CONDITIONS OF INITIAL ADVANCE AND ISSUING LETTERS OF CREDIT. The obligation of the Lenders to make the initial Advance under the Revolving Credit Facility, and of the Issuing Bank to issue any Letter of Credit, and of Bank of America to make any Swing Line Loan, is subject to the conditions precedent that:

                  (a) the Administrative Agent shall have received on the Closing Date, in form and substance satisfactory to the Administrative Agent, the following:

                           (i) executed originals of each of this Agreement for
                  each Lender, the Notes of each Lender, the LC Account Agreement, the other Loan Documents, together with all schedules and exhibits thereto;

                           (ii) the favorable written opinion or opinions with
                  respect to the Loan Documents and the transactions contemplated thereby of counsel to the Borrowers dated the Closing Date, addressed to the Administrative Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Administrative Agent, substantially in the form of EXHIBIT J;

                           (iii) resolutions of the boards of directors or other
                  appropriate governing body (or of the appropriate committee thereof) of each Borrower certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                           (iv) specimen signatures of officers or other
                  appropriate representatives executing the Loan Documents on behalf of each of the Borrowers, certified by the secretary or assistant secretary of such Borrower;

                           (v) the Organizational Documents of each of the
                  Borrowers certified as of a recent date by the Secretary of State of its state of organization;

                           (vi) Operating Documents of each of the Borrowers
                  certified as of the Closing Date as true and correct by its secretary or assistant secretary;

                           (vii) certificates, if available, issued as of a
                  recent date by the Secretaries of State of the respective jurisdictions of formation of each of the Borrowers as to the due existence and good standing of such Person;


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



                           (viii) appropriate certificate of qualification to do
                  business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each Borrower as of a recent date by the Secretary of State of Florida;

                           (ix) notice of appointment of the initial Authorized
                  Representative(s);

                           (x) certificate of an Authorized Representative dated
                  the Closing Date demonstrating compliance with the financial covenants contained in SECTIONS 9.1(a) through 9.1(d) as of the end of the fiscal quarter most recently ended prior to the Closing Date, substantially in the form of EXHIBIT K;

                           (xi) evidence of all insurance required by the Loan
                  Documents;

                           (xii) an initial Borrowing Notice, and, if elected by
                  the Borrowers, an Interest Rate Selection Notice;

                           (xiii) evidence that all fees payable by the
                  Borrowers on the Closing Date to the Administrative Agent, BAS and the Lenders have been paid in full;

                           (xiv) Uniform Commercial Code search results showing
                  only those Liens as are acceptable to the Administrative Agent; and

                           (xv) such other documents, instruments, certificates
                  and opinions as the Administrative Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby; and

                  (b) In the good faith judgment of the Administrative Agent and the Lenders:

                           (i) there shall not have occurred or become known to
                  the Administrative Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Parent and its Subsidiaries delivered to the Administrative Agent prior to the Closing Date that has had or could reasonably be expected to result in a Material Adverse Effect;

                           (ii) no litigation, action, suit, investigation or
                  other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse Effect; and

                           (iii) the Borrowers shall have received all
                  approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of
                  (A) any applicable law, rule, regulation,


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                  order or decree of any Governmental Authority or arbitral
                  authority or (B) any agreement, document or instrument to which any Borrower is a party or by which any of them or their properties is bound.

         6.2 CONDITIONS OF REVOLVING LOANS AND LETTER OF CREDIT. The obligations of the Lenders to make any Revolving Loans, and the Issuing Bank to issue (or renew) Letters of Credit and Bank of America to make Swing Line Loans, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                  (a) the Administrative Agent or, in the case of Swing Line Loans, Bank of America shall have received a Borrowing Notice if required by ARTICLE II;

                  (b) the representations and warranties of the Borrowers set forth in ARTICLE VII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, Swing Line Loan or Letter of Credit issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in SECTION 7.6(a) shall be deemed (solely for the purpose of the representation and warranty contained in such SECTION 7.6(a) but not for the purpose of any cross reference to such SECTION 7.6(a) or to the financial statements described therein contained in any other provision of
         SECTION 7.6 or elsewhere in ARTICLE VII) to be those financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to SECTION 8.1 from the date financial statements are delivered to the Administrative Agent and the Lenders in accordance with such Section;

                  (c) in the case of the issuance of a Letter of Credit, a Borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall request;

                  (d) at the time of (and after giving effect to) each Advance, Swing Line Loan or the issuance of a Letter of Credit, no Default or Event of Default specified in ARTICLE X shall have occurred and be continuing; and

                  (e) immediately after giving effect to:

                           (i) a Revolving Loan, the aggregate principal balance
                  of all outstanding Revolving Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment;

                           (ii) a Letter of Credit or renewal thereof, the
                  aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the Issuing Bank, its remaining interest after deduction of all


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



                  Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

                           (iii) a Swing Line Loan, the Swing Line Outstandings
                  shall not exceed $10,000,000; and

                           (iv) a Revolving Loan, Competitive Bid Loan, Swing
                  Line Loan or a Letter of Credit or renewal thereof, the sum of Outstandings shall not exceed the Total Revolving Credit Commitment.

































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



                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

         7.1 ORGANIZATION AND AUTHORITY.

                  (a) The Parent and each Material Subsidiary is a corporation or partnership duly organized and validly existing under the laws of the jurisdiction of its formation;

                  (b) The Parent and each Material Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

                  (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

                  (d) When executed and delivered, each of the Loan Documents to which any Borrower is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Borrower, enforceable against such Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity).

         7.2 LOAN DOCUMENTS. The execution, delivery and performance by each Borrower of each of the Loan Documents to which it is a party:

                  (a) have been duly authorized by all requisite Organizational Action of such Borrower required for the lawful execution, delivery and performance thereof;

                  (b) do not violate any provisions of (i) any applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Borrower or its properties, or (iii) the Organizational Documents or Operating Documents of such Borrower;

                  (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document


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



         to which such Borrower is a party, or by which the properties or assets of such Borrower are bound; and

                  (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of such Borrower or any Subsidiary.

         7.3 SOLVENCY. Each Borrower is Solvent after giving effect to the transactions contemplated by the Loan Documents.

         7.4 SUBSIDIARIES AND STOCKHOLDERS. The Borrower has no Subsidiaries other than those Persons listed as Subsidiaries in SCHEDULE 7.4 and additional Subsidiaries created or acquired after the Closing Date; SCHEDULE 7.4 states as of the date hereof the organizational form of each entity, whether such Subsidiary is a Material Subsidiary and if it is a Material Subsidiary its percent of Consolidated Total Assets and consolidated net revenues and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in SCHEDULE 7.4, free and clear of any Lien.

         7.5 OWNERSHIP INTERESTS. The Parent owns no interest in one or more Persons, which interest in such Persons has an aggregate fair market value in excess of $750,000, other than the Persons listed in SCHEDULE 7.4, equity investments in Persons not constituting Subsidiaries permitted under SECTION 9.6 and additional Subsidiaries created or acquired after the Closing Date.

         7.6 FINANCIAL CONDITION.

                  (a) The Parent has heretofore furnished to each Lender an audited consolidated balance sheet of the Parent and its Subsidiaries as at June 30, 1999 and the notes thereto and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended as examined and certified by PricewaterhouseCoopers, and unaudited consolidated interim financial statements of the Parent and its Subsidiaries consisting of a consolidated balance sheets and related consolidated statements of income, stockholders' equity and cash flows, in each case without notes, for and as of the end of the three month period ending September 30, 1999. Except as set forth therein, such annual financial statements (including the notes thereto) present fairly the consolidated financial condition of the Parent and its Subsidiaries as of the end of such Fiscal Year and three month period and results of their operations and the changes in its stockholders' equity for the Fiscal Year then ended, and in the case of such interim financial statements, reflect all adjustments constituting only normal recurring accruals necessary for a fair presentation of the consolidated financial condition of the Parent and its Subsidiaries as of such date and the consolidated results of their operations and changes in cash flows all in conformity with


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         GAAP applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end audit adjustments;

                  (b) since the later of (i) the date of the audited financial statements delivered pursuant to SECTION 7.6(a) hereof or (ii) the date of the audited financial statements most recently delivered pursuant to
         SECTION 8.1(a) hereof, there has been no material adverse change in the condition, financial or otherwise, of the Parent or any of its Material Subsidiaries or in the businesses, properties, performance, prospects or operations of the Parent or its Material Subsidiaries, nor have such businesses or properties been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; and

                  (c) except as set forth in the financial statements referred to in SECTION 7.6(a) or in SCHEDULE 7.6 or permitted by SECTION 9.10, neither the Parent nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness, Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied.

         7.7 TITLE TO PROPERTIES. The Parent and each of its Material Subsidiaries has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in SCHEDULE 7.7 and Liens permitted by SECTION 9.3.

         7.8 TAXES. Except as set forth in SCHEDULE 7.8, the Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in SECTION 7.6(a) or SECTIONS 8.1(a) or (b) and satisfactory to the Parent's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.

         7.9 OTHER AGREEMENTS. Neither the Borrower nor any Subsidiary is

                  (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

                  (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Borrower or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

         7.10 LITIGATION. Except as set forth in the Parent's Annual Report on Form 10-K for the period ended June 30, 1999 or Quarterly Report on Form 10-Q for the period ended September 30,


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



1999, as to which the ultimate outcome, and whether such proceeding could have a Material Adverse Effect cannot be determined at this time, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or affecting the Borrower or any Subsidiary or any properties or rights of the Borrower or any Subsidiary, which could reasonably be likely to have a Material Adverse Effect.

         7.11 MARGIN STOCK. The proceeds of the borrowings made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U (12 C.F.R. Part 224) or Regulation X (12 C.F.R. Part 221) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

         7.12 INVESTMENT COMPANY. The Parent is not an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrowers and the performance by the Borrowers of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

         7.13 PATENTS, ETC. Except as set forth in the Parent's Annual Report on Form 10-K for the period ended June 30, 1999 or Quarterly Report on Form 10-Q for the period ended September 30, 1999, as to which the ultimate outcome, and whether such proceeding could have a Material Adverse Effect cannot be determined at this time, the Parent owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person.

         7.14 NO UNTRUE STATEMENT. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided by the Parent or any of its Subsidiaries to the Administrative Agent in connection with the negotiation or preparation of the Loan Documents taken together, and taken together with the Parent's Annual Reports on Form 10-K for periods ending on and prior to June 30, 1999 and Quarterly Reports on Form 10-Q for periods ending on and prior to September 30, 1999, contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading, except that projections and estimates reflected therein constitute good faith estimates of the Parent or such Subsidiary based on then current information and assumptions believed by the Parent or such Subsidiary to be reasonable.

         7.15 NO CONSENTS, ETC. Neither the respective businesses or properties of the Parent or any Material Subsidiary, nor any relationship among the Parent or any Material Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of the Parent as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be.

         7.16 EMPLOYEE BENEFIT PLANS.

                  (a) The Parent and each ERISA Affiliate is in substantial compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in substantial compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans, except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code, except with respect to said remedial period, has been determined or the Borrower or its Subsidiaries is in the process of obtaining a determination by the Internal Revenue Service to be so qualified, each trust related to such plan has been determined to be exempt under Section 501(a) of the Code, and each Employee Benefit Plan subject to any Foreign Benefit Law has received the required approvals by any Governmental Authority regulating such Employee Benefit Plan. No material liability has been incurred by the Parent or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                  (b) Neither the Parent nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency under
         Section 412 of the Code or Section 302 of ERISA with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, (iv) failed to make a required installment or other required


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



         payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan, or (v) failed to make a required contribution or payment, or otherwise failed to operate in compliance with any Foreign Benefit Law regulating any Employee Benefit Plan;

                  (c) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Parent nor any ERISA Affiliate has incurred any unpaid withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan;

                  (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, or where the funding of which is regulated by any Foreign Benefit Law did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

                  (e) To the best of the Borrower's knowledge, each Employee Benefit Plan which is subject to Title IV of ERISA or the funding of which is regulated by any Foreign Benefit Law, maintained by the Parent or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA, applicable Foreign Benefit Law and other applicable laws, regulations and rules;

                  (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

                  (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan;

         7.17 NO DEFAULT. As of the date hereof, there does not exist any Default or Event of Default hereunder.

         7.18 ENVIRONMENTAL LAWS. Except as listed on SCHEDULE 7.18, the Borrower and each Subsidiary is in compliance in all material respects with all applicable Environmental Laws and has been issued and currently maintains all required federal, state and local permits, licenses, certificates and approvals. Except as listed on SCHEDULE 7.18, neither the Borrower nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither the Borrower nor any Subsidiary is aware of any facts, any of which could reasonably be expected to have a Material Adverse Effect, which (a) calls into question, or could reasonably be expected to call into question, compliance by the Borrower or any Subsidiary with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of the Borrower's


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or any Subsidiary's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law.

         7.19 EMPLOYMENT MATTERS.

                  (a) None of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary or between the Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

                  (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any litigation, administrative proceeding nor, to the knowledge of the Borrower, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

         7.20 RICO. Neither the Borrower nor any Subsidiary is engaged in or has engaged in any course of conduct that could reasonably subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.

         7.21 YEAR 2000 COMPLIANCE. The Borrower and its Material Subsidiaries have (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by information received from suppliers and vendors) that could reasonably be expected to be adversely affected by the Year 2000 Problem, (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and
(iii) to date, implemented that plan substantially in accordance with that timetable. The Borrower reasonably believes that all computer applications (including those affected by information received from its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be Year 2000 Compliant, except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.


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                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Parent will, and where applicable will cause each Material Subsidiary to:

         8.1      FINANCIAL REPORTS, ETC.

                  (a) As soon as practical and in any event within 105 days after the end of each Fiscal Year of the Parent, deliver or cause to be delivered to the Administrative Agent and each Lender (i) a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial statements, opinions of PricewaterhouseCoopers, or other such independent certified public accountants selected by the Parent and approved by the Administrative Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Parent and without any exception not acceptable to the Lenders, (ii) a certificate of an Authorized Representative demonstrating compliance with SECTIONS 9.1(a) through 9.1(e), which certificate shall be in the form of EXHIBIT K and (iii) a schedule containing a list of Material Subsidiaries as at the end of the Fiscal Year which schedule shall set forth the percentage of Consolidated Total Assets and Consolidated Net Income of each such Subsidiary;

                  (b) as soon as practical and in any event within 55 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Administrative Agent and each Lender (i) a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements reflect all adjustments constituting only normal recurring accruals necessary for a fair presentation of the consolidated financial condition of the Parent and its Subsidiaries as of the end of such fiscal period and the consolidated results of their operations and the changes in their financial position for such fiscal period, (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to
         SECTION 8.1(a)(ii) and (iii) a schedule containing a list of Material Subsidiaries as of the end of such fiscal quarter similar to that required pursuant to SECTION 8.1(a)(iii).

                  (c) together with each delivery of the financial statements required by SECTION 8.1(a)(i), deliver to the Administrative Agent and each Lender a letter from the Parent's accountants specified in SECTION 8.1(a)(i) stating that in performing the audit


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         necessary to render an opinion on the financial statements delivered under SECTION 8.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Parent in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

                  (d) promptly upon their becoming available to the Parent, the Parent shall deliver to the Administrative Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Parent or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Parent or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Parent or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Borrower or any Subsidiary;

                  (e) not later than the last Business Day of the first month of each Fiscal Year, deliver to the Administrative Agent and each Lender a capital and operating expense budget and consolidated financial projections for the Parent and its Subsidiaries for the next Fiscal Year, prepared in accordance with GAAP applied on a Consistent Basis; and

                  (f) promptly, from time to time, deliver or cause to be delivered to the Administrative Agent and each Lender such other information regarding Parent's and any Subsidiary's operations, business affairs and financial condition as the Administrative Agent or such Lender may reasonably request.

         8.2 MAINTAIN PROPERTIES. Maintain all properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices, except in each case to the extent that failure to maintain any of the foregoing is not reasonably like to have a Material Adverse Effect.

         8.3 EXISTENCE, QUALIFICATION, ETC. Except as otherwise expressly permitted under SECTION 9.5, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary except where the failure to so qualify would not be reasonably likely to have a Material Adverse Effect.

         8.4 REGULATIONS AND TAXES. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges,


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claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to the Parent's independent certified public accountants have been established unless and until any Lien resulting therefrom attaches to any of its property and becomes enforceable against its creditors.

         8.5 INSURANCE. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated,
(b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) and against loss by reason by business interruption such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than are maintained by similar businesses that are similarly situated, such insurance policies to be in form reasonably satisfactory to the Administrative Agent. Each of the policies of insurance described in this SECTION 8.5 shall provide that the insurer shall give the Administrative Agent not less than thirty (30) days' prior written notice before any such policy shall be terminated, lapse or be altered in any manner.

         8.6 TRUE BOOKS. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

         8.7 YEAR 2000 COMPLIANCE. The Borrower will promptly notify the Administrative Agent and the Lenders in the event the Borrower discovers or determines that any computer application (including those affected by information received from its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

         8.8 RIGHT OF INSPECTION. Permit any Person designated by any Lender at such Lender's expense or the Administrative Agent at the Administrative Agent's expense to visit and inspect any of the properties, corporate books and financial reports of the Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice. From and after the occurrence and during the continuance of an Event of Default, the Parent shall be obligated to pay the expenses of the Lender and Administrative Agent incurred in connection with any such visit and inspection.

         8.9 OBSERVE ALL LAWS. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the


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conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         8.10 GOVERNMENTAL LICENSES. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         8.11 COVENANTS EXTENDING TO OTHER PERSONS. Cause each of its Material Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrowers in SECTIONS 8.2 through 8.11, and 8.20 inclusive.

         8.12 OFFICER'S KNOWLEDGE OF DEFAULT. Upon any Executive Officer of the Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or any Subsidiary to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Administrative Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary proposes to take with respect thereto.

         8.13 SUITS OR OTHER PROCEEDINGS. Upon any Executive Officer of the Borrower obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the Parent or any Subsidiary, making a claim or claims in an aggregate amount greater than $10,000,000 not otherwise covered by insurance, promptly deliver to the Administrative Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

         8.14 NOTICE OF ENVIRONMENTAL COMPLAINT OR CONDITION. Promptly provide to the Administrative Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims or citations received by the Borrower or any Material Subsidiary relating to any (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Law;
(b) release or threatened release by the Borrower or any Material Subsidiary, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of the Borrower or any Material Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Material Subsidiary, of any Hazardous Material, except where occurring legally pursuant to a permit or license; or (c) liability or alleged liability of the Borrower or any Material Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, which in any of the foregoing instances would reasonably be expected to have a Material Adverse Effect.

         8.15 ENVIRONMENTAL COMPLIANCE. If the Borrower or any Material Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or any Subsidiary has violated any Environmental Law, has released any Hazardous Material, or is liable


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for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower and any Subsidiary shall, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability, unless and only during the period that the applicability of the Environmental Law, the fact of such violation or liability or the action required to remove or remedy such violation is being contested by the Borrower or the applicable Subsidiary by appropriate proceedings diligently conducted and all reserves with respect thereto as may be required under Generally Accepted Accounting Principles, if any, have been made, and no Lien in connection therewith shall have attached to any property of the Borrower or the applicable Subsidiary which shall have become enforceable against creditors of such Person.

         8.16 INDEMNIFICATION. Without limiting the generality of SECTION 12.9, the Parent hereby agrees to indemnify and hold the Administrative Agent and the Lenders and any affiliate of any Lender party to a Swap Agreement, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys', consultants' or other expert fees, expenses and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or (b) the handling, storage, transportation, treatment, emission, release, discharge or disposal of any Hazardous Materials by or on behalf of the Borrower or any Subsidiary, or on or with respect to property owned or leased or operated by the Borrower or any Subsidiary. The provisions of this SECTION 8.16 shall survive repayment of the Obligations and expiration or termination of this Agreement.

         8.17 FURTHER ASSURANCES. At the Borrower's cost and expense, upon request of the Administrative Agent, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement, the Security Instruments and the other Loan Documents.

         8.18 EMPLOYEE BENEFIT PLANS.

                  (a) With reasonable promptness, and in any event within thirty
         (30) days thereof, give notice to the Administrative Agent of (a) the establishment of any new Pension Plan (which notice shall include a copy of such plan), (b) the commencement of contributions to any Employee Benefit Plan to which the Parent or any of its ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by the Parent or any ERISA Affiliate with respect to such request and (e) the failure of the Parent or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code (in the case of Employee Benefit Plans regulated by the Code or ERISA) or under any Foreign Benefit


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



         Law (in the case of Employee Benefit Plans regulated by any Foreign Benefit Law) by the due date;

                  (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Employee Benefit Plan or any trust created thereunder, deliver to the Administrative Agent a notice specifying the nature thereof, what action the Parent or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

                  (c) With reasonable promptness but in any event within fifteen
         (15) days for purposes of clauses (a), (b) and (c), deliver to the Administrative Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by the Parent or any ERISA Affiliate of the PBGC's or any Governmental Authority's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Parent or any ERISA Affiliate with the Internal Revenue Service with respect to each Employee Benefit Plan and (d) all notices received by the Parent or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Administrative Agent in writing within five (5) Business Days of the Borrower or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

         8.19 CONTINUED OPERATIONS. Continue at all times to conduct its business and engage principally in the same Line or Lines of Business substantially as heretofore conducted.


























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                                   ARTICLE IX

                               NEGATIVE COVENANTS

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Parent will not, nor will it permit any Subsidiary to:

         9.1 FINANCIAL COVENANTS.

                  (a) CONSOLIDATED NET WORTH. Permit Consolidated Net Worth to be less than (i) $725,000,000 from the Closing Date until (but excluding) the last day of the fiscal quarter that includes the Closing Date (the "Closing Date Quarter"), and (ii) as at the last day of each fiscal quarter of the Borrower ending after the Closing Date and until (but excluding) the last day of the next following fiscal quarter of the Borrower, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this Section 9.1(a) as at the end of the immediately preceding fiscal quarter (or, in the case of the Closing Date Quarter, required to be maintained as of the Closing
         Date), plus (B) 50% of Consolidated Net Income (with no reduction for net losses during any period) for the fiscal quarter of the Borrower ending on such day (including within "Consolidated Net Income" certain items otherwise excluded, as provided for in the definition of "Consolidated Net Income"), plus (C) 100% of the aggregate amount of all increases after the Closing Date in the stated capital and additional paid-in capital accounts of the Borrower resulting from the issuance of equity securities or other capital investments, but excluding amounts recorded with respect to employee benefit plans and by reason of stock dividends paid to holders of the Parent's 6 1/2% Convertible Preferred Stock.

                  (b) CONSOLIDATED SENIOR LEVERAGE RATIO. Permit at any time the Consolidated Senior Leverage Ratio to be greater than .50 to 1.00.

                  (c) CONSOLIDATED LEVERAGE RATIO. Permit at any time the Consolidated Leverage Ratio to be greater than .55 to 1.00.

                  (d) CONSOLIDATED INTEREST COVERAGE RATIO. Permit the Consolidated Interest Coverage Ratio to be less than 2.00 to 1.00.

                  (e) CAPITAL EXPENDITURES. Make or become committed to make Capital Expenditures which exceed $75,000,000 in the aggregate in any Fiscal Year of the Borrower (on a non-cumulative basis, with the effect that amounts not expended in any Fiscal Year may not be carried forward to a subsequent period).

         9.2 ACQUISITIONS. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the Line or Lines of Business of the





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Person to be acquired are substantially the same as one or more Line or Lines of
Business conducted by the Parent and its Subsidiaries, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition, (iii) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Borrower or a wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Parent or a wholly-owned Subsidiary), and (iv) the Cost of Acquisition does not exceed $50,000,000.

         9.3 LIENS. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Parent or any Subsidiary, other than

                  (a) Liens otherwise existing as of the date hereof and as set forth in SCHEDULE 8.7;

                  (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

                  (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

                  (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                  (e) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Subsidiary;

                  (f) subject to SECTION 10.1(i), Liens arising in connection with court proceedings provided the execution of such Liens are being contested in good faith by appropriate


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         proceedings, any foreclosure action either does not exist or is effectively stayed and the Parent has established adequate reserves therefor on the books its books in accordance with GAAP;

                  (g) unexercised rights of setoff, bankers' liens and other rights arising solely by operation of law and not created to secure Indebtedness;

                  (h) to the extent considered a Lien on assets of the Parent or any Subsidiary, Liens arising in connection with the sale, factoring or securitization of leases, receivables or other accounts in the ordinary course of business;

                  (i) to the extent considered a Lien on assets of the Parent or any Subsidiary, the interest of the lessee or purchaser in assets of the Parent or any Subsidiary leased to such lessee under a lease or sold to such purchaser under the terms of a conditional sale arrangement;

                  (j) purchase money Liens to secure Indebtedness permitted under SECTION 9.10(f) and incurred to purchase fixed assets, provided such Indebtedness represents not less than 75% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such Indebtedness;

                  (k) Liens arising in connection with Capital Leases permitted under SECTION 9.10(f), provided that no such Lien shall extend to any Collateral or to any other property other than the assets subject to such Capital Leases;

                  (l) Liens securing Indebtedness of a Subsidiary to the Parent or to another wholly-owned Subsidiary; and

                  (m) to the extent deemed a Lien, Liens arising in transactions permitted under SECTION 9.8.

         9.4 RESTRICTED PAYMENTS. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing, unless, after giving effect thereto, (i) the aggregate amount of Restricted Payments made after the Closing Date to and including the date of making the Restricted Payment in questions would not exceed the sum of: (x) $50,000,000; (y) fifty percent (50%) of cumulative Consolidated Net Income for each Fiscal Year ending after the Closing Date (less 100% thereof in case of a deficit); and (z) the net cash proceeds received by the Parent from the sale of common stock subsequent to the Closing Date or the net cash proceeds received by the Parent from the sale of securities convertible into common stock of the Parent upon conversion thereof subsequent to the Closing Date; (ii) no Default or Event of Default would exist; and (iii) the Parent could incur at least $1.00 of additional Indebtedness under SECTION 9.10.

         9.5 MERGER OR CONSOLIDATION. Merge or consolidate with, or sell all or substantially all of its assets to, any Person, except that:


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                  (a) The Parent may merge or consolidate with any Person,
         provided that immediately after giving effect thereto (i) the Parent is the successor corporation, (ii) there shall exist no Default or Event of Default, and (iii) the Parent could incur at least $1.00 of additional Indebtedness under SECTION 9.10; and

                  (b) so long as no Default or Event of Default has occurred and is continuing, any Subsidiary may merge with any other Subsidiary or the Parent.

         9.6 SALE OF ASSETS. (a) Other than in the ordinary course of business, including sales of receivables, leases, rental equipment and the residual interest therein, and the sale of obsolete equipment or equipment which is worn out or no longer used or useful, and other than as permitted by SECTION 9.5, sell, lease, transfer or otherwise (including by way of merger) dispose of (collectively a "Disposition") any assets, including capital stock of Subsidiaries, in one or a series of transactions, to any Person, (i) if in any Fiscal Year, after giving effect to such Disposition, the aggregate net book value of assets subject to Dispositions during such Fiscal Year would exceed seven and one-half percent (7 1/2%) of Consolidated Total Assets as of the immediately preceding Fiscal Year or (ii) if, after giving effect to such Disposition and all prior Dispositions since the Closing Date, the aggregate net book value of assets subject to Dispositions would exceed, on a cumulative basis, fifteen percent (15%) of Consolidated Total Assets as of the end of the immediately preceding Fiscal Year or (iii) if a Default or Event of Default exists or (iv) if the Borrower cannot incur at least $1.00 of additional Debt pursuant to SECTION 9.10.

         (b) Notwithstanding the foregoing limitations in clause (a) of this
SECTION 9.6 the Parent and Subsidiaries may make Dispositions among themselves.

         9.7 TRANSACTIONS WITH AFFILIATES. Enter into, or be a party to any transaction with any Affiliate of the Parent or any Subsidiary (which Affiliate is not the Parent or a Subsidiary or a joint venture or other Person in which the Parent or any Subsidiary owns less than a majority interest and which, if it were a Subsidiary, would not be a Material Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to the Parent or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate; PROVIDED, that the foregoing shall not affect the ability of the Parent or any Subsidiary from determining, in its sole discretion, the amount or form of executive or directors compensation from time to time or from effecting any reorganization of the corporate or ownership structure of its Subsidiaries.

         9.8 SALE AND LEASEBACK. Enter into any arrangement, directly or indirectly, whereby the Parent or any Subsidiary of the Parent shall sell or transfer any real property owned by it in order then or thereafter to lease such real property or lease other real property that the Parent or any Subsidiary of the Parent intends to use for substantially the same purpose as the real property being sold or transferred; PROVIDED, HOWEVER, so long as no Default or Event of Default has occurred and is continuing or would exist as a result of such a transaction, the Parent and its Subsidiaries shall be permitted to (a) enter into a sale and leaseback transaction pertaining to the Parent's "Corporate Office Building" located at 951 Yamato Road, Boca Raton, Florida 33431 and the Parent's "Boca


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Operations Center" located at 6600 Congress Avenue, Boca Raton, Florida 33487 so
long as the purchase price for each such sale and leaseback is no less than the fair market value of the applicable asset at the time of the sale and (b) other sale and leaseback transactions so long as in the case of this clause (b) (i) the aggregate net cash proceeds received for all such sales or dispositions does not exceed $5,000,000 during the term of this Agreement; and (ii) the purchase price for each such sale and leaseback is no less than the fair market value of the applicable asset at the time of the sale.

         9.9 SUBORDINATED DEBT AND SENIOR NOTES. Amend, supplement or otherwise modify the terms of any of the Consolidated Subordinated Indebtedness or Senior Notes or voluntarily prepay, redeem or repurchase any of the Consolidated Subordinated Indebtedness or Senior Notes; PROVIDED, HOWEVER, (a) the Parent or such Subsidiary may amend, supplement or otherwise modify the terms of any of the Consolidated Subordinated Indebtedness or Senior Notes if after giving effect to such amendment, supplement or modification, the terms of such Consolidated Subordinated Indebtedness or Senior Notes are no less favorable to the Parent, such Subsidiary or the Lenders than the terms of this Agreement, such amendment, supplement or modification does not affect the subordination provisions in any manner which is materially adverse to the Administrative Agent or any of the Lenders, and (b) the Parent or any of its Subsidiaries shall be permitted to convert such Indebtedness into equity (and make any necessary cash payments associated with such conversion for fractional shares) or refinance such Consolidated Subordinated Indebtedness or Senior Notes with other Indebtedness so long as (i) in the case of a refinancing of Consolidated Subordinated Indebtedness or Senior Notes, no Default or Event of Default has occurred and is continuing or would exist as a result thereof and (ii) the terms and conditions of such Indebtedness (including, without limitation, the principal amount of such Indebtedness, the interest rate, the maturity, covenants and defaults) are no less favorable to the Parent or such Subsidiary as the terms and conditions contained in this Agreement; and PROVIDED, FURTHER, and subject to compliance by the Parent with SECTION 2.6, the Parent or such Subsidiary shall be permitted to make prepayments on such Consolidated Subordinated Indebtedness or Senior Notes to the extent such Person is contractually obligated to make or offer to make such prepayments as a result of a change of control or similar event.

         9.10 INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, except:

                  (a) Indebtedness, including available and unused amounts, existing as of the Closing Date as set forth in SCHEDULE 7.6;

                  (b) Indebtedness owing to the Administrative Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

                  (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (d) Indebtedness of a Subsidiary owed to the Borrower or another Subsidiary;


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                  (e) additional unsecured Indebtedness in an aggregate
         outstanding principal amount not to exceed $150,000,000;

                  (f) purchase money indebtedness and Capital Leases described in SECTION 9.3(j) and (k) not to exceed an aggregate outstanding principal amount at any time of $25,000,000;

                  (g) to the extent deemed Indebtedness sales and leaseback transactions permitted under SECTION 9.8;

                  (h) Indebtedness extending the maturity of, or renewing, refunding or refinancing, in whole or in part, Indebtedness incurred under clauses (a), (e) and (g) of this SECTION 9.10, provided that the terms of any such extension, renewal, refunding or refinancing Indebtedness (and of any agreement or instrument entered into in connection therewith) are no less favorable to the Administrative Agent and the Lenders than the terms of the Indebtedness as in effect prior to such action, and provided further that (1) the aggregate principal amount of such Indebtedness shall not be increased by such action and the interest rate or rates and fees payable on such extended, renewed, refunding or refinanced Indebtedness shall be at a market rate for similarly rated companies, (2) the group of direct or contingent obligors on such Indebtedness shall not be expanded as a result of any such action, and (3) immediately before and immediately after giving effect to any such extension, renewal, refunding or refinancing, no Default or Event of Default shall have occurred and be continuing.

         9.11 COMPLIANCE WITH ERISA, THE CODE AND FOREIGN BENEFIT LAWS. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

                  (a) permit the occurrence of any Termination Event which would result in a liability on the part of the Borrower or any ERISA Affiliate to the PBGC or to any Governmental Authority; or

                  (b) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; or

                  (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

                  (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

                  (e) engage, or permit the Parent or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or
         Section 4975 of the Code for which


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         a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed in a material amount; or

                  (f) permit (i) the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or (ii) establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Parent or any ERISA Affiliate or materially increase the obligation of the Parent or any ERISA Affiliate to a Multiemployer Plan; or

                  (g) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof.

         9.12. FISCAL YEAR. Change its Fiscal Year.

         9.13. DISSOLUTION, ETC. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to SECTION 9.5.

         9.14. RATE HEDGING OBLIGATIONS. Incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations, except for Rate Hedging Obligations incurred to limit risks of currency or interest rate fluctuations to which the Parent and its Subsidiaries are otherwise subject by virtue of the operations of their businesses and not for speculative purposes.

         9.15. NEGATIVE PLEDGE CLAUSES. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Administrative Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any of the Parent or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired except for those contained in agreements described in SECTION 9.14 or in the Note Agreement (1993) or the Note Agreement
(1996); PROVIDED that the Parent and any Subsidiary may enter into or cause, suffer or permit to exist any such an agreement in connection with, (i) Indebtedness permitted under SECTIONS 9.10(a), (e), (f) or (h) and (ii) securitizations or other receivables financings (including any documents related thereto) or sale and leaseback transactions.

         9.16. RESTRICTIONS ON INVESTMENTS. Make additional cash Investments after the Closing Date in its Subsidiaries which are not Domestic Subsidiaries, whether in the form of intercompany debt or in the form of contributions to the stockholder's equity of such Subsidiaries, except to the extent that the aggregate net increase in such intercompany Indebtedness and stockholder's equity after the Closing Date as a result of such cash Investments does not exceed an amount equal to the sum of (i) $62,500,000, PLUS (ii) the aggregate amount of all cash dividends paid by the Subsidiaries and received by the Parent after the Closing Date; provided, that without limiting the foregoing a


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Subsidiary which is not a Domestic Subsidiary (a "Foreign Subsidiary") may make additional cash investments in a Foreign Subsidiary after the Closing Date as long as such investing Foreign Subsidiary is not itself a Borrower and the funds utilized to make any such investment were not, directly or indirectly, borrowed from the Lenders under this Agreement.







































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                                    ARTICLE X

                       EVENTS OF DEFAULT AND ACCELERATION

         10.1 EVENTS OF DEFAULT. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

                  (a) if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of ARTICLE II or ARTICLE III or ARTICLE IV, at maturity, by acceleration or otherwise; or

                  (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, Reimbursement Obligation or other Obligation or of any fees or other amounts payable to any of the Lenders or the Administrative Agent within three (3) days of the date on which the same shall be due and payable; or

                  (c) if default shall be made in the performance or observance of any covenant set forth in SECTION 8.8, 8.12, 8.13 or ARTICLE IX;

                  (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for thirty (30) or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Administrative Agent or an Executive Officer of the Parent becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Administrative Agent or any of the Lenders or delivered to the Administrative Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than as expressly provided for hereunder or thereunder or with the express written consent of the Administrative Agent), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than as expressly provided for hereunder or thereunder or with the express written consent of the Administrative Agent or other than as not enforceable pursuant to applicable law); or

                  (e) if there shall occur, other than by reason of a change of control, (i) a default, which is not cured or waived, in the payment of any principal, interest, premium or other


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         amount with respect to any Indebtedness (other than the Loans and other
         Obligations) of the Parent or any Material Subsidiary in an amount not less than $10,000,000 in the aggregate principal amount outstanding, or
         (ii) a default, which is not cured or waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Parent or any Material Subsidiary, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Material Subsidiary, and such default or event of default shall continue for more than the period of grace, if any, therein specified, or such default or event of default shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

                  (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Administrative Agent or any Lender by or on behalf of the Parent or any Material Subsidiary pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

                  (g) if the Parent or any Material Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

                  (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Parent or any Material Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Parent or any Material Subsidiary seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Parent or any Material Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty
         (60) days; or if there is commenced against the Parent or any Material Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Parent or any Material Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or


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                  (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $1,000,000 is rendered against the Parent or any Material Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Parent's or Material Subsidiaries' properties for any amount in excess of $1,000,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty
         (30) days; or

                  (j) if the Parent or any Material Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower or such Material Subsidiary for a period of more than 60 days;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been cured or waived,

                  (A) either or both of the following actions may be taken: (i) the Administrative Agent may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders and the Issuing Bank to make further Loans or to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Loans and of the Issuing Bank to issue additional Letters of Credit, hereunder shall terminate immediately, and (ii) the Administrative Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Parent any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Parent to the Administrative Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; PROVIDED, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Administrative Agent or the Required Lenders or notice to the Administrative Agent or the Lenders;

                  (B) The Parent shall, upon demand of the Administrative Agent or the Required Lenders, deposit cash with the Administrative Agent in an amount equal to the undrawn amount of any Letter of Credit, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Administrative Agent pursuant to the terms of the LC Account Agreement; and

                  (C) the Administrative Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.


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         10.2 ADMINISTRATIVE AGENT TO ACT. In case any one or more Events of
Default shall occur and not have been waived, the Administrative Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         10.3 CUMULATIVE RIGHTS. No right or remedy herein conferred upon the Lenders or the Administrative Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         10.4 NO WAIVER. No course of dealing between the Parent and any Lender or the Administrative Agent or any failure or delay on the part of any Lender or the Administrative Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         10.5 ALLOCATION OF PROCEEDS. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to
ARTICLE X hereof, all payments received by the Administrative Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Parent hereunder, shall be applied by the Administrative Agent in the following order:

                  (a) amounts due to the Lenders and each Issuing Bank pursuant to SECTIONS 4.6(a), 4.6(b), 4.6(c) and 12.5;

                  (b) amounts due to the Administrative Agent pursuant to
         SECTION 4.6(d);

                  (c) payments of interest on Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to Bank of America);

                  (d) payments of principal of Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to Bank of America);

                  (e) payments of cash amounts to the Administrative Agent in respect of outstanding Letters of Credit pursuant to SECTION 10.1(B);


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                  (f) amounts due to the Issuing Bank, the Administrative Agent and the Lenders pursuant to SECTIONS 3.2(h), 8.16 and 12.9;

                  (g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

                  (h) amounts due to any of the Lenders or their affiliates in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders or their affiliates on a pro rata basis according to the amounts owed; and

                  (i) any surplus remaining after application as provided for herein, to the Parent or otherwise as may be required by applicable law.
































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                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

         11.1 APPOINTMENT, POWERS, AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in SECTION 11.5 and the first sentence of
SECTION 11.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents):

                  (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender;

                  (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Borrower or any other Person to perform any of its obligations thereunder;

                  (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Borrower or the satisfaction of any condition or to inspect the property (including the books and records) of any Borrower or any of its Subsidiaries or affiliates;

                  (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and

                  (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         11.2 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Borrower), independent accountants, and


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other experts selected by the Administrative Agent. The Administrative Agent may
deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with SECTION 12.1 hereof. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; PROVIDED, HOWEVER, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         11.3 DEFAULTS. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to SECTION 11.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, PROVIDED THAT, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         11.4 RIGHTS AS LENDER. With respect to its Revolving Credit Commitment and the Loans made by it and Letters of Credit issued by it, Bank of America (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Bank of America (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with the Parent or any of its Subsidiaries or affiliates as if it were not acting as Administrative Agent, and Bank of America (and any successor acting as Administrative Agent) and its affiliates may accept fees and other consideration from the Parent or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         11.5 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under SECTION 12.9 hereof, but without limiting the obligations of the Borrowers under such Section) ratably in accordance with their respective Revolving Credit Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature


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



whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Administrative Agent under any Loan Document; PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrowers under SECTION 12.5, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrowers. The agreements contained in this SECTION 11.5 shall survive payment in full of the Loans and all other amounts payable under this Agreement.

         11.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Parent and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of the Parent or any of its Subsidiaries or affiliates that may come into the possession of the Administrative Agent or any of its affiliates.

         11.7 RESIGNATION OF ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Parent, so long as there is no Default or Event of Default, and so long as such consent is not unreasonably withheld, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         11.8 OTHER AGENTS. Neither the Syndication Agent nor the Documentation Agent shall have any duties hereunder other than as a Lender.


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



                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, its Revolving Credit Commitment); PROVIDED, HOWEVER, that

                           (i) each such assignment shall be to an Eligible
                  Assignee;

                           (ii) except in the case of an assignment to another
                  Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

                           (iii) each such assignment by a Lender shall be of a
                  constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Notes (excluding outstanding Competitive Bid Loans and except that any assignment by Bank of America shall not include its rights, benefits or duties as the Issuing Bank or as the provider of Swing Line Loans); and

                           (iv) the parties to such assignment shall execute and
                  deliver to the Administrative Agent for its acceptance an Assignment and Acceptance in the form of EXHIBIT B hereto, together with any Note subject to such assignment and a processing fee of $3,500.

         Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrowers and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 5.6.

                  (b) The Administrative Agent shall maintain at its address referred to in SECTION 12.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all


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



         purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment or its Loans); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged,
         (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in ARTICLE V but only to the extent that such Lender selling the participation is entitled thereto, and (iv) the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Revolving Credit Commitment).

                  (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (f) Any Lender may furnish any information concerning the Parent or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) subject to such assignee or participant agreeing to the provisions of SECTION 12.14.

                  (g) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrowers which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Administrative Agent, the Lenders, or any of them. The Borrowers may not assign or otherwise transfer to any other Person any right, power, benefit, or privilege (or any interest therein) conferred hereunder or under any of the other Loan Documents, or delegate (by assumption or otherwise) to any other Person any duty, obligation, or liability arising hereunder or under any of the other Loan Documents, and any such purported assignment, delegation or other transfer shall be void.

         12.2 NOTICES. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of transmission to such party, in the case of notice by telefacsimile (where the proper transmission of such notice is either acknowledged by the recipient or electronically confirmed by the transmitting device), or (iii) on the fifth Business Day after the day on which mailed to such party, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

                  (a)      if to the Borrowers:

                           Sensormatic Electronics Corporation
                           951 Yamato Road
                           Boca Raton, Florida 33431-0700
                           Attn: Treasurer
                           Telephone:       (561) 989-7912
                           Telefacsimile: (561) 989-7215

                  (b)      if to the Administrative Agent:

                           Bank of America, N.A.
                           101 North Tryon Street, 15th Floor
                           NC1-001-15-04
                           Charlotte, North Carolina  28255
                           Attention: Agency Services
                           Telephone:     (704) 388-3919
                           Telefacsimile: (704) 386-9923

                           with a copy to:

                           Bank of America, N.A.
                           100 S.E. Second Street, 14th Floor
                           Miami, Florida 33131
                           Attention: Richard Starke, Credit Products
                           Telephone:     (305) 533-2435
                           Telefacsimile: (305) 533-2437


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



                  (c)      if to the Lenders:

                           At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

         12.3 RIGHT OF SET-OFF; ADJUSTMENTS.

                  (a) Regardless of the adequacy of any collateral, during the continuance of any Event or Default, the Borrowers acknowledge that by operation of applicable law any deposits or other sums credited by or due from any of the Lenders to a Borrower and any securities or other property of a Borrower in the possession of such Lender or any affiliate may be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of a Borrower to such Lender.

                  (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this SECTION 12.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of such Borrower in the amount of such participation.

         12.4 SURVIVAL. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any Revolving Credit Commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein.

         12.5 EXPENSES. The Parent agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and


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expenses of counsel for the Administrative Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Loan Documents. The Parent further agrees to pay on demand all costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents.

         12.6 AMENDMENTS AND WAIVERS. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers or other applicable Person party to such Loan Document and either the Required Lenders or (as to Loan Documents other than the Credit Agreement) the Administrative Agent on behalf of the Required Lenders (and, if ARTICLE XI or the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); PROVIDED that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Revolving Credit Commitments of the Lenders or the Total Revolving Credit Commitment (ii) reduce the principal of or rate of interest on any Loan, Reimbursement Obligation or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Revolving Credit Commitment, or (iv) change the percentage of the Revolving Credit Commitment or of the unpaid principal amount of the Notes or Reimbursement Obligation, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this SECTION 12.6 or any other provision of this Agreement or (v) release any guarantor except as expressly contemplated in the Loan Documents; and PROVIDED, FURTHER, that no such amendment or waiver that affects the rights, privileges or obligations of Bank of America as provider of Swing Line Loans, shall be effective unless signed in writing by Bank of America or that affects the rights, privileges or obligations of the Issuing Bank as issuer of Letters of Credit, shall be effective unless signed in writing by the Issuing Bank.

         No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Administrative Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         12.7 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart. Signatures on communications and other documents may be transmitted by facsimile only with the consent of the Administrative Agent in its sole and absolute discretion in each instance. The effectiveness of any such signatures accepted by the Administrative Agent shall, subject to applicable law, have the same force and effect as manual signatures and shall be binding on all parties. The Administrative Agent may also require that any such signature be confirmed by a manually-signed hardcopy thereof. Each party hereto hereby adopts as an original executed signature page each signature page hereafter furnished by such party to the Administrative Agent (or an agent of the Administrative Agent) bearing (with the consent of the Administrative Agent) a facsimile signature by or on behalf of such party. Nothing contained in this Section shall limit the provisions of
SECTION 11.2.

         12.8 TERMINATION. The termination of this Agreement shall not affect any rights of the Borrowers, the Lenders or the Administrative Agent or any obligation of the Borrower, the Lenders or the Administrative Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Administrative Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrowers have furnished the Lenders and the Administrative Agent with an indemnification satisfactory to the Administrative Agent and each Lender with respect thereto. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Parent shall be liable to, and shall indemnify and hold the Administrative Agent or such Lender harmless for, the amount of such payment surrendered until the Administrative Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Administrative Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         12.9 INDEMNIFICATION; LIMITATION OF LIABILITY.

                  (a) The Parent agrees to indemnify and hold harmless the Administrative Agent and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this SECTION
         12.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Parent agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. Each of the Borrower, the Administrative Agent and the Lenders agree not to assert any claim against one another or any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

                  (b) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 12.9 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

         12.10 SEVERABILITY. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         12.11 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto (except that those provisions (if any) which by the express terms of the commitment letter dated as of October 29, 1999, executed by Bank of America and BAS and accepted by the Parent, survive the closing of the Revolving Credit Facility and Letter of Credit Facility, shall survive and continue in effect).

         12.12 AGREEMENT CONTROLS. In the event that any term of any of the Loan Documents other than this Agreement conflicts with or differs from any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict or difference.

         12.13 USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as

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such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrowers. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         12.14 CONFIDENTIALITY. The Administrative Agent and each Lender (each, a "LENDING PARTY") agrees to keep confidential any information furnished or made available to it by the Parent or any Borrowing Subsidiary pursuant to this Agreement and shall not disclose information to any Person in the same or similar Line of Business as the Parent or its Subsidiaries; PROVIDED that nothing herein shall prevent any Lending Party from disclosing such information
(a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority,
(f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement or through disclosure by any other Person whom the Administrative Agent or such Lender has reason to believe disclosed such information in violation of or contrary to the confidentiality requirements or policies of the Parent or a Subsidiary, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party arising by reason of or related to this Agreement, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee. The Lenders shall give the Parent notice of any required disclosure of such information pursuant to clauses (c), (d), (e) or (g) hereof.



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            12.15 GOVERNING LAW; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL
         BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                  (b) EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK, UNITED STATES OF AMERICA OR THE COUNTY OF PALM BEACH, STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (c) EACH BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWERS PROVIDED IN SECTION 12.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

                  (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE ADMINISTRATIVE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWERS OR ANY OF THE BORROWERS' PROPERTY OR ASSETS MAY BE FOUND OR LOCATED.

                  (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND

         HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

                  (f) EACH BORROWER HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

                         [Signatures on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                                      SENSORMATIC ELECTRONICS CORPORATION

WITNESS:

/s/ R. Malloy McKeithen               By: /s/ Thomas F. Donahue
-------------------------------           -------------------------------------
                                      Name:  Thomas F. Donahue
/s/ Terry L. Witcher                  Title: Vice President and Treasurer
-------------------------------









































                              Signature Page 1 of 6

                             BANK OF AMERICA, N.A.,
                             as Administrative Agent for the Lenders

                             By: /s/ Richard M. Starke
                                ----------------------------------------
                             Name: Richard M. Starke
                             Title: Managing Director

                             BANK OF AMERICA, N.A.

                             By: /s/ Richard M. Starke
                                ----------------------------------------
                             Name:  Richard M. Starke
                             Title: Managing Director

                             Lending Office for Base Rate Loans:
                                 Bank of America, N.A.
                                 101 North Tryon Street, 15th Floor
                                 NC1-001-15-04
                                 Charlotte, North Carolina  28255
                                 Attention: Agency Services
                                 Telephone:(704) 388-3919
                                 Telefacsimile:(704) 386-9923

                             Wire Transfer Instructions:
                                 Bank of America, N.A.
                                 ABA#  053000196
                                 Account No.:_____________________________
                                 Reference: Sensormatic Electronics Corporation
                                 Attention: Agency Services

                             Lending Office for Eurodollar Rate Loans:
                                 Bank of America, N.A.
                                 101 North Tryon Street, 15th Floor
                                 NC1-001-15-04
                                 Charlotte, North Carolina  28255
                                 Attention: Agency Services
                                 Telephone:(704) 388-3919
                                 Telefacsimile:(704) 386-9923

                           Wire Transfer Instructions:
                                 Bank of America, N.A.
                                 ABA# 053000196
                                 Account No.:______________________________
                                 Reference: Sensormatic Electronics Corporation
                                 Attention: Agency Services




                              Signature Page 2 of 6

                            SUNTRUST BANK, SOUTH FLORIDA, N.A.



                            By: /s/ W. David Wisdom
                               ---------------------------------
                            Name: W. David Wisdom
                            Title: Vice President


                            Lending Office:
                            501 E. Las Olas Boulevard
                            Fort Lauderdale, Florida 33301


                            Wire Transfer Instructions:
                            SunTrust Bank, South Florida, N.A.
                            Fort Lauderdale, Florida
                            ABA #067-006-076
                            Account #9607004110
                            Corporate Banking
                            Attention: Jennifer Campbell
                            Reference: Sensormatic Electronics Corporation





























                              Signature Page 3 of 6

                              BANK ONE, NA
                              (CHICAGO MAIN OFFICE)


                              By: /s/ Jennifer Schmoll
                                 -------------------------------------
                              Name:  Jennifer Schmoll
                              Title: Customer Service Officer


                              Lending Office:
                              1 Bank One Plaza
                              Suite 0324
                              Chicago, Illinois 60670

                              Wire Transfer Instructions:
                              Bank One, NA
                              Chicago, Illinois
                              ABA #071000013
                              Account #4811-5286 00000
                                 Loan Processing Dept.
                              Attention: Mattie Reed
                              Reference: Sensormatic Electronics Corporation


























                              Signature Page 4 of 6

                                BANKBOSTON, N.A.

                                By: /s/ Lynn R. Schade
                                   -----------------------------------
                                Name: Lynn R. Schade
                                Title: Vice President

                                Lending Office:
                                100 Federal Street
                                Boston, Massachusetts 02110

                                Wire Transfer Instructions:
                                BankBoston
                                Boston, Massachusetts
                                ABA #011000390
                                Account #540-99647
                                Account Name: High Technology and
                                   Environmental Services
                                   Adm 50, 60
                                Attention: Anthony Dunn
                                Reference: Sensormatic Electronics Corporation



























                              Signature Page 5 of 6

                                DRESDNER BANK LATEINAMERIKA AG,
                                MIAMI AGENCY

                                By: /s/ Alan Hills            s/s Frank Huthnane
                                    --------------------------------------------
                                Name: Alan Hills                 Frank Huthnane
                                Title: Vice President            Vice President

                                Lending Office:
                                801 Brickell Avenue
                                Suite 1100
                                Miami, Florida 33131

                                Wire Transfer Instructions:
                                Dresdner Bank Lateinamerika AG
                                Miami, Florida
                                ABA #0660-1085-6
                                Attention: Credit Services Department
                                Reference: Sensormatic Electronics Corporation





















                              Signature Page 6 of 6

                                    EXHIBIT A

                        Applicable Commitment Percentages

                                                        Revolving                            Applicable
                                                          Credit                             Commitment
Lender                                                  Commitment                           Percentage
------                                                  ----------                           ----------
Bank of America, N.A                                 $  30,000,000.00                   26.086956521739100%

SunTrust Bank, South Florida, N.A.                      25,000,000.00                   21.739130434782600%

Bank One, NA
(Chicago Main Office)                                   25,000,000.00                   21.739130434782600%

BankBoston, N.A.                                        20,000,000.00                   17.391304347826100%

Dresdner Bank Lateinamerika AG,
Miami Agency                                            15,000,000.00                   13.043478260869600%
                                                      ---------------                   -------------------
                                                      $115,000,000.00                   100%


                                    EXHIBIT B

                        Form of Assignment and Acceptance

         Reference is made to the Credit Agreement dated as of December 9, 1999 (the "Credit Agreement") among Sensormatic Electronics Corporation, a Delaware corporation, and the Borrowing Subsidiaries parties thereto (collectively, the "Borrowers"), the Lenders (as defined in the Credit Agreement) and Bank of America, N.A., as agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on SCHEDULE 1 agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, WITHOUT RECOURSE and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on SCHEDULE 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents.* After giving effect to such sale and assignment, the Assignee's Revolving Credit Commitment and the amount of the Loans owing to the Assignee will be as set forth on SCHEDULE 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes held by the Assignor and requests that the Administrative Agent exchange such Notes for new Notes payable to the order of the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Revolving Credit Commitment retained by the Assignor, if any, as specified on
SCHEDULE 1.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
SECTION 8.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit




-----------------

         * In the case of Bank of America as Assignor, excluding any rights, benefits or duties as provider of Swing Line Loans or as Issuing Bank.

decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under SECTION 6.6.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on SCHEDULE 1.

         5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of SCHEDULE 1 to this Assignment and Acceptance by telefacsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused SCHEDULE 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1



                                                                Revolving Credit
                                                                    Facility
                                                                ----------------
Percentage interest assigned:                                        _____%

Assignee's Commitment:                                           $
                                                                 ---------------

Aggregate outstanding principal amount of Loans                  $
assigned:                                                        ---------------

Principal amount of Note payable to Assignee:                    $
                                                                 ---------------

Principal amount of Note payable to Assignor:                    $
                                                                 ---------------

Effective Date (if other than date of acceptance by              *
Administrative Agent):                                           ---------,-----


                                      [NAME OF ASSIGNOR], as Assignor


                                      By:
                                         -----------------------------------
                                         Title:

                                      Dated: __________, ____



                                      [NAME OF ASSIGNEE], as Assignee


                                      By:
                                         -----------------------------------
                                         Title:

                                      Domestic Lending Office:


                                      Eurodollar Lending Office:

-----------------------

         * This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

Accepted [and Approved] **
this ___ day of ___________, ____

BANK OF AMERICA, N.A., as Administrative Agent

By:
   ----------------------------------
Title:

[Approved this ____ day
of ____________, ____

SENSORMATIC ELECTRONICS CORPORATION

By:                                   ]**
   -----------------------------------
Title:





























-----------------------

         ** Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee."

                                    EXHIBIT C

       Notice of Appointment (or Revocation) of Authorized Representative

         Reference is hereby made to the Credit Agreement dated as of December 9, 1999 (the "Agreement") among Sensormatic Electronics Corporation, a Delaware corporation (the "Parent"), and the Borrowing Subsidiaries, if any, (collectively, with the Parent, the "Borrowers"), the Lenders (as defined in the Agreement), and Bank of America, N.A., as Administrative Agent for the Lenders ("Administrative Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Parent hereby nominate, constitute and appoint each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrowers to act as Authorized Representative under the Loan Documents:

          Name and Address                               Office                               Specimen Signature
------------------------------------       -----------------------------------        ----------------------------------

  --------------------------------            ----------------------------                ---------------------------
  --------------------------------
  --------------------------------

  --------------------------------            ----------------------------                ---------------------------
  --------------------------------            ----------------------------                ---------------------------
  --------------------------------


         Parent hereby revokes (effective upon receipt hereof by the Administrative Agent) the prior appointment of ________________ as an Authorized Representative.

         This the ___ day of __________________, ____.


                                    SENSORMATIC ELECTRONICS CORPORATION


                                    By:
                                       --------------------------------------
                                    Name:
                                         ------------------------------------
                                    Title:
                                          --------------------------------------

                                   EXHIBIT D-1

                            Form of Borrowing Notice


To:      Bank of America, N.A.,
         as Administrative Agent
         101 North Tryon Street, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention: Agency Services
         Telefacsimile:  (704)386-9923

         Reference is hereby made to the Credit Agreement dated as of December 9, 1999 (the "Agreement") among Sensormatic Electronics Corporation (the "Parent"), the Borrowing Subsidiaries (together with the Parent the "Borrowers" and individually a "Borrower"), the Lenders (as defined in the Agreement), and Bank of America, N.A., as Administrative Agent for the Lenders ("Administrative Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The undersigned Borrower through its Authorized Representative hereby gives notice to the Administrative Agent that Loans of the type and amount set forth below be made on the date indicated:

         Type of Loan
         (check one)                   Interest Period(1)               Aggregate Amount(2)              Date of Loan(3)
------------------------------      ------------------------       -----------------------------       --------------------
Revolving Loan
------------------------------

Base Rate Loan
                                        ------------------             -----------------------            -----------------
Eurodollar Rate Loan
                                        ------------------             -----------------------            -----------------
Alternative
                                        ------------------             -----------------------            -----------------
Currency _______(4)


-----------------------
(1) For any Eurodollar Rate Loan, one, two, three or six months.

(2) Must be $_________ or if greater an integral multiple of $_______, unless a Base Rate Refunding Loan.
(3) At least three (3) Business Days later if a Eurodollar Rate Loan and four
    (4) Business Days later if an Alternative Currency Loan.
(4) Insert either British Pounds or euro unless Lenders have agreed otherwise.


         The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to the Borrower as follows: [INSERT TRANSMITTAL INSTRUCTIONS].

         The undersigned hereby certifies that:




                                      D-1-1

         1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

         2. All the representations and warranties set forth in ARTICLE VII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct in all material respects as of the date hereof except that the reference to the financial statements in SECTION 7.6(a) of the Agreement shall be deemed (solely for the purpose of the representation and warranty contained in such SECTION 7.6(a) but not for the purpose of any cross reference to such SECTION 7.6(a) or to the financial statements described therein contained in any other provision of SECTION 7.6 or elsewhere in ARTICLE VII) to refer to those financial statements most recently delivered to you pursuant to SECTION 8.1 of the Agreement (it being understood that any financial statements delivered pursuant to SECTION 8.1(b) have not been certified by independent public accountants).

         3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full.


                            -------------------------------------------
                            [Insert Name of Borrower]

                            BY:
                               ----------------------------------------
                                      Authorized Representative

                            DATE:
                                 --------------------------------------
































                                      D-1-2

                                   EXHIBIT D-2

                   Form of Borrowing Notice--Swing Line Loans

To:      Bank of America, N.A.,
         101 North Tryon Street, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention: Agency Services
         Telefacsimile:  (704)386-9923

         Reference is hereby made to the Credit Agreement dated as of December 9, 1999 (the "Agreement") among Sensormatic Electronics Corporation (the "Parent"), the Borrowing Subsidiaries (together with the Parent the "Borrowers" and individually, a "Borrower"), the Lenders (as defined in the Agreement), and Bank of America, N.A., as Administrative Agent for the Lenders ("Administrative Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to Bank of America that a Swing Line Loan of the amount set forth below be made on the date indicated:

            Amount(1)                                     Date of Loan
---------------------------------              ---------------------------------
           $----------                                  ----------, ----


-----------------------

         (1) Must be $250,000 or if greater an integral multiple of $50,000, unless a Base Rate Refunding Loan.

         The Borrower hereby requests that the proceeds of Swing Line Loans described in this Borrowing Notice be made available to the Borrower as follows:
[INSERT TRANSMITTAL INSTRUCTIONS]

         The undersigned hereby certifies that:

         1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

         2. All the representations and warranties set forth in ARTICLE VII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct in all material respects as of the date hereof except that the reference to the financial statements in SECTION 7.6(a) of the Agreement shall be deemed (solely for the purpose of the representation and warranty contained in such SECTION 7.6(a) but not for the purpose of any cross reference to such SECTION 7.6(a) or to the financial statements described therein contained in any other provision of SECTION 7.6 or elsewhere in ARTICLE VII) to refer to those financial statements most





                                      D-2-1
recently delivered to you pursuant to SECTION 8.1 of the Agreement (it being understood that any financial statements delivered pursuant to SECTION 8.1(b) have not been certified by independent public accountants).

         3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full.

                            --------------------------------------------
                            [Insert Name of Borrower]

                            BY:
                              ------------------------------------------
                            Authorized Representative

                            DATE:
                                 ---------------------------------------








































                                      D-2-2

                                    EXHIBIT E

                     Form of Interest Rate Selection Notice

To:      Bank of America, N.A., as Administrative Agent
         101 North Tryon Street, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention:  Agency Services
         Telefacsimile:  (704) 386-9923

         Reference is hereby made to the Credit Agreement dated as of December 9, 1999 (the "Agreement") among Sensormatic Electronics Corporation (the "Parent), the Borrowing Subsidiaries (together with the Parent the "Borrowers" and individually, a "Borrower"), the Lenders (as defined in the Agreement), and Bank of America, N.A., as Administrative Agent for the Lenders ("Administrative Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to the Administrative Agent of the following selection of a type of Loan and Interest Period:

          Type of Loan
           (check one)                    Interest Period(1)             Aggregate Amount(2)             Date of Loan(3)
---------------------------------       -----------------------      ---------------------------       --------------------
Revolving Loan
------------------------------

Base Rate Loan
                                        ------------------             -----------------------            -----------------
Eurodollar Rate Loan
                                        ------------------             -----------------------            -----------------
Alternative
                                        ------------------             -----------------------            -----------------
Currency _______(4)


----------------------

(1) For any Eurodollar Rate Loan [or Segment], one, two, three or six months.
(2) Must be $_________ or if greater an integral multiple of $_______, unless a Base Rate Refunding Loan.
(3) At least three (3) Business Days later if a Eurodollar Rate Loan and four
    (4) Business Days later if an Alternative Currency Loan.
(4) Insert either British Pounds or euro unless Lenders have agreed otherwise.

                                -------------------------------------------
                                [Insert Name of Borrower]

                                BY:
                                   ----------------------------------------
                                       Authorized Representative
                                DATE:
                                     --------------------------------------

                                   EXHIBIT F-1

                          FORM OF COMPETITIVE BID NOTE

                                 Promissory Note

$------------                                             ----------, ----------

                                                                __________, 1999


         FOR VALUE RECEIVED, SENSORMATIC ELECTRONICS CORPORATION, a
Delaware corporation having its principal place of business located in Boca Raton, Florida (the "Borrower") hereby promises to pay as provided in the Credit Agreement (as defined below), to the order of

         ___________________________________ ** (the "Lender"), in its
individual capacity, at the office of Bank of America, N.A., as administrative agent for the Lender (the "Administrative Agent"), located at 101 North Tryon Street, 15th Floor, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Administrative Agent may designate) at the times set forth in the Credit Agreement dated as of December 9, 1999 among the Borrower, the financial institutions party thereto (collectively, the "Lenders") and the Administrative Agent (as amended, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement), in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Competitive Bid Loans made by the Lender to the Borrower, on the dates and in the principal amounts set forth in the Lender's Competitive Bid Quote and accepted by the Borrower, and to pay interest on the unpaid principal amount of each such Competitive Bid Loan, at such office, in like money and funds, for the period commencing on the date of such Competitive Bid Loan until such Competitive Bid Loan shall be paid in full, at the rates per annum and on the dates set forth in the Lender's Competitive Bid Quote and accepted by either Borrower.

         The date, amount, type of loan, interest rate and maturity date of each Competitive Bid Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, PROVIDED that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Competitive Bid Loans made by the Lender.




-----------------
**       Insert name of Lender


                                      F-1-1

         This Note is one of the Competitive Bid Notes referred to in the Credit Agreement and is issued pursuant to and entitled to the benefits and security of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Competitive Bid Loans evidenced hereby were made or are made and are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Credit Agreement or under the terms of the other Loan Documents executed in connection with the Credit Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in ARTICLE II of the Credit Agreement, or the maximum rate permitted under applicable law, if lower, until such principal and interest have been paid in full. Further, in the event of such acceleration, this Note, and all other indebtedness of the Borrower to the Lender under the Loan Documents shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrowers. Upon acceleration interest shall be payable at the Absolute Rate or the Eurodollar Competitive Rate, as the case may be, plus two percent (2%) per annum.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrowers agree to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Credit
Agreement.

         This Note shall be governed by, and construed in accordance with, the laws of the State of Florida.




                  [Remainder of page intentionally left blank.]

























                                      F-1-2

         IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                          SENSORMATIC ELECTRONICS CORPORATION

WITNESS:

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

------------------------

------------------------

































                                      F-1-3

                        SCHEDULE OF COMPETITIVE BID LOANS

         This Note evidences Competitive Bid Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the types, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

                                     Type of
                                      Loan
                                    (Absolute
                 Principal           Rate or
    Date          Amount           Eurodollar                         Maturity         Amount            Unpaid
     of             of             Competitive        Interest         Date of        Paid or          Principal          Notation
    Loan           Loan               Rate)             Rate            Loan          Prepaid            Amount           Made by
    ----           ----               -----             ----            ----          -------            ------           -------

































                                      F-1-4

                                   EXHIBIT F-2

                             Form of Revolving Note

                                 Promissory Note
                                (Revolving Loan)

                                                          ----------, ----------

                                                                ----------, ----


         FOR VALUE RECEIVED, SENSORMATIC ELECTRONICS CORPORATION, a

Delaware corporation having its principal place of business located in Boca Raton, Florida (the "Borrower"), hereby promises to pay to the order of

         _______________________________________________ (the "Lender"), in its
individual capacity, at the office of BANK OF AMERICA, N.A., as agent for the Lenders (the "Administrative Agent"), located at 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Administrative Agent may designate in writing) at the times set forth in the Credit Agreement dated as of December 9, 1999 among the Borrower, the financial institutions party thereto (collectively, the "Lenders") and the Administrative Agent (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement) in immediately available funds, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in ARTICLES II AND IV of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest thereon evidenced by this Revolving Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Agreement.


                                      F-2-1

         This Revolving Note is one of the Revolving Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Revolving Loans evidenced hereby were or are made and are to be repaid. This Revolving Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

          Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

                            [SIGNATURE PAGE FOLLOWS.]































                                      F-2-2

         IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                          SENSORMATIC ELECTRONICS CORPORATION

WITNESS:

                                          By:
---------------------------                  ----------------------------------
                                          Name:
---------------------------                    --------------------------------
                                          Title:
                                                -------------------------------









































                                      F-2-3

                                   EXHIBIT F-3

                             Form of Swing Line Note

                                 Promissory Note
                                (Swing Line Loan)

$
----------------                                          ----------, ----------

                                                                ----------, ----


         FOR VALUE RECEIVED, SENSORMATIC ELECTRONICS CORPORATION, a Delaware corporation having its principal place of business located in Boca Raton, Florida (the "Borrower"), hereby promises to pay to the order of

         BANK OF AMERICA, N.A. ("Bank of America"), in its individual capacity, at Bank of America's offices located at 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as Bank of America may designate) at the times set forth in the Credit Agreement dated as of December 9, 1999 among the Borrower, the financial institutions party thereto (collectively, the "Lenders") and Bank of America, N.A., as agent for the Lenders (the "Administrative Agent") (as amended, supplemented or otherwise modified from time to time, the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of

         ______________________________________ DOLLARS ($____________) or if
less than such principal amount, the aggregate unpaid principal amount of all Swing Line Loans made by Bank of America to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in ARTICLES II AND IV of the Agreement. All or any portion of the principal amount of Swing Line Loans may be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the Default Rate until such principal and interest have been paid in full. Further, in the event of such acceleration, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.


                                      F-3-1

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

         Interest hereunder shall be computed on the basis of a 360 day year for the actual number of days in the interest period.

         This Note is the Swing Line Note referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Swing Line Loans evidenced hereby were or are made and are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         This Note shall be governed by and construed in accordance with the laws of the State of Florida.

         Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

                            [SIGNATURE PAGE FOLLOWS.]
























                                      F-3-2

         IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                             SENSORMATIC ELECTRONICS CORPORATION

WITNESS:


                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------






































                                      F-3-3

                                    EXHIBIT G

                      FORM OF COMPETITIVE BID QUOTE REQUEST

                                     [Date]

To:               Bank of America, N.A.
                  as Administrative Agent

Attention:

Re:               Competitive Bid Quote Request

         Pursuant to SECTION 2.2 of the Credit Agreement dated as of December 9, 1999 (as amended, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement") among Sensormatic Electronics Corporation, the lenders named therein and Bank of America, N.A., as Administrative Agent, we hereby give notice that we request Competitive Bid Quotes, [with][without] the right of prepayment, for the following proposed Competitive Bid Borrowing(s):

Borrowing                 Type of                                       Quotation               Interest
 Date(1)                   Loan(2)                Date                  Amount(3)               Period(4)
---------                 -------               ---------               ---------               --------



         Terms used herein have the meanings assigned to them in the Credit Agreement.

                                           SENSORMATIC ELECTRONICS CORPORATION

                                           By:
                                              ---------------------------------
                                                    Authorized Representative

-----------------------------------------

        (1) At least four (4) Business Days later if at the Eurodollar Competitive Rate.
        (2) Competitive Bid Loan at
                  (a) Absolute Rate; or
                  (b) Eurodollar Competitive Rate
        (3) Each amount must be $2,500,000 or a multiple of $500,000 in excess thereof.
        (4) A period of up to 180 days after the making of such Competitive Bid Loan and ending on a Business Day for Competitive Bid Loans at the Absolute Rate. For any Competitive Bid Loan at the Eurodollar Competitive Rate, one week or one, two, three or six months, with the possibility of not more than one (1) one week Interest Period.

                                    EXHIBIT H

                          FORM OF COMPETITIVE BID QUOTE

To: [Sensormatic Electronics Corporation] ("Borrower") [or Bank of America, N.A., as Administrative Agent]

Attention:

Re:               Competitive Bid Quote

         The Competitive Bid Quote is given in accordance with SECTION 2.2 of the Credit Agreement dated as of December 9, 1999 (as amended, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement") among Sensormatic Electronics Corporation, the lenders named therein and Bank of America, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as defined therein.

         In response to the Borrower's invitation dated ______________, ____, we hereby make the following Competitive Bid Quote(s) on the following terms:

                  1. Quoting Lender:

                  2. Person to contact at Quoting Lender:

                  3. We hereby offer to make Competitive Bid Loan(s) in the following principal amount(s), for the following interest Period(s) and at the following rate(s):

Borrowing               Type of                                     Quotation         Interest
  Date                  Loan(1)                Date(2)              Amount(3)         Period(4)          Rate(5)
---------               -------                -------              ---------         ---------          -------




------------------------------

        (1) At Absolute Rate or Eurodollar Competitive Rate
        (2) As specified in the related Competitive Bid Quote Request
        (3) The principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $2,500,000 or a multiple of $500,000 in excess thereof.
        (4) A period of up to 100 days after the making of such Competitive Bid Loan and ending on a Business Day for Competitive Bid Loans at the Absolute Rate. For Competitive Bid Loans at the Eurodollar Competitive Rate, one week or one, two, three, or six months, with the possibility of not more than one (1) one week Interest Period, as specified in the related Competitive Bid Quote Request.
        (5) Specify positive margin or negative margin to be added to or deducted from the Interbank Offered Rate.

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Competitive Bid Loan(s) for which any offer(s) (is/are) accepted, in whole or in part.

Dated: ______________, ____

                                          Very truly yours,

                                          [NAME OF LENDER]

                                          By:
                                             ----------------------------------
                                                   Authorized Officer

                                    EXHIBIT I

                            Subordination Provisions

         SECTION ____. AGREEMENT THAT DEBENTURES TO BE SUBORDINATE. The Trustee acknowledges, the Company covenants and agrees, and each holder of Debentures issued hereunder by his acceptance thereof likewise covenants and agrees, that all payments of principal of, premium, if any, and interest on the Debentures and all other monetary claims, including such monetary claims as may result from rights of repurchase or rescission, under or in respect of the Debentures shall be subordinated in accordance with the provisions of this Article Four to the prior payment in full in cash of all amounts payable under all Senior Indebtedness of the Company.

         SECTION ____. LIMITATION DURING CERTAIN DEFAULTS ON SENIOR INDEBTEDNESS. No direct or indirect payment by or on behalf of the Company on account of principal, premium, if any, or interest on the Debentures or any other monetary claims, including such monetary claims as may result from rights of repurchase or rescission, under or in respect of the Debentures whether pursuant to the terms of the Debentures or upon acceleration or otherwise shall be made, and no Debentures shall be redeemed or purchased, either directly or indirectly, by the Company or any Subsidiary, if, at the time of such payment or purchase or immediately after giving effect thereto, there shall exist a default in the payment of all or any portion of the obligations under any Senior Indebtedness.

         SECTION ____. PRIORITY OF SENIOR INDEBTEDNESS. Upon (i) any acceleration of the principal amount due on the Debentures or (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, or other proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, all amounts payable under Senior Indebtedness shall first be paid in full in cash, before any payment is made on account of the principal of, premium, if any, or interest on the indebtedness evidenced by the Debentures, or on account of any other monetary claims, including such monetary claims as may result from rights of repurchase or rescission, under or in respect of the Debentures, or any payment is made to acquire any of the Debentures for cash, property or securities or any distribution is made with respect to the Debentures of any cash, property or securities, and upon any such dissolution or winding-up or liquidation or reorganization any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Debentures or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of Debentures or by the Trustee under this Indenture if received by them or it, directly to he holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or their representatives to the extent necessary to pay all such Senior Indebtedness in full, in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the indebtedness evidenced by the Debentures or to the Trustee under this Indenture.

         SECTION ____. PAYMENT OVER OF PROCEEDS IN CERTAIN EVENTS. In the event that any payment or distribution of assets of the Company of any kind or character not permitted by Sections ___ or ___, whether in cash, property or securities, shall be received by the Trustee or paying agent if any, or the holders of the Debentures before all Senior Indebtedness is paid in full cash, such payment or distribution shall be received and held in trust for the benefit of the holders of Senior Indebtedness and shall be paid over or delivered to, in the case of clause (ii) of Section __, the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company and, in the case of Section ___ and clause (i) of Section __, to the Company, in each case in trust for the holders of, and for application to the payment of, all Senior Indebtedness remaining unpaid to the extent necessary to pay all obligations in respect of such Senior Indebtedness in full cash in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

         SECTION ____. NO WAIVER OF SUBORDINATION PROVISIONS. Without notice to or the consent of the debenture holders or the Trustee, the holders of Senior Indebtedness may at any time and from time to time, without impairing or releasing the subordination herein made, change the manner, place or terms of payments, or change or extend the time of payment of or renew or alter the Senior Indebtedness, or amend or supplement in any manner any instrument evidencing the Senior Indebtedness, any agreement pursuant to which the Senior Indebtedness was issued or incurred or any instrument securing or relating to the Senior Indebtedness; release any person liable in any manner for the payment or collection of the Senior Indebtedness, exercise or refrain from exercising any rights in respect of the Senior Indebtedness against the Company or any other person; apply any moneys or other property paid by any person or released in any manner to the Senior Indebtedness; or accept or release any security for the Senior Indebtedness.

                  SECTION ____. NOTICE TO TRUSTEE OF SPECIFIED EVENTS; RELIANCE ON CERTIFICATE OF LIQUIDATING AGENT. The Company shall give prompt written notice to the Trustee and any paying agent of any fact known to the Company that would prohibit the making of any payment to or by the Trustee or any paying agent in respect of the Debentures pursuant to the provisions of this Article.

         Upon any distribution of assets of the Company or payment by or on behalf of the Company referred to in this Article Four, the Trustee and the holders of the Debentures shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 4.03 are pending, and the Trustee and the holders of the Debentures shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any such distribution to the Trustee or to the holders of the Debentures for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Four.

         SECTION ____. SUBROGATION. Subject to the payment in full of all amounts payable under or in respect of all Senior Indebtedness, in cash, the holders of the Debentures (together with holders of any other indebtedness; of the Company which is subordinate in right of payment to the payment of other indebtedness of the Company, but is not subordinate in right of payment to the Debentures and by its terms grants such right of subrogation to the holders thereof) shall be subrogated to the rights of the holders of Senior Indebtedness to receive distributions of assets of the Company or payments by or on behalf of the Company, made on the Senior Indebtedness, until the principal of (and premium, if any) and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no distributions or payments to the holders of Senior Indebtedness of any cash, property or securities to which the holders of the Debentures or the Trustee would be entitled except for the provisions of this Article Four, and no payment over pursuant to the provisions of this Article Four to the holders of Senior Indebtedness by the holders of the Debentures or the Trustee, shall, as between the Company, its creditors other than the holders of Senior Indebtedness and the holders of Debentures, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Article Four are, and are intended, solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Senior Indebtedness on the other hand.

         SECTION ____. OBLIGATION TO PAY NOT IMPAIRED. Nothing contained in this Article Four or elsewhere in this Indenture, or in the Debentures, is intended to or shall alter or impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of (and premium, if any) and interest on the Debentures at the time and place and at the rate and in the currency therein prescribed, or to affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the right, if any, under this Article Four of the holders of the Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         SECTION ____. RELIANCE BY SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS. Each holder of a Debenture by his acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Debentures, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness. The subordination provisions in this Article Four may be enforced directly by the holders of Senior Indebtedness.

         SECTION ____. SUBORDINATION NOT TO BE PREJUDICED BY CERTAIN ACTS. No present or future holder of Senior Indebtedness shall be prejudiced in his right to enforce subordination of the indebtedness evidenced by the Debentures by any act or failure to act in good faith by any such holder or by noncompliance by the Company with the terms and provisions and covenants herein regardless of any acknowledgment thereof any such holder may have or otherwise be charged with.

         SECTION ____. TRUSTEE AUTHORIZED TO EFFECTUATE SUBORDINATION. Each holder of Debentures by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in this Article Four and appoints the Trustee his attorney-in-fact for any and all such purposes including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, or receivership or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, to file a claim for the unpaid balance of its Debentures in the form required in said proceedings and to cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or proof, then the holders of the Senior Indebtedness shall have the right to file and are hereby authorized to file an appropriate claim or proof for and on behalf of the holders of said Debentures.

                                    EXHIBIT J

                      Form of Opinion of Borrower's Counsel


                                                              December 9, 1999



Bank of America, N.A.,
  as Administrative Agent and
  Each of the Lenders Party to the
  Credit Agreement Referenced Below
Bank of America Corporate Center
Charlotte, North Carolina 28255-0065

                  RE: $125,000,000 REVOLVING CREDIT AND LETTER OF CREDIT
                      FACILITIES AMONG BANK OF AMERICA, N.A.,
                      AS ADMINISTRATIVE AGENT, THE LENDERS PARTY THERETO AND SENSORMATIC ELECTRONICS CORPORATION AND CERTAIN OTHER BORROWER SUBSIDIARIES, AS BORROWERS
                      ---------------------------------------------------

Ladies and Gentlemen:

                  We have acted as special New York counsel to Sensormatic Electronics Corporation, a Delaware corporation (the "Parent"), in connection with the Revolving Credit Facility in the amount of $125,000,000 (the "Revolving Credit Facility"), including the $50,000,000 Letter of Credit Facility constituting part of the Revolving Credit Facility (the "LC Facility"), each being made available to the Parent by you on this date pursuant to the Credit Agreement of even date herewith among you, the Lenders and the Parent (the "Credit Agreement"), and the other transactions contemplated under the Credit Agreement.

                  This opinion is being delivered in accordance with the conditions set forth in SECTION 6.1 of the Credit Agreement. All capitalized terms not otherwise defined herein shall have the meanings provided therefor in the Credit Agreement.

                  As such counsel, we have reviewed forms of the following documents:

                  1.  the Credit Agreement;
                  2.  the Revolving Notes;

                  3.  the Competitive Bid Notes;
                  4.  the Swing Line Note; and
                  5.  the LC Account Agreement.

                  The documents described in items 1 through 5 immediately above are referred to herein as the "Loan Documents."

                  For purposes of the opinions expressed below, we have assumed that all natural persons executing the Loan Documents have legal capacity to do so; that all signatures (other than those of representatives of the Parent on the Loan Documents) on all documents submitted to us are genuine; that all documents submitted to us as originals are authentic; and that all documents submitted to us as certified copies or photocopies conform to the originals of such documents, which themselves are authentic.

                  In addition, for purposes of giving this opinion, we have examined such corporate records of the Parent, certificates of public officials, certificates of appropriate officials of the Parent, and such other documents, and have made such inquiries as we have deemed appropriate. As to matters of fact only, we have relied on the representations and warranties of the Parent set forth in the Loan Documents.

                  Based upon and subject to the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Parent is a corporation duly incorporated, validly existing and, based solely on a certificate of the Secretary of State of the State of Delaware dated December 1, 1999, in good standing under the laws of the State of Delaware. The Parent has full corporate power and authority to own its assets and conduct the businesses in which it is now engaged and as are expressly contemplated by the Loan Documents, and has full corporate power and authority to enter into each of the Loan Documents to which it is a party and to perform its obligations thereunder.

2. Each of the Loan Documents to which the Parent is a party has been duly authorized by the Board of Directors of the Parent (and by any required shareholder action), has been duly executed and delivered by the Parent.

3. The Credit Agreement constitutes the legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity (including, without limitation, as to the availability or non-availability of specific performance and other equitable remedies), whether considered in a proceeding at law or in equity.

4. Neither the execution or delivery of, nor performance by the Parent of its obligations under, the Loan Documents (a) does or will conflict with, violate or constitute a breach of (i) the charter or bylaws of the Parent, (ii) any laws, rules or regulations of the State of New York or federal laws, rules or regulations of the United States of America applicable to the Parent, or (iii) to our knowledge, any of the agreements of the Parent listed in Exhibit A hereto, being the agreements and instruments which the Parent has identified to us as being the material agreements relating to Indebtedness or the financing of receivables binding upon the Parent or any of its properties, (b) requires the prior consent of, notice to, license from or filing with any Governmental Authority which has not been duly obtained or made on or prior to the date hereof, or (c) does or will result in the creation or imposition of any lien, pledge, charge or encumbrance of any nature upon or with respect to any of the properties of the Parent.

5. To our knowledge, there is no pending or threatened, action, suit, investigation or proceeding (including, without limitation, any action, suit, investigation, or proceeding under any environmental or labor law), before or by any court, or governmental department, commission, board, bureau, instrumentality, agency or arbitral authority, (1) which calls into question the validity or enforceability of any of the Loan Documents, or the titles to their respective offices or authority of any officers of the Parent, or (2) in which there is a reasonable likelihood of an adverse decision which could reasonably be expected to have a Material Adverse Effect, except that we express no views as to the ultimate outcome of any of the proceedings described in Parent's reports on (i) Form 10-K for the fiscal year ended June 30, 1999 or (ii) Form 10-Q for the quarterly period ended September 30, 1999 (and any other actions, suits or proceedings based primarily on allegations similar to those contained in such proceedings) or as to whether or not such matters could reasonably be expected to have a Material Adverse Effect.

6. Assuming that the proceeds of the Loans and Letters of Credit are used solely as contemplated in Section 2.3 and 7.11 of the Credit Agreement, none of the transactions contemplated by the Credit Agreement, including, without limitation, the use of the proceeds of the Loans provided for in the Loan Documents, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, any regulations issued pursuant thereto, or regulations T, U or X of the Board of Governors of the Federal Reserve System.

7. We are qualified to practice in the State of New York and do not purport to be experts on any laws other than the federal laws of the United States, the State of New York and the General Corporation Law of the State of Delaware and this opinion is rendered only with respect to such laws. We have made no independent investigation of the laws of any other jurisdiction.

8. In rendering the opinions in paragraph 6 above, we have assumed that none of the proceeds of any Loans or Letters of Credit will be used by the Parent or any of its Subsidiaries, directly or indirectly, for the purposes of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and that none of the Parent or any of its Subsidiaries will be engaged primarily or as one of its important activities in the business of purchasing or carrying any such margin stock.

9. In rendering the opinions in paragraph 3 above, we have assumed, with your permission, that:


            (a) The Credit Agreement has been duly authorized, executed and delivered by the Administrative Agent and each of the Lenders and, to the extent provided therein, constitutes the legal, valid and binding obligation of the Administrative Agent and the Lenders, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity (including, without limitation, as to the availability or non-availability of specific performance and other equitable remedies), whether considered in a proceeding at law or in equity.

            (b) Neither the authorization, execution and delivery of the Credit Agreement or the Notes nor the consummation of the transactions contemplated therein, nor the fulfillment or compliance with the terms thereof, violates or will result in the violation of the provisions of any law, rule or regulation of the State of Florida (the jurisdiction in which the Parent is located), the State of North Carolina (the jurisdiction in which the Loans and Reimbursement Obligations in Dollars are to be paid), or of any other jurisdiction in which the Loans or Reimbursement Obligations are to be paid, or any other jurisdiction in which any Borrower may be located. Illegality in any of those jurisdictions could, in certain circumstances, affect the enforceability of the obligations of the Parent as Borrower or as guarantor under the guaranty set forth in
      Section 2.1(g) of the Credit Agreement. Nevertheless, we note that in a 1990 decision of the United States District Court for the Southern District of New York, a guarantor was unsuccessful in asserting illegality under the laws of the principal debtor's jurisdiction as a defense against payment under a guarantee that was stated to be governed by New York law, the court holding that extraterritorial effect would be given to the foreign law only by application of principles of comity. BANK LEUMI TRUST COMPANY OF NEW YORK V. DAVID WULKAN, 735 F. Supp. 72 (S.D.N.Y. April 2,
      1990). Without having made any specific inquiry into this matter, we are not aware of factors present in the Credit Agreement which, under circumstances existing today, would cause a court in the State of New York to apply principles of comity, but no confident conclusion can be expressed without a detailed examination of matters both intrinsic and extrinsic to the transaction, such as the laws, rules and regulations of each relevant jurisdiction, and the policies of relevant agencies of the government of the United States toward those jurisdictions and toward the particular matters that are the subject of the relevant foreign laws, rules and regulations to which extraterritorial effect would be given.

      The foregoing opinions are subject to the qualifications that:

            (I) We express no opinion as to (a) any Borrower's title to or rights in any of its assets or other properties; (b) the enforceability of the following Sections of the Credit Agreement: Section 1.2(j), Section
      12.6 (insofar as it purports to preclude the validity or effectiveness of non-written amendments, waivers or other modifications) or Section 12.10;
      (c) the jurisdiction of any court other than the courts of the State of New York over the subject matter of any dispute arising out of the Loan Documents or over the Parent or any other Borrower; (d) any waiver of rights to trial by jury or defenses based on an inconvenient forum; and
      (e) any provision of the Credit Agreement or the other Loan Documents purporting to provide for interest after judgment, to establish evidentiary standards, or to grant or waive rights of set-off or counterclaim.

            (II) Without limiting the generality of the statements in paragraph I above, we express no opinion as to the applicability of the laws of the State of Florida, the State of North Carolina or any other jurisdiction that may limit the enforceability of provisions for interest on defaulted obligations, or the maximum rate or amount of interest that may be charged, taken, collected or received with respect to the obligations under the Credit Agreement, the Notes or any of the other Loan Documents, or as to the effect of such laws (other than the State of New York), if applicable.

            (III) We point out that the enforceability of indemnities set forth in the Credit Agreement or the Notes may be limited by applicable securities laws, by public policy or by the discretion of the court, and in particular, we express no opinion as to the enforceability of any provision of the Loan Documents that purports to exculpate or indemnify any party for its own gross negligence or willful misconduct.

            (IV) Without limiting the exceptions to the opinion expressed in paragraph 3, we point out that, in applying general principles of equity, a court may decline to enforce the right of the Administrative Agent or the Lenders to accelerate the maturity of the Loans or to exercise other remedies in connection with a default if such rights were to be invoked in the context of a default that is immaterial, or in the context of fraud or exploitative overreaching by the Administrative Agent or any Lender, or unconscionable conduct by the Administrative Agent or any Lender to exploit a technical breach. Moreover, provisions of the Credit Agreement or the Notes that permit the Administrative Agent or any Lender to take actions or make determinations may be subject to requirements that such actions be taken and such determinations be made on a reasonable basis and in good faith.

            (V) We caution you that not all of the waivers and consents set forth in Section 2.1(g) of the Credit Agreement (the Parent guaranty) necessarily would be given effect in the State of New York. For example, the Lenders' purported right, set forth in Section 2.1(g)(ii)(B)(iii) of the Credit Agreement, to change the time, manner or place of payment of, or any other term of, the Obligations, without affecting their rights under said Section 2.1(g) might, notwithstanding those provisions, affect the rights of the Administrative Agent or Lenders against the Parent, especially if the relevant change, amendment, waiver or consent were to be of an essential term of the Credit Agreement or the Notes, or were to be so extensive as to create a new contract. Nevertheless, we do not believe that the inclusion of such provisions would render Section 2.1(g) invalid or otherwise unenforceable. We also note that a decision of the United States District Court for the Southern District of New York held that a "sweeping waiver" of the type set forth in portions of said Section 2.1(g)(ii)(B)(iii) was enforceable, notwithstanding allegations of tortious interference with contractual relations, interference with prospective economic advantage, negligence and violations of certain laws. AMERICAN EXPRESS BANK, LTD. V. PETER L. COKER, ET AL., 1990 WL 100888 (S.D.N.Y. July 13, 1990).

            (VI) We wish to point out further that, if enforcement of the obligations of the Parent or any other Borrower were to be sought in the State of New York with respect to obligations denominated in a currency other than U.S. Dollars, (a) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in a currency other than U.S. Dollars (a "Foreign Currency") may be rendered in such Foreign Currency, and if so would be converted into U.S. Dollars at the rate of exchange prevailing on the date of entry of the judgment; and (b) a judgment rendered by a Federal court in New York in respect of an obligation denominated in a Foreign Currency may be expressed in U.S. Dollars, but we express no opinion as to the rate of exchange such court would apply.

            (VII) We note further that the willingness of any United States federal court to accept jurisdiction over any dispute arising out of the Credit Agreement or any of the other Loan Documents may, notwithstanding the submission by the Borrowers to the personal jurisdiction of certain federal courts pursuant to Section 12.15 of the Credit Agreement, be subject to applicable law and to such court's discretion.

                  As to any matters regarding the laws of the State of Florida, we have relied, with your permission, solely on the opinion of Walter Engdahl, dated December 9, 1999, addressed to you, a copy of which is annexed to this letter as Appendix A. We have no knowledge of, and have made no independent investigation of, any matters of Florida law.

                  In this opinion letter, the phrase "to our knowledge" means to the actual knowledge of those attorneys in our firm who are actively involved in work on behalf of the Parent, without independent investigation outside the firm. The phrase "legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms" means that the obligation in question is of the type that is capable of enforcement under the law of the State of New York, but does not mean that such obligation necessarily would be enforced by a court in all circumstances. In addition, if any obligation is enforced, we express no opinion as to what remedy, whether or not specified in the Credit Agreement or the other Loan Documents, would be awarded.

                  This opinion speaks only as of the date hereof, and we do not undertake any duty to advise you of any change herein. Without limiting the generality of the foregoing, we note that certain agreements to which the Borrowers now are or hereafter may become parties may contain limitations on the incurrence from time to time of Indebtedness and other obligations by the Parent and its Subsidiaries, which limitations could be violated by a borrowing of Loans or the issuance of Letters of Credit under the Credit Agreement by the Parent or the other Borrowers. We do not undertake to advise you of those circumstances.

                  Our opinions contained herein are rendered at the request of the Parent solely in connection with the transactions contemplated under the Loan Documents and may not be relied upon in any manner by any Person other than the addressees hereof, any successor or assignee of any addressee (including successive assignees) and any Person who shall acquire a participation interest in the interest of any Lender (collectively, the "Reliance Parties"), or by any Reliance Party for any other purpose. Our opinions herein shall not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purpose whatsoever, or furnished to any Person other than a Reliance Party (or a Person considering whether to become a Reliance Party), except as may be required of any Reliance Party by applicable law or regulation or in accordance with any auditing or oversight function or request of regulatory agencies to which a Reliance Party is subject.

                                Very truly yours,

                                    EXHIBIT A
                               MATERIAL AGREEMENTS

Note Agreement, dated as of January 15, 1993, of Sensormatic Electronics Corporation ("Sensormatic") to each of the Purchasers named therein, and related documents, for the issuance and sale by Sensormatic of $135,000,000 aggregate principal amount of its Senior Notes.

Note Agreement, dated as of March 29, 1996, of Sensormatic to each of the Purchasers named therein, and related documents, for the issuance and sale by Sensormatic of $350,000,000 aggregate principal amount of its Senior Notes.

Receivables Purchase Agreement, dated as of July 31, 1996, among Sensormatic, NationsBank National Association (South) ("NationsBank"), together with such other financial institutions that may become parties thereto, as Purchaser, and NationsBank, as Agent.

Amended and Restated Multicurrency Revolving Credit Agreement, dated as of March 18, 1997, as amended, by and among Sensormatic, the other Borrowing Subsidiaries which may form time to time become parties thereto, the Banks, BankBoston, N.A., as Agent for the Banks, and NationsBank, N.A., as Syndication Agent.

Receivables Purchase Agreement, dated as of June 27, 1997, as heretofore amended, between Sensormatic and Sensor SPC Inc.

Purchase and Sale Agreement, dated as of April 16, 1999, as heretofore amended, among First Sierra Financial, Inc., Sensormatic Electronics Corporation and Sensor SPC Inc.

Master Program Agreement, dated as of April 16, 1999 by and between First Sierra Financial, Inc. and Sensormatic Electronics Corporation.

Servicing Agreement, dated as of April 16, 1999 by and between First Sierra Financial, Inc. and Sensormatic Electronics Corporation.

Guarantee of the Sensormatic Electronics Corporation, dated 24 March 1997 in favor of Mont Blanc Receivables Financing Limited, Bankers Trustee Company Limited and MBRF Trustee Limited, with respect to the obligations of Sensormatic Holdings Limited, Sensormatic Limited, Sensormatic CamEra Limited and Sensormatic Finance Limited arising under the Sensormatic Standard Terms and Conditions in relation to the Sensormatic Offer to Sell, the Sensormatic Framework Agreement, the Sensormatic Subordinated Loan Facility Agreement, the Sensormatic Bank Account Agreement, the Deed of Joinder, and the Sensormatic Administration Agreement referred to in such Guarantee.

Factoring Agreement, dated as of November 1, 1995, between Sensormatic Electronics Corporation and the CIT Group/Commercial Services, Inc., as amended.

Receivables Purchase Facility Agreement, dated as of December 21, 1995, among Certain Designated Subsidiaries of Sensormatic Electronic Corporation, Sensormatic Electronic Corporation, ABN Amro Bank (Belgie) N.V. as Agent and the Banks party thereto. Guarantee by Sensormatic Electronics Corporation, dated 23 June 1999, in favor of Franfinance S.A. relating to the Protocol Agreement dated June 1999 between Sensormatic E.C. S.r.l and Franfinance S.A.

1997 Guarantee by Sensormatic Electronics Corporation in favor of Franfinance S.A. relating to the Financial Leasing Contract dated September 21, 1995 between Franfinance Location S.A. and Sensormatic France S.A.

Guarantee of Sensormatic Electronics Corporation in favor of Newcourt AG & Co., relating to the Lease Financing Program Agreement, dated 2 August 1995, and the Portfolio Acquisition Agreement, dated 30 September 1999, between Sensormatic GmbH and Newcourt AG & Co.

                                                                      APPENDIX A





                                                              December 9, 1999



Bank of America, N.A.,
  as Administrative Agent and
  Each of the Lenders Party to the
  Credit Agreement Referenced Below
Bank of America Corporate Center
Charlotte, North Carolina 28255-0065

                  RE:  $125,000,000 REVOLVING CREDIT AND LETTER OF
                       CREDIT FACILITIES AMONG BANK OF AMERICA, N.A.,
                       AS ADMINISTRATIVE AGENT, THE LENDERS PARTY THERETO AND SENSORMATIC ELECTRONICS CORPORATION AND CERTAIN OTHER BORROWER SUBSIDIARIES, AS BORROWERS
                       ---------------------------------------------------


Ladies and Gentlemen:

                  I am the Vice President-General Counsel of Sensormatic Electronics Corporation (the "Parent") and as such I am generally familiar with the terms of the Credit Agreement of even date herewith among you, the Lenders and the Parent (the "Credit Agreement"), and the other transactions contemplated under the Credit Agreement.

                  This opinion is being delivered in accordance with the conditions set forth in SECTION 6.1 of the Credit Agreement. All capitalized terms not otherwise defined herein shall have the meanings provided therefor in the Credit Agreement.

                  As such counsel, I have reviewed forms of the following documents:

                  1.  the Credit Agreement;
                  2.  the Revolving Notes;
                  3.  the Competitive Bid Notes;
                  4.  the Swing Line Note; and
                  5.  the LC Account Agreement.

                  The documents described in items 1 through 5 immediately above are referred to herein as the "Loan Documents."

                  For purposes of the opinions expressed below, I have assumed that all natural persons executing the Loan Documents have legal capacity to do so; that all signatures (other than those of representatives of the Parent on the Loan Documents) on all documents submitted to me are genuine; that all documents submitted to me as originals are authentic; and that all documents submitted to me as certified copies or photocopies conform to the originals of such documents, which themselves are authentic.

                  In addition, for purposes of giving this opinion, I have examined such corporate records of the Parent, certificates of public officials, certificates of appropriate officials of the Parent, and such other documents, and have made such inquiries as I have deemed appropriate. As to matters of fact only, I have relied on the representations and warranties of the Parent set forth in the Loan Documents.

                  Based upon and subject to the foregoing, and subject to the further assumptions and qualifications set forth below, it is my opinion that:

                  1. Based solely on a certificate of the Secretary of State of the State of Florida dated December 1, 1999, the Parent is in good standing as a foreign corporation in the State of Florida.

                  2. The execution, delivery and performance by the Parent of the Credit Agreement and the other Loan Documents (a) do not contravene, or constitute a default under, any provision of applicable law, rule or regulation of the State of Florida, and (b) do not require any registration or consent by or filing with any governmental authority of the State of Florida.

                  3. Assuming that no Note has been executed or delivered in the State of Florida, and that no Bank brings its Note into or holds its Note in the State of Florida for any purpose whatsoever, there is no Florida documentary stamp tax payable in the State of Florida in connection with the execution, delivery or performance by the Borrowers of the Credit Agreement or the other Loan Documents.

                  I am qualified to practice law in the State of Florida and do not purport to be expert on any laws other than the laws of the State of Florida, and this opinion is rendered only with respect to such laws. I have made no investigation of the laws of any other jurisdiction.

                  My opinions contained herein are rendered at the request of the Parent solely in connection with the transactions contemplated under the Loan Documents and may not be relied upon in any manner by any Person other than the addressees hereof, any successor or assignee of any addressee (including successive assignees) and any Person who shall acquire a participation interest in the interest of any Lender (collectively, the "Reliance Parties"), or by any Reliance

Party for any other purpose. My opinions herein shall not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purpose whatsoever, or furnished to any Person other than a Reliance Party (or a Person considering whether to become a Reliance Party), except as may be required of any Reliance Party by applicable law or regulation or in accordance with any auditing or oversight function or request of regulatory agencies to which a Reliance Party is subject.


                  This opinion speaks only as of the date hereof, and I do not undertake any duty to advise you of any changes herein.



                                          Very truly yours,



                                          Walter A. Engdahl

                                    EXHIBIT K

                             Compliance Certificate

Bank of America, N.A.,
as Administrative Agent
101 North Tryon Street, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention: Agency Services
Telefacsimile:  (704) 386-9923

Bank of America, N.A.,
as Administrative Agent

---------------------------------------

---------------------------------------
Attention:
          -----------------------------
Telefacsimile:    (___) ___-____

         Reference is hereby made to the Credit Agreement dated as of December 9, 1999 (the "Agreement") among Sensormatic Electronics Corporation, a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement) and Bank of America, N.A., as Administrative Agent for the Lenders ("Administrative Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of __________ (the "Determination Date") as follows:

1.       Calculations:

                        COMPLIANCE CERTIFICATE WORKSHEET



         A.       Net Worth

                  Consolidated Net Worth at such time of determination                           $__________
                  (Not to be less than the amount set forth in SECTION 11.1
                  of the Credit Agreement

         B.       Consolidated Senior Leverage Ratio

                  (1)      Consolidated Senior Indebtedness outstanding at                       $__________
                           such time of determination


                  (2)      Subordinated Indebtedness at such time of                             $__________
                           determination

                  (3)      1 minus 2                                                             $__________

                  (4)      Consolidated Total Capitalization at such time                        $__________
                           of determination

                  (5) Amount of item (3) not to exceed 50% of amount of item (4)

         C.       Consolidated Leverage Ratio

                  (1)      Consolidated Indebtedness outstanding at such                         $__________
                           time of determination

                  (2)      Consolidated Total Capitalization at such time                        $__________
                           of determination

                  (3) Amount of item (1) not to exceed 55% of amount of item (2)

         D.       Consolidated Interest Coverage Ratio

                  (1)      Consolidated EBIT                                                     $__________

                  (2)      Consolidated Interest Expense                                         $__________

                  (3)      Ratio of (1) to (2)                                                   ____ to 1.00

                  (4)      Item (3) must not be less than .55 to 1.00

         E.       Capital Expenditures

                  (1)      Capital Expenditures for Fiscal Year ending ________                  $__________

                  (2)      Amount of Item (1) must not exceed $75,000,000

2.       No Default

                  A. Since __________ (the date of the last similar certification), no Default or Event of Default specified in ARTICLE X of the Agreement has occurred and is continuing.

                  B. If a Default or Event of Default has occurred since __________ (the date of the last similar certification), the Borrower proposes to take the following action with respect to such Default or Event of Default: _____________________________________________________
         _____________________________________________________________________.
                  (NOTE, if no Default or Event of Default has occurred, insert "Not Applicable").

         The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with SECTION 8.1 of the Agreement.

         IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, _______.


                                    By:
                                       ----------------------------------------
                                             Authorized Representative

                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    EXHIBIT L

                            Form of Assumption Letter

                                     [Date]

To Bank of America, N.A., as
Administrative Agent and
the Lenders party to the Credit
Agreement referred to below

Ladies and Gentlemen:

         Reference is made to the Credit Agreement dated as of December 9, 1999 among Sensormatic Electronics Corporation (the "Parent"), the Borrowing Subsidiaries from time to time party thereto, the financial institutions from time to time party thereto as Lenders and Bank of America, N.A., as Administrative Agent (as amended, restated or otherwise modified from time to time, the "Credit Agreement"). Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         1.       BORROWING SUBSIDIARY.

         (i) The undersigned, _________________ (the "Subsidiary") a ______________ corporation and a Subsidiary of the Parent, proposes to become a "Borrowing Subsidiary" under the Credit Agreement, and accordingly hereby agrees that from the date hereof until the payment in full of the principal of and interest on all Loans made to it or on its behalf and termination of all Letters of Credit issued for its benefit under the Credit Agreement and performance of all of its other obligations thereunder, and termination of its status as a "Borrowing Subsidiary" as provided below, it shall perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a "Borrowing Subsidiary" or a "Borrower". In addition, the Subsidiary hereby represents and warrants that: (i) each of the representations and warranties set forth in ARTICLE VII of the Credit Agreement is true and correct with respect to the Subsidiary as of the date hereof and (ii) it has heretofore received a true and correct copy of the Credit Agreement (including any amendments thereto, modifications thereof or waivers thereunder) as in effect on the date hereof.

         (ii) So long as the principal of and interest on all Loans made to the Subsidiary or on its behalf under the Credit Agreement shall have been paid in full and all Letters of Credit issued for its benefit terminated and all other obligations of the Subsidiary under the Credit Agreement shall have been fully performed, the Subsidiary may, by not less than five Business Days' prior notice to the Administrative Agent, terminate its status as a "Borrowing Subsidiary."

         2. CONDITIONS PRECEDENT. No Lender shall make any Loan to or on behalf of the Subsidiary unless the Subsidiary has furnished to the Administrative Agent, with sufficient copies for the Lenders, the following items:

         (i) Copies of the articles of incorporation or similar organizational documents of the Subsidiary, together with all amendments, and a certificate of good standing (if available), both certified by the appropriate governmental officer in its jurisdiction of incorporation.

         (ii) Copies, certified by an appropriate officer or director of the Subsidiary, of its bylaws or similar organizational documents and of its Board of Directors resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of this Assumption Letter and all other Loan Documents to which the Subsidiary is a party.

         (iii) An incumbency certificate, executed by an appropriate officer or director of the Subsidiary, which shall identify by name and title and bear the signature of the officers or directors of the Subsidiary authorized to sign this Assumption Letter and the other Loan Documents to which it is a party and to request Loans thereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Subsidiary.

         (iv) A written opinion of counsel to the Subsidiary, addressed to the Lenders, in form and substance satisfactory to the Administrative Agent.

         (v) Notes issued by the Subsidiary to the order of each of the Lenders.

         (vi) Written money transfer instructions, in substantially the form of EXHIBIT "A" attached hereto addressed to the Administrative Agent on behalf of the Subsidiary and signed by duly authorized officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

         (vii) Such other documents as any Lender or its counsel may have reasonably requested.

         3. REPRESENTATIONS. The Subsidiary further represents and warrants to the Lenders as follows:

         (i)      EXISTENCE AND POWER. The Subsidiary and each of its
                  Subsidiaries:

                  (a) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                  (b) has the power and authority and governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under this Assumption Letter and the Loan Documents;

                  (c) is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except to the extent failure to so qualify would not have a Material Adverse Effect; and

                  (d) is in compliance with all laws, rules and regulations, except to the extent the failure to so comply would not have a Material Adverse Effect.

         (ii) AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Subsidiary and its Subsidiaries of this Assumption Letter and each other Loan Document to which such Person is party have been duly authorized by all necessary action and do not and will not:

                  (a) contravene the terms of any of that Person's Organization Documents;

                  (b) conflict with or result in a material breach or contravention of, or the creation of any Lien under, any document evidencing any material contractual obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

                  (c) violate any laws, rules or regulations applicable to it.

         (iii) GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Subsidiary or any of its Subsidiaries of this Assumption Letter or any other Loan Document.

         (iv) BINDING EFFECT. This Assumption Letter and each other Loan Document to which the Subsidiary or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Subsidiary and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability).

         (v) FILING. To ensure the enforceability or admissibility in evidence of this Assumption Letter, the Notes issued by the Subsidiary or any of the other Loan Documents in the

                  Subsidiary's country of organization or incorporation and country which is its principal place of business (each, a "Subject Country"), it is not necessary that this Assumption Letter or such Notes or any other documents be filed or recorded with any court or other authority in any Subject Country or that any stamp or similar tax be paid in respect of this Assumption Letter or such Notes or any other documents. The qualification by any Lender or the Administrative Agent for admission to do business under the laws of any Subject Country does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Lender or the Administrative Agent of any right, privilege, or remedy afforded to any Lender or the Administrative Agent in connection with the Loan Documents or the enforcement of any such right, privilege, or remedy. The performance by any Lender or the Administrative Agent of any action required or permitted under the Loan Documents will not violate any law or regulation of any Subject Country or any political subdivision thereof or result in any tax liability or other unfavorable consequence to such party pursuant to the laws of any such Subject Country or political subdivision or taxing authority thereof or any rule or regulation of any federation or organization or similar entity of which such Subject Country is a member.

         (vi) NO IMMUNITY. Neither the Subsidiary nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process. The Subsidiary's execution and delivery of this Assumption Letter and the other Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

         (vii) CREDIT AGREEMENT. Affirms each of the representations and warranties contained in ARTICLE VII of the Credit Agreement.

         4. THE PARENT GUARANTY OF SUBSIDIARY OBLIGATIONS. The Parent expressly agrees as follows:

         (i) DIRECT OBLIGATIONS. The Parent hereby unconditionally and irrevocably affirms to the Lenders its direct liability for, and guarantees to the Lenders, the due and punctual payment of all obligations and liabilities of the Subsidiary to the Lenders, whether arising under this Assumption Letter, the Credit Agreement, the other Loan Documents or any other documents related thereto (collectively, the "Borrowing Subsidiary Obligations") including, but not limited to, the due and punctual payment of principal of and interest on the Notes issued by the Subsidiary, and punctual payment of all other sums now or hereafter owed by the Subsidiary under this Assumption Letter, the Credit Agreement, the Loan Documents, any Note issued by the Subsidiary and any other document related thereto as and when the same shall become due (whether by acceleration or otherwise) and according to the terms hereof and thereof. In case of failure by the Subsidiary punctually to pay any Borrowing Subsidiary Obligation, the Parent hereby unconditionally agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by the Subsidiary.

         (ii) OBLIGATIONS UNCONDITIONAL. The obligations of the Parent under this Assumption Letter shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                           (a) any extension, renewal, settlement, compromise,
                  waiver or release in respect of any obligation of the Subsidiary (or any other Borrowing Subsidiary) or under any Note or other agreement issued or entered into by any Subsidiary (or any other Borrowing Subsidiary), by operation of law or otherwise;

                           (b) any modification or amendment of or supplement to
                  this Assumption Letter or any Loan Document;

                           (c) any compromise, settlement, modification,
                  amendment, waiver, release, non-perfection or invalidity of or to any direct or indirect security, guarantee or other liability of any third party with respect to any Borrowing Subsidiary Obligation;

                           (d) any change in the corporate existence, structure,
                  or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, the Subsidiary (or any other Borrowing Subsidiary) or their assets or any resulting release or discharge of any Borrowing Subsidiary Obligation;

                           (e) the existence of any claim, set-off or other
                  right which the Parent may have at any time against the Subsidiary (or any other Borrowing Subsidiary), the Administrative Agent, any Lender or any other Person, whether or not arising in connection with this Assumption Letter or any other Loan Document; provided, however, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                           (f) any invalidity or unenforceability relating to or
                  against the Subsidiary (or any other Borrowing Subsidiary) for any reason of this Assumption Letter or any Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Subsidiary (or any other Borrowing Subsidiary) of the principal of or interest on any Note issued by the Subsidiary (or any other Borrowing Subsidiary) or any other amount payable by the Subsidiary (or any other Borrowing Subsidiary) under this Assumption Letter, the Credit Agreement or any Loan Document; or

                           (g) any other act or omission to act or delay of any
                  kind by the Subsidiary (or any other Borrowing Subsidiary), the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Parent under this Assumption Letter, the Credit Agreement or any Loan Document.

         (iii) DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The Parent's obligations hereunder shall remain in full force and effect until each Commitment has expired or is terminated and the principal of and interest on the Notes and all other Obligations payable under this Assumption Letter and the Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note issued by the Subsidiary or any other amount payable by the Subsidiary under this Assumption Letter or any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Subsidiary or otherwise, the Parent's obligations under this Assumption Letter with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time. This provision shall survive the termination of this Assumption Letter and the payment in full of the Obligations.

         (iv) WAIVER. The Parent irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Subsidiary or any other Person. The Parent waives any benefit of the collateral, if any, which may from time to time secure the Obligations or any part thereof and authorizes the Administrative Agent or the Lenders to take any action, or exercise any remedy with respect thereto, which the Administrative Agent or the Lenders in its or their sole discretion shall determine, without notice to the Parent.

         (v) STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by the Subsidiary under this Assumption Letter or any of the Loan Documents is stayed upon the insolvency, bankruptcy or reorganization of the Subsidiary or any other Person, all such amounts otherwise subject to acceleration under the terms of this Assumption Letter or any Loan Document shall nonetheless be payable by the Parent hereunder forthwith on demand by the Administrative Agent.

         (vi) PAYMENTS. All payments to be made by the Parent pursuant to this Assumption Letter shall be made at the times and in the manner and in the currency prescribed for payments in the Credit Agreement.

         (vii) DELAY OF SUBROGATION. Until the Parent's obligations under this Assumption Letter have been paid in full and terminated, the Parent shall not exercise any right of subrogation with respect to payments made by the Parent pursuant to this Assumption Letter.

         5. NOTICE. Any notice to be given to the Subsidiary may be given to the Parent (and shall conclusively be deemed to have been received by the Subsidiary when received, or deemed received, by the Parent) in the manner set forth in the Credit Agreement. The Subsidiary agrees that the Parent may give notices under this Assumption Letter and the Loan Documents on behalf of the Subsidiary, and that any such notice given by the Parent on behalf of the Subsidiary shall be binding upon the Subsidiary.

         6.       JURISDICTION AND GOVERNING LAW.

         (i) Without limiting the provisions of SECTION 12.15 of the Credit Agreement, the Subsidiary and the Parent each irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the United States federal court for the Middle District of Florida or any Florida state court, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Assumption Letter, the Credit Agreement or any other Loan Document or for recognition or enforcement of any judgment relating thereto, and the Subsidiary and the Parent each irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court.

         (ii) This Assumption Letter shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of New York; provided that the Administrative Agent and the Lenders shall retain all rights arising under federal law.



                               [signatures follow]

         IN WITNESS WHEREOF, the Subsidiary has duly executed and delivered this Assumption Letter as of the date and year first above written.

                                       [NAME  OF  BORROWING SUBSIDIARY]

                                       By
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             -----------------------------------


Agreed and Consented to:

SENSORMATIC ELECTRONICS CORPORATION

By
  -------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

                                   EXHIBIT "A"
                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To:      Bank of America, N.A., as Administrative Agent
         (the "Administrative Agent") under the
         Credit Agreement Described Below.

RE: Credit Agreement dated as of December 9, 1999 (as the same may be amended, modified or supplemented, the "Credit Agreement"), among Sensormatic Electronics Corporation, (the "Parent"), various Borrowing Subsidiaries thereof, Bank of America, N.A., as Administrative Agent, and the Lenders named therein. Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

         The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Loans or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by [NAME OF BORROWING SUBSIDIARY] (the "Borrowing Entity"), provided, however, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Borrowing Entity in accordance with SECTION
12.2 of the Credit Agreement or based on any telephonic notice made in accordance with any other applicable provision of the Credit Agreement.

Facility Identification Number(s)
                                 -----------------------------------------------

Customer/Account Name
                     -----------------------------------------------------------

Transfer Funds to
                 ---------------------------------------------------------------

                 ---------------------------------------------------------------

                 ---------------------------------------------------------------

For Account No.
               -----------------------------------------------------------------

Reference/Attention To
                      ----------------------------------------------------------

Authorized Officer (Customer Representative)     Date
                                                     ---------------------------

-------------------------------------------          --------------------------
(Please Print)                                              (Signature)

Bank Officer Name                                Date
                                                     ---------------------------

-------------------------------------------          ---------------------------
(Please Print)                                               (Signature)


    (DELIVER COMPLETED FORM TO CREDIT SUPPORT STAFF FOR IMMEDIATE PROCESSING)

                                    EXHIBIT M

                           Form of Amendment Agreement
                              Amendment No. ___ to

                                Credit Agreement

         THIS AMENDMENT AGREEMENT is made and entered into this _____ day of ________, ____, by and among SENSORMATIC ELECTRONICS CORPORATION, a Florida corporation (herein called the "Parent"), the BORROWING SUBSIDIARIES parties hereto, if any (the Parent and each Borrowing Subsidiary is individually referred to as a "Borrower" and collectively as the "Borrowers"), BANK OF AMERICA, N.A. (the "Administrative Agent"), as Administrative Agent for the lenders (the "Lenders") party to a Credit Agreement dated December 9, 1999 among such Lenders, the Parent and the Administrative Agent, as amended (the "Agreement") and a new Lender party to this Amendment Agreement (the "New Lender").

                              W I T N E S S E T H:

         WHEREAS, the Parent, the Agent and the Lenders have entered into the Agreement pursuant to which the Lenders have agreed to make revolving loans to the Borrowers in the principal amount of $115,000,000 as evidenced by the Notes (as defined in the Agreement); and

         WHEREAS, the New Lender has agreed to provide to the Borrowers Loans and participations in Letters of Credit of up to $__________ thereby increasing the Total Revolving Credit Commitment to $___________ and the parties hereto desire to amend the Agreement in the manner herein set forth effective as of the date hereof;

         NOW, THEREFORE, the Borrower, the Administrative Agent and the New Lender do hereby agree as follows:

         1. DEFINITIONS. The term "Agreement" as used herein and in the Loan Documents (as defined in the Agreement) shall mean the Agreement as hereby amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

         2. AMENDMENTS. Subject to the conditions hereof, the Agreement is hereby amended, effective as of the date hereof, by deleting EXHIBIT A and inserting in lieu thereof EXHIBIT A attached hereto, and the New Lender agrees by the execution of this Amendment Agreement that it shall be a party to the Agreement as a "Lender" and shall provide to the Borrower its Revolving Credit Commitment in the amount set forth in EXHIBIT A attached hereto.

         3. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby certifies that:

                  (a) The representations and warranties made by Borrower in
         ARTICLE VII thereof are true in all material respects on and as of the date hereof except that the financial statements referred to in SECTION 7.6(a) shall be those most recently furnished to each Lender pursuant to SECTION 8.1(a) and (b);

                  (b) There has been no material adverse change in the condition, financial or otherwise, of the Parent and its Subsidiaries since the date of the most recent financial reports of the Parent received by each Lender under SECTION 7.6(a), or if more recent, those received under SECTION 8.1 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change; and

                  (c) No event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constituted a Default or an Event of Default on the part of the Borrower under the Agreement or the Notes either immediately or with the lapse of time or the giving of notice, or both.

         4. CONDITIONS. As a condition to the effectiveness of this Amendment Agreement, the Borrowers shall deliver, or cause to be delivered to the Administrative Agent, the following:

                  (a) Four (4) executed counterparts of this Amendment Agreement; and

                  (b) A fully-executed Revolving Note and Competitive Bid Note payable to the Lender in the amount of Lender's Revolving Credit Commitment.

         5. OTHER DOCUMENTS. All instruments and documents incident to the consummation of the transactions contemplated hereby shall be satisfactory in form and substance to the Administrative Agent and its counsel; the Administrative Agent shall have received copies of all additional agreements, instruments and documents which it may reasonably request in connection therewith, including evidence of the authority of Borrowers to enter into the transactions contemplated by this Amendment Agreement, in each case such documents, when appropriate, to be certified by appropriate corporate or governmental authorities; and all proceedings of the Borrowers relating to the matters provided for herein shall be satisfactory to the Administrative Agent and its counsel.

         6. ENTIRE AGREEMENT. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement or otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms of conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         7. FULL FORCE AND EFFECT OF AGREEMENT. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                          SENSORMATIC ELECTRONICS CORPORATION

WITNESS:

                                          By:
----------------------------                 ----------------------------------
                                          Name:
                                               --------------------------------

                                          Title:
----------------------------                    -------------------------------

                                          BORROWING SUBSIDIARY:

                                          --------------------------------------
                                                      [Insert Name]

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                               --------------------------------

                                      BANK OF AMERICA, N.A., as Administrative
                                      Agent

                                      By:
                                         ----------------------------------
                                      Name:
                                           --------------------------------
                                      Title:
                                           --------------------------------

                                          --------------------------------------
                                          [Insert Name of Lender]


                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                               --------------------------------

                                    EXHIBIT A

                        Applicable Commitment Percentages

                                                                                                 Applicable
                                                     Revolving Credit                            Commitment
Lender                                               Commitment                                  Percentage
------                                               ----------                                  ----------
Bank of America, N.A.                                $                                                    %

SunTrust Bank, South Florida, N.A.                   $

Bank One, N.A. (Chicago Main Office)                 $

BankBoston, N.A.                                     $

Dresdner Bank Lateinamerika AG,
Miami Agency                                         $

                                                     $
--------------------------                            ---------                                  --------

                  Total                              $                                           100%
                                                      ---------